DB1/ 157873410.10 EXECUTION VERSION Deal CUSIP: 20849LAA4 Revolving Loan CUSIP: 20849LAB2 Delayed Draw Term Loan CUSIP: 20849LAC0 CREDIT AGREEMENT among CONSENSUS CLOUD SOLUTIONS, INC., a Delaware corporation, THE LENDERS FROM TIME TO TIME PARTY HERETO, and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, and U.S. BANK NATIONAL ASSOCIATION, CITIZENS BANK, NATIONAL ASSOCIATION and FLAGSTAR BANK, NATIONAL ASSOCIATION as Joint Lead Arrangers and Joint Book Runners Dated as of July 9, 2025

TABLE OF CONTENTS Page i SECTION 1. DEFINITIONS ....................................................................................................... 1 1.1 Defined Terms ....................................................................................................... 1 1.2 Other Definitional Provisions; Interpretation ...................................................... 41 1.3 Term SOFR Notification; Availability of Daily Simple SOFR ........................... 43 SECTION 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS ............................................................................. 44 2.1 Revolving Loans and Letters of Credit Revolving Loan Commitments ............. 44 2.2 Delayed Draw Term Loans .................................................................................. 46 2.3 Optional Prepayments; Optional Commitment Reductions ................................. 47 2.4 Mandatory Prepayments; Scheduled Delayed Draw Term Loan Principal Payments .............................................................................................................. 48 2.5 Conversion and Continuation Options ................................................................. 49 2.6 Minimum Amounts; Limitation on Number of Borrowings................................ 50 2.7 Interest Rates and Payment Dates ........................................................................ 50 2.8 Computation of Interest and Fees ........................................................................ 51 2.9 Benchmark Replacement ..................................................................................... 51 2.10 Pro Rata Treatment and Payments ....................................................................... 53 2.11 Illegality ............................................................................................................... 53 2.12 Increased Costs .................................................................................................... 54 2.13 Taxes .................................................................................................................... 55 2.14 Indemnity ............................................................................................................. 59 2.15 Mitigation of Costs .............................................................................................. 59 2.16 Unused Commitment Fees ................................................................................... 59 2.17 Substitution and Removal of Lenders .................................................................. 60 2.18 Defaulting Lenders............................................................................................... 61 2.19 Issuance of Letters of Credit ................................................................................ 63 2.20 Cash Collateral ..................................................................................................... 66 2.21 Swing Line Loans ................................................................................................ 67 2.22 Incremental Commitment .................................................................................... 70 2.23 Inability to Determine Rates ................................................................................ 72 SECTION 3. REPRESENTATIONS AND WARRANTIES.................................................... 73 3.1 Financial Condition .............................................................................................. 73

TABLE OF CONTENTS (continued) Page ii 3.2 Corporate Existence; Compliance with Law, Etc ................................................ 73 3.3 Corporate Power; Authorization; Consents; Enforceable Obligations ................ 74 3.4 No Legal Bar ........................................................................................................ 75 3.5 No Material Litigation ......................................................................................... 75 3.6 Ownership of Property; Liens; Condition of Properties ...................................... 75 3.7 Environmental Matters......................................................................................... 75 3.8 Intellectual Property ............................................................................................. 75 3.9 Taxes .................................................................................................................... 76 3.10 Federal Regulations ............................................................................................. 76 3.11 ERISA Compliance .............................................................................................. 76 3.12 Investment Company Act .................................................................................... 77 3.13 Subsidiaries .......................................................................................................... 77 3.14 Purpose of Loans and Letters of Credit ............................................................... 77 3.15 Accuracy and Completeness of Information ........................................................ 77 3.16 Permits, Etc .......................................................................................................... 78 3.17 Capital Structure and Equity Ownership ............................................................. 78 3.18 Insolvency ............................................................................................................ 78 3.19 Labor Matters ....................................................................................................... 78 3.20 Outbound Investment Rules ................................................................................. 78 SECTION 4. CONDITIONS PRECEDENT ............................................................................. 79 4.1 Conditions to Closing Date .................................................................................. 79 4.2 Conditions to Each Loan and Letter of Credit ..................................................... 82 SECTION 5. AFFIRMATIVE COVENANTS ......................................................................... 83 5.1 Financial Statements ............................................................................................ 83 5.2 Certificates; Other Information ............................................................................ 84 5.3 Payment of Obligations........................................................................................ 86 5.4 Conduct of Business and Maintenance of Existence ........................................... 86 5.5 Maintenance of Property; Insurance .................................................................... 86 5.6 Inspection of Property; Books and Records; Discussions ................................... 87 5.7 Use of Proceeds.................................................................................................... 87 5.8 Hedging Obligations ............................................................................................ 88

TABLE OF CONTENTS (continued) Page iii 5.9 Anti-Corruption Laws .......................................................................................... 88 5.10 Environmental Laws ............................................................................................ 88 5.11 Covenants Regarding Subsidiaries ...................................................................... 88 5.12 Payment of Taxes ................................................................................................. 89 5.13 Designation of Restricted and Unrestricted Subsidiaries..................................... 90 5.14 Certain Post-Closing Obligations ........................................................................ 90 5.15 Further Assurances............................................................................................... 90 SECTION 6. NEGATIVE COVENANTS ................................................................................ 91 6.1 Financial Condition Covenants ............................................................................ 91 6.2 Limitation on Indebtedness .................................................................................. 91 6.3 Limitation on Liens .............................................................................................. 94 6.4 Limitation on Amendments to Organic Documents and Other Fundamental Changes .......................................................................................... 97 6.5 Limitation on Sale of Assets ................................................................................ 97 6.6 Limitation on Restricted Payments ...................................................................... 98 6.7 Limitation on Acquisitions, Investments, Loans and Advances ........................ 100 6.8 Transactions with Affiliates ............................................................................... 101 6.9 Fiscal Year ......................................................................................................... 102 6.10 Prohibitions on Certain Agreements, Modifications to Certain Agreements .... 102 6.11 Sale-Leaseback Transactions ............................................................................. 103 6.12 Line of Business ................................................................................................. 103 6.13 Anti-Terrorism Laws ......................................................................................... 103 6.14 Certain Amendments ......................................................................................... 104 6.15 Outbound Investment Rules ............................................................................... 104 SECTION 7. EVENTS OF DEFAULT ................................................................................... 104 7.1 Events of Default ............................................................................................... 104 7.2 Application of Payments and Proceeds .............................................................. 107 7.3 Credit Bidding .................................................................................................... 109 SECTION 8. THE AGENTS ................................................................................................... 109 8.1 Appointment and Authority ............................................................................... 109 8.2 Rights as a Lender .............................................................................................. 110

TABLE OF CONTENTS (continued) Page iv 8.3 Exculpatory Provisions ...................................................................................... 110 8.4 Reliance by Administrative Agent and the Collateral Agent ............................. 112 8.5 Delegation of Duties .......................................................................................... 112 8.6 Resignation of Administrative Agent and the Collateral Agent ........................ 113 8.7 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders ............................................................................................................... 114 8.8 No Other Duties, Etc .......................................................................................... 115 8.9 Administrative Agent May File Proofs of Claim ............................................... 115 8.10 Authorization to Execute Other Loan Documents ............................................. 116 8.11 Lender Hedging Agreements and Cash Management Obligations .................... 117 8.12 Certain ERISA Matters ...................................................................................... 118 SECTION 9. MISCELLANEOUS .......................................................................................... 119 9.1 Amendments and Waivers ................................................................................. 119 9.2 Notices ............................................................................................................... 122 9.3 No Waiver; Cumulative Remedies .................................................................... 124 9.4 Survival of Representations and Warranties ...................................................... 124 9.5 Payment of Expenses; Indemnification ............................................................. 124 9.6 Successors and Assigns; Participations ............................................................. 126 9.7 Adjustments; Set-Off ......................................................................................... 132 9.8 Counterparts ....................................................................................................... 133 9.9 Severability ........................................................................................................ 134 9.10 Integration .......................................................................................................... 134 9.11 GOVERNING LAW .......................................................................................... 134 9.12 Consent to Jurisdiction; Venue; etc ................................................................... 134 9.13 Acknowledgements ............................................................................................ 135 9.14 Headings ............................................................................................................ 136 9.15 Confidentiality ................................................................................................... 136 9.16 PATRIOT Act .................................................................................................... 137 9.17 Keepwell ............................................................................................................ 137 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.......................................................................................................... 138 9.19 Waiver of Jury Trial ........................................................................................... 138

TABLE OF CONTENTS
(continued)

		Page
9.20	Reversal of Payments	138
9.21	All Powers Coupled with Interest	139
9.22	Acknowledgement Regarding Any Supported QFCs	139
9.23	Erroneous Payments	140

Exhibits

A-1	Form of Revolving Note
A-2	Form of Swing Line Note
A-3	Form of Delayed Draw Term Loan Note
B	Form of Continuation Notice
C	Form of Borrowing Notice
D	Form of Covenant Compliance Certificate
E	Form of Assignment and Acceptance
F-1	Form of U.S. Tax Compliance Certificate
F-2	Form of U.S. Tax Compliance Certificate
F-3	Form of U.S. Tax Compliance Certificate
F-4	Form of U.S. Tax Compliance Certificate
G	Form of Joinder Agreement

Schedules

A	Commitments
3.13	Subsidiaries
3.17	Capital Structure and Equity Ownership
5.14	Post-Closing Obligations
6.2	Existing Indebtedness
6.3	Existing Liens
6.7	Existing Investments
6.8	Existing Contracts with Non-Wholly Owned Restricted Subsidiaries
6.10	Certain Agreements

v

CREDIT AGREEMENT This CREDIT AGREEMENT, dated as of July 9, 2025, among (1) CONSENSUS CLOUD SOLUTIONS, INC., a Delaware corporation (the “Borrower”), (2) the lenders from time to time parties to this Agreement (the “Lenders”), (3) U.S. BANK NATIONAL ASSOCIATION (“USB”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and (4) USB, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”). RECITALS The Borrower has requested that the Lenders make available to it a revolving credit facility and a delayed draw term loan credit facility for use by it in financing working capital and for general corporate purposes, including acquisitions, capital expenditures, and repayment of indebtedness. The Lenders are willing to make available such facility on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows: SECTION 1. DEFINITIONS 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “2026 Notes”: the Borrower’s $305 million 6.0% senior notes due 2026. “2028 Notes”: the Borrower’s $500 million 6.5% senior notes due 2028. “Acquisition”: any transaction, or any series of related transactions, consummated after the Closing Date, by which the Borrower and/or any of its Restricted Subsidiaries directly or indirectly (a) acquires any division, any operating business unit or any line of business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise; (b) acquires in one transaction, or as the most recent transaction in a series of transactions, control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body; or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person that is not managed by a board of directors or other governing body. “Administrative Agent”: as defined in the preamble hereto, and any successor thereto appointed pursuant to Section 8.6. “Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

2 “Affiliate”: as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) solely when used with reference to the Borrower and its Subsidiaries (including, without limitation, Sections 3.15 and 6.8 hereof), any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. “Aggregate Delayed Draw Term Loan Commitment”: the sum of the Delayed Draw Term Loan Commitments of all Delayed Draw Term Loan Lenders, as such amount may be reduced from time to time in accordance with the terms of this Agreement. On the Closing Date, the Aggregate Delayed Draw Term Loan Commitment is $150,000,000. “Aggregate Revolving Loan Commitment”: the sum of the Revolving Loan Commitments of all Revolving Loan Lenders, as such amount may be reduced from time to time in accordance with the terms of this Agreement. On the Closing Date, the Aggregate Revolving Loan Commitment is $75,000,000. “Agreement”: this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time. “Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder. “Anti-Terrorism Laws”: all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the Bank Secrecy Act, the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules administered by OFAC, and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules comprising or implementing these laws. “Applicable Margin”: with respect to Loans and the unused commitment fee referred to in Section 2.16, subject to Section 2.7(d), the applicable per annum rate for such Type of Loan or fee as set forth below: Leverage Level Total Net Leverage Ratio SOFR Margin Base Rate Margin Unused Commitment Fee 1 < 2.00 150 bps 50 bps 25 bps 2  2.00 and < 3.00 175 bps 75 bps 30 bps 3      200 bps 100 bps 30 bps 4  4.00 225 bps 125 bps 35 bps

3 Notwithstanding the foregoing or any provision herein to the contrary, during the period from and including the Closing Date through and including the date that is three (3) Business Days after receipt by the Administrative Agent of the Covenant Compliance Certificate referred to in Section 5.2(a) with respect to the period ending September 30, 2025 the Applicable Margin shall be deemed to be Leverage Level 3. Thereafter, the Applicable Margin is subject to change following receipt by the Administrative Agent of a Covenant Compliance Certificate pursuant to Section 2.7(d). “Approved Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arrangers”: collectively, (i) USB and its successors, in its capacities as joint lead arranger and joint book runner, (ii) Citizens Bank, National Association and its successors, in its capacities as joint lead arranger and joint book runner and (iii) Flagstar Bank, National Association, in its capacities as joint lead arranger and joint book runner. “Asset Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, license, transfer or other disposition thereof (including any division); provided, that the following are not included in the definition of “Asset Disposition”: (1) a disposition to the Borrower or a Restricted Subsidiary; provided, that any such disposition by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be (i) for at least fair market value (as determined in good faith by the Borrower) or (ii) treated as an Investment and otherwise made in compliance with Section 6.7; (2) the disposition by the Borrower or any Restricted Subsidiary in the ordinary course of business of (i) cash, cash management investments and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out, uneconomic, negligible, surplus or obsolete assets, (iv) rights granted to others pursuant to leases or licenses, or (v) assets no longer used or useful; (3) the sale or discount of customer delinquent notes or accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; (4) (i) Liens permitted under Section 6.3, (ii) dispositions permitted under Section 6.4(c)(i) or (ii), (iii) Restricted Payments permitted under Section 6.6 or (iv) Investments permitted under Section 6.7; (5) leases, subleases, non-exclusive licenses, non-exclusive sublicenses, covenants not to sue, releases, immunities, or similar rights including with respect to intellectual property, in each case granted in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries; (6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

4 (7) involuntary condemnation or any similar action on assets; (8) the unwinding of any Hedging Agreements; (9) to the extent allowable under Section 1031 of the Code or any successor provision, any exchange of like property (excluding any boot thereon) for use in a business permitted under Section 6.12; (10) any disposition of directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law; and (11) sales or other dispositions (i) of non-core assets acquired in connection with any Permitted Acquisition or other Investment made in compliance with Section 6.7, or (ii) required (A) to obtain the approval of any applicable antitrust or competition authority, or (B) to comply with any order, directive, or other requirement of any Governmental Authority or applicable Requirement of Law (in each case, including in connection with a Permitted Acquisition or other Investment permitted under this Agreement); provided, that (x) no such sale or disposition shall be excluded from any determination of Asset Disposition if the total consideration for the applicable sale or other disposition equals or exceeds the greater of (x) $20,000,000 and (y) 10% of EBITDA for the most-recently ended four fiscal quarter period for which the Administrative Agent has received financial statements pursuant to Section 4.1(i) or Section 5.1, as applicable, and (y) no more than two such sales or dispositions shall be excluded from any determination of Asset Disposition pursuant to this paragraph (11) in any four consecutive fiscal quarter period. “Assignment and Acceptance”: an Assignment and Acceptance substantially in the form of Exhibit E to this Agreement. “Attributable Debt”: in respect of a sale and leaseback transaction, the present value, discounted at the interest rate implicit in the sale and leaseback transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the sale and leaseback transaction (including any period for which such lease has been extended). “Available Liquidity”: on any date of determination, the sum of (x) the aggregate of the Available Revolving Loan Commitments which may be drawn on such date (including compliance with the requirements of Section 4.2 on such date), plus (y) the Aggregate Delayed Draw Term Loan Commitment which may be drawn on such date (including compliance with the requirements of Section 4.2 on such date), plus (z) the Unrestricted Cash Amount as of such date. “Available Revolving Loan Commitment”: with respect to each Revolving Loan Lender on the date of determination thereof, the amount by which (a) the Revolving Loan Commitment of such Lender on such date exceeds (b) the principal sum of (i) such Lender’s Revolving Loans outstanding, and (ii) the amount obtained by multiplying such Lender’s Commitment Percentage by the aggregate Letter of Credit Amount of all Letters of Credit outstanding, all Swing Line Loans outstanding and the aggregate amount of unreimbursed drawings under all Letters of Credit on such date. “Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such

5 Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Base Rate”: for any day, a rate of interest per annum equal to the highest of (a) zero, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) the Term SOFR Screen Rate for a one-month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Screen Rate for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) for Dollars plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Term SOFR Screen Rate shall be effective from the effective date of such change. If the Base Rate is being used when Term SOFR Borrowings are unavailable pursuant to the terms of this Agreement, then the Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above. “Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate. “Benchmark”: initially, in the case of the Term SOFR Loans, the Term SOFR Screen Rate; provided, that if a replacement of the Benchmark has occurred pursuant to Section 2.9, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 2.9. “Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) Daily Simple SOFR; or (2) the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation

6 of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment”: with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) of the definition of “Benchmark Replacement” for any applicable Interest Period and Available Tenor for any setting of such Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities. “Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Borrowing”, “Term SOFR Borrowing”, “Loan”, and “Term SOFR Loan”, the definition of “Base Rate” the definition of “Business Day”, the definition of “Daily Simple SOFR”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date”: the earlier to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in

7 the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and (2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

8 For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 2.9, and (y) ending at the time that a Benchmark Replacement has replaced the then- current Benchmark in accordance with Section 2.9. “Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation”: 31 CFR § 1010.230. “Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Blocked Person”: a Person (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) with which the Administrative Agent, the Collateral Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list. “Borrower”: as defined in the preamble hereto. “Borrower Materials”: as defined in Section 5.2 hereof. “Borrowing”: a borrowing consisting of simultaneous Loans of the same Type and, in the case of a Term SOFR Borrowing, having the same Interest Period made by the applicable Lenders. “Borrowing Notice”: a notice from the Borrower to the Administrative Agent requesting a borrowing of Loans, substantially in the form of Exhibit C attached hereto. “Business Day”: a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, when used in connection with SOFR, Term SOFR, or Term SOFR Screen Rate, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed-income departments of its members be closed for the entire day for purposes of trading in United States government securities.

9 “Capital Expenditures”: for any period, collectively, for any Person, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities) by such Person for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP, including all Capitalized Lease Obligations. “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing. “Capitalized Lease”: any lease of Property by a Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP. “Capitalized Lease Obligations”: the amount of the obligations of a Person under Capitalized Leases that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP. “Cash Collateralize”: to pledge and deposit with, or deliver to the Administrative Agent, or directly to the Issuing Bank (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Bank, the Swing Line Lender or the Revolving Loan Lenders, as collateral for Letter of Credit obligations or obligations of the Revolving Loan Lenders to fund participations in respect of Letters of Credit or Swing Line Loans, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank and the Swing Line Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Issuing Bank and the Swing Line Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents”: (1) Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or money in other currencies received in the ordinary course of business by the Borrower or any of its Subsidiaries; (2) obligations issued or directly and fully guaranteed or insured by the United States or by any agent or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) or certificates representing an ownership interest in such obligations with maturities not exceeding one (1) year from the date of acquisition thereof; (3) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker’s acceptances, maturing not more than one (1) year after the date of acquisition thereof, or overnight federal funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million; (4) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper rated at least P-1 by Moody’s Investors Service, Inc. (or any successor thereto) or A-1 by Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies, Inc.) (or any successor thereto) and maturing within twelve (12) months after the date of acquisition thereof; (6) instruments equivalent to those referred to in clauses (1) through (5) above denominated in euro or pounds sterling or any other

10 foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States; (7) money market funds at least 90% of the assets of which consist of Investments of the type described in clauses (1) through (5) above; and (8) in the case of a Foreign Subsidiary, substantially similar Investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business. “Cash Management Obligations”: obligations of the Borrower and its Restricted Subsidiaries to USB, any Lender or any Affiliate of USB or a Lender in respect of treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, corporate credit or debit card and other card services (including commercial (or purchasing) card programs), automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services). “Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued. “Change of Control”: (a) the acquisition of “beneficial ownership”, directly or indirectly, by any “person” or “group” (with such terms having the meanings assigned thereto by the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Closing Date), of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower (it being acknowledged and agreed that in making the determination under this clause (a) at any time, a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire at such time, whether such right is exercisable immediately or only after the passage of time); (b) the Borrower is liquidated or dissolved or adopts a plan of dissolution; or (c) a “change in control” or any comparable term under, and as defined in, any agreement governing Material Indebtedness, shall have occurred. “Class”: when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swing Line Loans, Delayed Draw Term Loans or Incremental Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Loan Commitment or a Delayed Draw Term Loan Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Incremental Term Loans that have different terms and conditions than the Delayed Draw Term Loans shall be construed to be in different Classes.

11 “Closing Date”: the date on which the conditions set forth in Section 4.1 are satisfied. “Code”: the U.S. Internal Revenue Code of 1986, as amended from time to time. “Collateral”: the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents. “Collateral Agent”: as defined in the preamble hereto, and any successor thereto appointed pursuant to Section 8.6. “Collateral Agreement”: the collateral agreement of even date herewith executed by the Loan Parties in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance reasonably acceptable to the Administrative Agent. “Commitment”: a Revolving Loan Commitment and/or a Delayed Draw Term Loan Commitment, as applicable. “Commitment Percentage”: with respect to each Lender, the percentage equivalent of the ratio which such Lender’s (x) Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment or (y) Delayed Draw Term Loan Commitment bears to the Aggregate Delayed Draw Term Loan Commitment, as applicable. “Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute. “Consolidated”: when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP. “Consolidated Net Income”: for any period with respect to the Borrower and its Restricted Subsidiaries, the aggregate net income (or loss) of the Borrower and its Restricted Subsidiaries for such period determined on a Consolidated basis in conformity with GAAP; provided, that the following (without duplication) will be excluded in computing Consolidated Net Income: (1) the net income (but not loss) of any Unrestricted Subsidiary, except to the extent of the dividends or other distributions actually paid in cash to the Borrower or any of its Restricted Subsidiaries (subject to clause (2) below) by such Unrestricted Subsidiary during such period; (2) solely for the purpose of determining the amount available for Restricted Payments under Section 6.6(iv) and 6.6(v), the net income (but not loss) of any Restricted Subsidiary that is not a Guarantor, to the extent that, at the date of determination, the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income (i) is not permitted without any prior Governmental Authorization (that has not been obtained), (ii) directly or indirectly, is otherwise restricted by operation of the terms of its charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary, unless such restrictions have been legally waived or (iii) would be subject to any taxes payable on such dividends

12 or distributions, but in each case only to the extent of such prohibition or taxes; provided that the Consolidated Net Income of the Borrower and its Restricted Subsidiaries will include the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) or Cash Equivalents by any such Restricted Subsidiary to a Loan Party in respect of such period, to the extent not already included therein; (3) all extraordinary, nonrecurring or unusual gains or losses or income or expenses, including, without limitation, (i) any expenses related to severance or relocation expenses and fees, (ii) restructuring costs (provided that the aggregate amount of cash losses or expenses excluded pursuant to clauses (i) and (ii), together with all amounts added back to EBITDA pursuant to clause (10) of the definition thereof, shall not exceed 25% of EBITDA for the Borrower and its Restricted Subsidiaries for such reference period (calculated prior to giving effect to this clause (3)(i) and (ii) and clause (10) of the definition of EBITDA)), (iii) any expenses, costs or charges incurred in connection with any offering of Capital Stock, an Investment permitted under Section 6.7, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Agreement, including a refinancing thereof, (iv) all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Indebtedness, and (v) together with any related provision for taxes on any such gain, loss, income or expense; (4) any after-tax effect of gains or losses from the early extinguishment or cancellation of any Hedging Agreement or other derivative instrument (including deferred financing costs written off and premiums paid); (5) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP; (6) [Intentionally Omitted]; (7) any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments); (8) goodwill write-downs or other non-cash impairments of assets; (9) the cumulative effect of a change in accounting principles; (10) the income (or loss) of any Person (other than a Subsidiary) in which the Borrower or any of its Restricted Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Restricted Subsidiaries by dividend or other distribution during such period; and (11) the net income (or loss) of any Subsidiary that is not a wholly-owned Subsidiary to the extent such net income (or loss) is attributable to the minority interest in such Subsidiary.

13 “Consolidated Total Assets”: the total Consolidated assets of the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Borrower for which financial statements have been delivered under this Agreement. “Continuation Notice”: a request for continuation or conversion of a Loan as set forth in Section 2.5, substantially in the form of Exhibit B attached hereto. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Controlled Foreign Corporation”: a “controlled foreign corporation” (within the meaning of Section 957 of the Code) of which the Borrower and/or a Subsidiary of the Borrower is a “United States shareholder” (within the meaning of Section 951 of the Code). “Correct Applicable Margin”: as defined in Section 2.7(e) hereto. “Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covenant Compliance Certificate”: a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit D attached hereto. “Daily Simple SOFR”: for any day, an interest rate per annum equal to SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Debtor Relief Laws”: the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default”: any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied. “Defaulting Lender”: subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including, if applicable, in respect of its participation

14 in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due; (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swing Line Lender and each Lender. “Delayed Draw Term Loan”: as defined in Section 2.2(b) hereof. “Delayed Draw Term Loan Commitment”: the commitment of a Lender listed on Schedule A hereof or in the Assignment and Acceptance pursuant to which it becomes a Lender hereunder, to make Delayed Draw Term Loans, as the same may be adjusted pursuant to the provisions hereof. “Delayed Draw Term Loan Commitment Expiration Date”: October 15, 2026, or such earlier date as the Delayed Draw Term Loan Commitments shall expire or terminate in accordance with the terms hereof (whether pursuant to Section 7.1 or otherwise). “Delayed Draw Term Loan Lender”: each Lender having (a) a Delayed Draw Term Loan Commitment, or (b) Delayed Draw Term Loans outstanding. “Delayed Draw Term Loan Maturity Date”: July 10, 2028; provided that if as of July 15, 2026, (x) the 2026 Notes have not been repaid in full and (y) Available Liquidity on July 15, 2026 is less than the aggregate outstanding principal amount of the 2026 Notes on such date (as determined based on the certificate delivered to the Administrative Agent pursuant to Section 5.2(b)), then the Delayed Draw Term Loan Maturity Date shall be July 15, 2026.

15 “Delayed Draw Term Loan Note”: as defined in Section 2.2(c) hereof. “Depreciation and Amortization Expense”: with respect to the Borrower and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Agreements and amortization of intangibles, including, but not limited to, goodwill, of such Person and otherwise determined in accordance with GAAP. “Determination Date”: the meaning provided in the definition of Term SOFR Screen Rate. “Disqualified Stock”: any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder), or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments); (b) is redeemable at the option of the holder (other than solely for Qualified Stock or as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments), in whole or in part; or (c) are or become convertible into, or exchangeable for, Indebtedness or any other Capital Stock that would constitute Disqualified Stock, in each case of clauses (a) through (c), on or prior to the date that is ninety- one (91) days after the Revolving Loan Commitment Expiration Date; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Stock will not be deemed to be Disqualified Stock. “Dollars” and “$”: dollars in lawful currency of the United States. “Domestic Subsidiary”: any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia. “EBITDA”: for any period, the sum of the following determined on a Consolidated basis, without duplication, and (except where otherwise expressly set forth herein) for the Borrower and its Restricted Subsidiaries:

16 (1) Consolidated Net Income, plus, to the extent deducted in calculating Consolidated Net Income, the items set forth in the following clauses (2) through (8), (2) Interest Expense, plus (3) any loss (or minus any net gain) included in the consolidated financial statements of such Person due to the application of Accounting Standards Codification Topic No. 810, plus (4) provision for taxes based on income, profits or capital (including state franchise taxes and similar taxes in the nature of income tax), and Depreciation and Amortization Expense and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), plus (5) non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards, plus (6) all other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charges in the current period and (B) to the extent the Borrower elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus (7) any costs or expenses incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or equity option or phantom equity plan or any other management or employee benefit plan or agreement, plus (8) expenses consisting of internal software development costs that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP, plus (9) other add backs and adjustments reflected in a quality of earnings report provided by a “big four” accounting firm or a nationally recognized accounting firm (or any other accounting firm reasonably acceptable to the Administrative Agent) with respect to any Permitted Acquisition or other Investment permitted under Section 6.7; plus (10) the amount of “run rate” cost savings, operating expense reductions, and synergies excluding, in all cases, revenue synergies or expense reductions (collectively, “Run Rate Benefits”) related to any Specified Transaction or any restructuring, cost saving initiative, new contract or other initiative projected by the Borrower in good faith to be realized as a result of actions taken or with respect to which substantial steps have been taken or are expected to be taken within twelve (12) months after the relevant test period (which cost savings, operating expense reductions and synergies shall be calculated on a pro forma basis as though such Run Rate Benefits had been realized on the first day of the period for which EBITDA is being determined), as such Run Rate Benefits shall be set forth in reasonable detail in a certificate of the chief financial officer, treasurer or controller of the Borrower delivered to the Administrative Agent prior to the inclusion thereof in any determination of EBITDA, and, in each case, net of the amount of cost savings, operating expense reductions and synergies actually realized as a result thereof during the applicable period, and excluding any amount to the extent duplicative of any expenses or charges

17 otherwise added to Consolidated Net Income or EBITDA, whether through a pro forma adjustment, addback, exclusion or otherwise, for applicable period; provided, that the amount added back pursuant to this clause in any reference period shall not exceed, together with amounts excluded pursuant to clauses (3)(i)-(ii) of the definition of Consolidated Net Income, 25% of EBITDA (calculated before giving effect to such exclusions and addbacks, as applicable), less (11) to the extent included in any determination of Consolidated Net Income, all non- cash items increasing Consolidated Net Income (not including non-cash items in a period which reflect cash received or expected to be received in another period); less (12) to the extent included in any determination of Consolidated Net Income, interest income increasing Consolidated Net Income, provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income. “EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Record”: as defined in, and shall be interpreted in accordance with, 15 U.S.C. 7006. “Electronic Signature”: as defined in, and shall be interpreted in accordance with, 15 U.S.C. 7006. “Eligible Counterparty”: the Administrative Agent, any Affiliate of the Administrative Agent, any Lender and any Affiliate of any Lender, in each case that from time to time enters into a Lender Hedging Agreement with the Borrower or any of its Restricted Subsidiaries; provided the term “Eligible Counterparty” shall include any Person that is the Administrative Agent, an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender as of the Closing Date or as of the date that such Person enters into a Lender Hedging Agreement, but subsequently ceases to be the Administrative Agent, an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender, as the case may be. “Environmental Laws”: all federal, state and local laws, rules and regulations governing (a) environmental matters; (b) the generation, use, control, removal, storage, transportation, spill,

18 release or discharge of hazardous substances; and (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, as provided in the provisions of and the regulations under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§9601 et seq.), (ii) the Solid Waste Disposal Act (42 U.S.C. §§6901 et seq.), (iii) the Clean Air Act (42 U.S.C. §§7401 et seq.), (iv) the Hazardous Materials Transportation Act (49 U.S.C. §§1801 et seq.), (v) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§6901 et seq.), (vi) the Federal Water Pollution Control Act (33 U.S.C. §§1251 et seq.), (vii) the Safe Drinking Water Act (42 U.S.C. §§3000(f) et seq.), and (viii) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.), all as heretofore or hereafter amended. “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate”: as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Sections 414(b) or (c) of the Code, or, solely with respect to Section 412 of the Code, Sections 414(m) or (o) of the Code or Section 4001(b) of ERISA. “Escrowed Debt”: as defined in the definition of “Escrowed Debt Proceeds”. “Escrowed Debt Proceeds”: as of any date of determination, the proceeds from the offering of any debt securities or other Indebtedness of the Borrower and its Restricted Subsidiaries (“Escrowed Debt”) that have been issued for the purpose of, and prior to, funding all or a portion of the consideration (and related fees and expenses) for a Permitted Acquisition or all or a portion of a refinancing or prepayment of any Indebtedness and is (as of such date of determination) then being held in an escrow account with an independent escrow agent or subject to such other arrangement reasonably satisfactory to the Administrative Agent and pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon the consummation of such Permitted Acquisition or refinancing or prepayment of Indebtedness, as applicable, or, failing that, to prepay, repay or otherwise return such amounts to the holders of such Escrowed Debt. The term “Escrowed Debt Proceeds” shall include any interest earned on the amounts held in escrow. “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time. “Event of Default”: any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied. “Excluded Account”: as defined in the Collateral Agreement. “Excluded Asset”: as defined in the Collateral Agreement. “Excluded Subsidiary”: (a) any Foreign Subsidiary; (b) any Domestic Subsidiary (i) that is a direct or indirect subsidiary of a Controlled Foreign Corporation or (ii) that is a Foreign Holding Company; (c) any Subsidiary, including any regulated entity, that is prohibited or

19 restricted by Requirements of Law or by contractual obligation existing on the Closing Date (or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date) from providing the Guarantee Agreement, so long as such contractual obligation was not entered into in contemplation of this Agreement or, if applicable, the relevant acquisition, or if the Guarantee Agreement would require governmental (including regulatory) or third party consent, approval, license or authorization, which has not been obtained, provided, that after such time that such prohibitions on guarantees lapse or terminate, such Subsidiary shall no longer be an Excluded Subsidiary pursuant to this clause (c); (d) any bankruptcy remote special purpose securitization vehicle (or similar entity); (e) any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof), as designated by the Borrower; (f) any not for profit Subsidiary; (g) each Unrestricted Subsidiary; (h) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition with Indebtedness assumed as permitted by Section 6.2(q) to the extent such Restricted Subsidiary would be prohibited from providing the Guarantee Agreement, or consent would be required (that has not been obtained), pursuant to the terms of such Indebtedness, provided, that after such time that such prohibitions on guarantees lapse or terminate, such Subsidiary shall no longer be an Excluded Subsidiary pursuant to this clause (h); (i) any Subsidiary with respect to which the Administrative Agent and the Borrower have otherwise agreed in writing that the Guarantee Agreement would result in material adverse Tax consequences; and (j) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the burden or cost of providing the Guarantee Agreement shall outweigh the benefits to be obtained by the Lenders therefrom. “Excluded Swap Obligations”: with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under the keepwell provisions in the Guarantee Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition. “Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires

20 such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(e); and (d) any United States federal withholding Taxes imposed under FATCA. “FASB ASC”: the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreement entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement with respect to the foregoing, and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any applicable intergovernmental agreement, treaty or convention among Governmental Authorities with respect to the implementation of the foregoing. “Federal Funds Effective Rate”: for any day, the greater of (a) zero and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate. “Fee Letter”: that certain side letter dated as of June 4, 2025, executed between the Borrower and the Administrative Agent with respect to, amongst other things, certain fees payable in connection with this Agreement, as it may be amended, modified or restated from time to time. “Financial Statements”: the Borrower’s consolidated annual financial statements for the periods ended December 31, 2022, December 31, 2023, and December 31, 2024, and the Borrower’s consolidated quarterly financial statements for the period ended March 31, 2025. “Fixed Charge Coverage Ratio”: for any period of determination (and without duplication), the ratio of (x) EBITDA plus Rentals paid in cash, minus Maintenance Capital Expenditures, minus Taxes in respect of income paid in cash (other than income in respect of Specified Investments and any proceeds thereof), minus Restricted Payments paid in cash (excluding all principal payments in respect of the 2028 Notes made with proceeds (i) resulting from the sale of any Specified Investment and (ii) of any refinancing of the 2028 Notes in their entirety as permitted under Section 6.2(g) so long as such refinancing Indebtedness has a scheduled maturity date at least 91 days after the Revolving Loan Commitment Expiration Date) (all calculated for the Borrower and its Restricted Subsidiaries on a Consolidated basis); to (y) Fixed Charges. “Fixed Charges”: for any period of determination, without duplication, the sum of (i) cash Interest Expense; plus (ii) Rentals paid in cash; plus (iii) the amount of scheduled principal

21 payments paid in cash in respect of (A) the Delayed Draw Term Loans and (B) any other Indebtedness described in clause (a), (b) or (f) of the definition thereof that is scheduled to mature in more than one (1) year, or otherwise does not constitute a current liability, all calculated for the Borrower and its Restricted Subsidiaries on a Consolidated basis. “Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Screen Rate. As of the Closing Date, the Floor equals 0.00%. “Foreign Holding Company”: a Subsidiary (a) substantially all of the assets of which are Capital Stock in, or Capital Stock in and Indebtedness or accounts receivable owed by, one or more Subsidiaries that are Controlled Foreign Corporations or (b) that is treated as a disregarded entity for U.S. federal income tax purposes and holds Capital Stock in, or Capital Stock in and Indebtedness or accounts receivable owed by, one or more Subsidiaries that are Controlled Foreign Corporations. “Foreign Lender”: a Lender that is not a U.S. Person. “Foreign Subsidiary”: any Subsidiary that is not a Domestic Subsidiary. “Fronting Exposure”: at any time there is a Defaulting Lender, (a) as to the Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Amount other than such portion of the Letter of Credit Amount as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) as to the Swing Line Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “GAAP”: generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority”: the government of the United States or any other nation or, in each case, any political subdivision thereof, whether state, local, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

22 “Governmental Authorization”: any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority. “Guarantee Agreement”: that certain Guarantee Agreement, dated as of the Closing Date, executed by each of its wholly-owned Domestic Subsidiaries that is a Significant Subsidiary (other than any Excluded Subsidiary) existing on the Closing Date, each Subsidiary that is not otherwise required to be a Guarantor that the Borrower elects, and the Administrative Agent approves, to cause to become a Guarantor, and each additional Significant Subsidiary (other than any Excluded Subsidiary) that becomes a party thereto pursuant to Section 5.11 hereof, as the same may be amended, restated, modified or supplemented in accordance with the terms hereof and thereof. “Guarantors”: collectively, (a) each Subsidiary that is party to the Guarantee Agreement on the Closing Date and (b) each Subsidiary that becomes a party to the Guarantee Agreement after the Closing Date pursuant to Section 5.11 hereof. “Hazardous Substances”: any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or words of similar import or meaning, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, or reproductive toxicity and includes, without limitation, asbestos and asbestos-containing materials, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, otherwise regulated materials and chemicals which may cause cancer or reproductive toxicity, which is or becomes designated, classified or regulated as being “toxic”, “hazardous” or similarly designated, classified or regulated under any Environmental Laws. “Hedging Agreements”: as defined in the definition of “Hedging Obligations” in this Section 1.1. “Hedging Obligations”: of any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions (“Hedging Agreements”); and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing; provided that Hedging Obligations shall not include Excluded Swap Obligations. “Immaterial Domestic Subsidiary”: any Domestic Subsidiary of the Borrower that is a Restricted Subsidiary that is designated as an Immaterial Domestic Subsidiary on Schedule 3.13 or in writing to the Administrative Agent after the Closing Date and that did not have (1) EBITDA (determined for this purpose only to refer to such Domestic Subsidiary) in excess of 5% of the Borrower and its Restricted Subsidiaries’ EBITDA for the most recently ended four (4)-fiscal-

23 quarter period of the Borrower for which financial statements have been delivered to the Lenders on or prior to the Closing Date or pursuant to Section 5.1(a)(i) or (ii), as applicable; or (2) total assets in excess of 5% of the Borrower and its Restricted Subsidiaries’ Consolidated Total Assets as of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders on or prior to the Closing Date or pursuant to Section 5.1(a)(i) or (ii), as applicable; provided that (i) all Domestic Subsidiaries of the Borrower that are Restricted Subsidiaries designated as “Immaterial Domestic Subsidiaries” taken together shall not have EBITDA (determined for this purpose only to refer to such Immaterial Domestic Subsidiaries taken as a whole) for any four (4)-fiscal-quarter period of the Borrower or total assets as of the last day of any fiscal quarter in an amount that is equal to or greater than 10% of the EBITDA, or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for, or as of the last day of, such period, as the case may be, and (ii) to the extent such limitation would be exceeded, the Borrower shall designate Restricted Subsidiaries to the Administrative Agent to no longer be designated as Immaterial Domestic Subsidiaries so that such limitation would not be exceeded. “Immaterial Foreign Subsidiary”: any Foreign Subsidiary of the Borrower that is a Restricted Subsidiary that is designated as an Immaterial Foreign Subsidiary on Schedule 3.13 or in writing to the Administrative Agent after the Closing Date and that did not have (1) EBITDA (determined for this purpose only to refer to such Foreign Subsidiary) in excess of 5% of the Borrower and its Restricted Subsidiaries’ EBITDA for the most recently ended four (4) fiscal- quarter period of the Borrower for which financial statements have been delivered to the Lenders on or prior to the Closing Date or pursuant to Section 5.1(a)(i) or (ii), as applicable; or (2) total assets in excess of 5% of the Borrower and its Restricted Subsidiaries’ Consolidated Total Assets as of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders on or prior to the Closing Date or pursuant to Section 5.1(a)(i) or (ii), as applicable; provided that, other than in the case of Sections 3.13, 5.2(a) and 5.11(b), (i) all Foreign Subsidiaries of the Borrower that are Restricted Subsidiaries designated as “Immaterial Foreign Subsidiaries” taken together shall not have EBITDA (determined for this purpose only to refer to such Immaterial Foreign Subsidiaries taken as a whole) for any four (4) fiscal-quarter period of the Borrower or total assets as of the last day of any fiscal quarter in an amount that is equal to or greater than 10% of the EBITDA, or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for, or as of the last day of, such period, as the case may be, and (ii) to the extent such limitation would be exceeded, the Borrower shall designate one or more Foreign Subsidiaries that are Restricted Subsidiaries to the Administrative Agent to no longer be designated as Immaterial Foreign Subsidiaries so that such limitation would not be exceeded. “Immaterial Subsidiary”: any Immaterial Domestic Subsidiary or Immaterial Foreign Subsidiary. “Incremental Facility Supplement”: as defined in Section 2.22(d) hereof. “Incremental Term Loan”: as defined in Section 2.22(b). “Incremental Term Loan Extension”: as defined in Section 2.22(b). “Incremental Term Loan Extension Notice”: as defined in Section 2.22(b).

24 “Indebtedness”: as to any Person, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations, contingent or otherwise, of such Person under bankers’ acceptances, letters of credit or similar facilities, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within ten (10) Business Days; (e) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding (x) trade payables and other contractual obligations to customers and suppliers arising in the ordinary course of business and (y) any earn-out obligations until such time as such obligations have become a liability on the balance sheet of such Person in accordance with GAAP and are not paid after becoming due and payable; (f) all obligations of such Person as lessee under Capitalized Lease Obligations; (g) all Indebtedness of other Persons guaranteed by such Person to the extent so guaranteed; (h) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that in no event shall an operating lease (and any filing, recording or other action in connection therewith) be deemed Indebtedness; (i) all obligations of such Person in respect of Disqualified Stock; and (j) all obligations of such Person under Hedging Agreements. The amount of Indebtedness of any Person will be deemed to be: (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; (B) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached, or (y) the amount of such Indebtedness; (C) with respect to any Indebtedness which is incurred at a discount to the principal amount at maturity thereof, as of any date, the accreted value thereof as of such date; (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; (E) with respect to any Disqualified Stock in the form of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due; and (F) otherwise, the outstanding principal amount thereof; provided, however, that Indebtedness shall not include (x) any holdback or escrow of the purchase price of property, services, businesses or assets, (y) contingent obligations incurred in the ordinary course of business (other than (1) standby letters of credit (whether issued under this Agreement or otherwise) and (2) guarantees of Indebtedness for borrowed money) or (z) Escrowed Debt Proceeds and other obligations which would otherwise constitute Indebtedness but which have been cash collateralized pursuant to customary documentation that is sufficient to provide the holder of such obligations with a first priority perfected security interest on such cash collateral amount, but in each case only to the extent of such Escrowed Debt Proceeds or cash collateral amount are not commingled with other funds, are reserved or restricted solely for such purpose and not otherwise made available for any other purpose (it being understood that in any event, any Escrowed Debt Proceeds or cash collateral amount shall not be deemed to be unrestricted cash). For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited

25 liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. “Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnitee”: as defined in Section 9.5(b) hereof. “Information” as defined in Section 9.15 hereof. “Insolvency”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA. “Intellectual Property”: as defined in Section 3.8 hereof. “Interest Expense”: as of any date, with respect to the Borrower and its Restricted Subsidiaries, the sum of (a) all cash interest, unused commitment fees, letter of credit fees and similar fees (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for such fiscal period by that Person to a lender in connection with borrowed money or the deferred purchase price of assets, in each case to the extent considered “interest expense” under GAAP, including the net effect of payments made or received by the Borrower and its Restricted Subsidiaries under any Hedging Agreement to the extent allocable to such period under GAAP; plus (b) the portion of rent paid or payable (without duplication) for such fiscal period by the Borrower and its Restricted Subsidiaries under Capitalized Lease Obligations that is treated as interest in accordance with GAAP; plus (c) interest expense attributable to a sale and leaseback transaction permitted by Section 6.11. “Interest Payment Date”: (a) as to any Base Rate Loan, the last Business Day of each fiscal quarter of the Borrower to occur while any such Loan is outstanding, (b) as to any Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months duration, each day prior to the last day of such Interest Period that occurs at each three (3)-month interval after the first day of such Interest Period and (c) for each of clauses (a) and (b) above, the day on which any such Loan becomes due and payable in full or is paid or prepaid in full. “Interest Period”: as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Notices; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; (iii) no Interest Period shall extend beyond the Revolving Loan Commitment Expiration Date; and (iv) no tenor that has been removed from this definition pursuant to Section 2.9(d) shall be available for specification in

26 such Borrowing Notices. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing. “Investment Company Act”: as defined in Section 3.12 hereof. “Issuing Bank”: USB, in its capacity as the Issuing Bank hereunder, and any successor thereto appointed pursuant to Section 8.6. “Joinder Agreement”: a joinder agreement substantially in the form of Exhibit G hereto or such other form as may be reasonably approved by the Administrative Agent and the Borrower. “Junior Obligations”: as defined in Section 6.6 hereof. “Lender Hedging Agreement”: any Hedging Agreement entered into between the Borrower or any of its Restricted Subsidiaries and an Eligible Counterparty; provided that the Eligible Counterparty shall notify the Administrative Agent thereof contemporaneously with the effectiveness of such Hedging Agreement. “Lenders”: as defined in the preamble hereto. References to the “Lenders” will include the Issuing Bank and the Swing Line Lender, where applicable. “Lending Office”: with respect to any Lender, the office of such Lender maintaining such Lender’s extensions of credit, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate. “Letter of Credit”: as defined in Section 2.1(a) hereof. “Letter of Credit Amount”: the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit. “Letter of Credit Request”: a request by the Borrower for the issuance of a Letter of Credit on the Issuing Bank’s standard form of standby Letter of Credit application and agreement. “Letter of Credit Sublimit”: as defined in Section 2.1(a) hereof. “Lien”: any mortgage, pledge, charge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security agreement or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement or any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing) and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of the foregoing. “Loan”: a Revolving Loan, a Swing Line Loan or a Delayed Draw Term Loan, as applicable; and “Loans” means the aggregate of all Revolving Loans, Swing Line Loans, and Delayed Draw Term Loans, as applicable, outstanding at any given time.

27 “Loan Documents”: this Agreement, any Notes, the Fee Letter, the Security Documents, the Guarantee Agreement, any Letter of Credit Requests and any other agreement executed by a Loan Party in connection therewith and herewith, as such agreements and documents may be amended, restated, supplemented and otherwise modified from time to time in accordance with the terms hereof. “Loan Parties”: the Borrower and the Guarantors. “Maintenance Capital Expenditures”: with reference to any period, an amount equal to 50% of the depreciation of expenses of the Borrower and its Restricted Subsidiaries as set forth in accordance with GAAP on the Consolidated income statement of the Borrower for such period. “Margin Stock”: as defined in Regulation U. “Material Adverse Effect”: a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and the Significant Subsidiaries, taken as a whole; (b) the ability of the Loan Parties to perform their obligations under this Agreement or any other Loan Document, or the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder or thereunder; or (c) the validity or enforceability of any material provision of the Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder. “Material Indebtedness”: Indebtedness (other than the Loans) of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $45,000,000. “Minimum Collateral Amount”: at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure of the Issuing Bank during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time; and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 7.1, an amount equal to 103% of the aggregate outstanding amount of all Letters of Credit. “Multiemployer Plan”: an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and which is subject to Title IV of ERISA, and in respect of which any Loan Party or any ERISA Affiliate thereof has, or during the preceding six (6)-year period had, any liability (contingent or otherwise). “Net Proceeds”: with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty or other insured event, cash insurance proceeds, and (iii) in the case of a condemnation or similar event, cash condemnation awards and similar payments received in connection therewith; minus (b) the sum of (i) all reasonable fees and expenses (including, but not limited to, commission, discounts, transfer taxes and legal, accounting and other professional and transactional fees) paid or payable by the Borrower and the Restricted Subsidiaries to third parties in connection with such event, (ii) in the

28 case of a sale, transfer or other disposition of Property (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such Property or otherwise subject to mandatory prepayment as a result of such event or which by Requirements of Law is required to be repaid out of the proceeds of such sale, transfer or other disposition, casualty, condemnation or similar proceeding, in each case, to the extent permitted to be paid pursuant to the terms of this Agreement, (iii) the amount of all Taxes paid (or reasonably estimated to be payable or accrued as a liability under GAAP) as a result of such event (including the Taxes on distribution or repatriation of any such amounts to the Borrower), (iv) the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, (v) in the case of any sale, transfer or other disposition or casualty or condemnation or similar proceeding by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price or other similar obligations associated with any such sale or disposition, provided, that, such funds shall constitute Net Proceeds immediately upon their release from escrow unless applied to satisfy such obligations, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower). “New Lender”: as defined in Section 2.22(d) hereof. “New Lender Joinder”: as defined in Section 2.22(d) hereof. “Non-Approving Lender”: any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.1 and (b) has been approved by the Required Lenders (and provided that such consent, waiver or amendment can be effected as a result of the assignment contemplated by Section 2.17). “Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time. “Non-US Lender”: a Lender that is not a U.S. Person. “Note”: a Revolving Note, a Swing Line Note, or a Delayed Draw Term Loan Note; and “Notes” means the aggregate of all Revolving Notes, the Swing Line Note, and all Delayed Draw Term Loan Notes. “Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Restricted Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Loans, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any

29 drawings under outstanding Letters of Credit), and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the Issuing Bank, the Swing Line Lender or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Loans, any other Loan Document, any Letter of Credit and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Bank, the Swing Line Lender or the Lenders) that are required to be paid by any Loan Party pursuant to the terms of this Agreement and the other Loan Documents. “OFAC”: the U.S. Department of Treasury Office of Foreign Assets Control, or any successor thereto. “OFAC Lists”: collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to any of the rules and regulations of OFAC or pursuant to any applicable executive orders, including Executive Order No. 13224, as that list may be amended from time to time. “Operating Lease”: any lease of Property (other than a Capitalized Lease) by a Person as lessee that has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more. “Organic Documents”: with respect to any entity, in each case to the extent applicable thereto, its certificate or articles of incorporation or organization, its bylaws or operating agreement, its partnership agreement, all other formation and/or governing documents, and all stockholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its membership interests, and any other arrangements relating to the control or management of any such entity (whether existing as a corporation, a partnership, a limited liability company or otherwise). “Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes”: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17). “Outbound Investment Rules”: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S.

30 Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the Closing Date, and as codified at 31 C.F.R. § 850.101 et seq. “Participant”: as defined in Section 9.6(d) hereof. “Participant Register”: as defined in Section 9.6(d) hereof. “PATRIOT Act”: as defined in Section 9.16 hereof. “Payment in Full”: (a) the payment in full in cash of all outstanding Obligations (other than, in each case, contingent indemnification and reimbursement obligations for which no claim has been made), (b) the expiration or termination of Lender Hedging Agreements, and all amounts owing thereunder by the Loan Parties shall have been paid in full (other than any arrangements reasonably satisfactory to the applicable Eligible Counterparty and the Collateral Agent with respect to such obligations under Lender Hedging Agreements), (c) the termination or expiration of all Commitments, and (d) the termination or expiration of all Letters of Credit (or the Cash Collateralization thereof in accordance with the terms of this Agreement, or as to which other arrangements reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Issuing Bank shall have been made). “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto. “Permitted Acquisition”: any Acquisition consummated after the Closing Date by the Borrower or any Restricted Subsidiary, whether by purchase, merger or otherwise, of any Person that is either consented to by the Required Lenders in writing or that satisfies each of the following conditions: (a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (b) if such transaction results in one or more new Subsidiaries of the Borrower, within the periods contemplated thereby, the Borrower shall comply with Section 5.11 in connection therewith; (c) the Borrower shall be in compliance with each financial covenant set forth in Section 6.1 on a pro forma basis after giving effect to such Acquisition as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Section 4.1(i), 5.1(a)(i) or 5.1(a)(ii), as applicable, and, if the Permitted Acquisition Consideration therefor is in excess of $50,000,000, shall have provided a Covenant Compliance Certificate to the Administrative Agent to such effect (which Covenant Compliance Certificate shall also confirm that all of the requirements set forth in this definition of “Permitted Acquisition” have been satisfied or will be satisfied on or prior to the consummation of such Acquisition); and (d) such Permitted Acquisition shall be consensual and shall have been approved by the target’s board of directors (or similar governing body) or, if applicable, the requisite holders of the Capital Stock thereof.

31 “Permitted Acquisition Consideration”: the purchase consideration for any Permitted Acquisition payable by the Borrower or any Restricted Subsidiary and all other payments by the Borrower or any Restricted Subsidiary in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Capital Stock or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business (it being understood that any “earn outs” with respect to any Permitted Acquisition shall be the projected value thereof, as of the date of consummation of such Permitted Acquisition, as determined in good faith by the board of directors of the Borrower and as set forth in a certificate of the Borrower certifying as to such projected value delivered to the Administrative Agent on or prior to the date of such Permitted Acquisition). “Permitted Refinancing Indebtedness”: with respect to any Indebtedness of a Person, any modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and reasonable fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension; (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended and (y) the date which is ninety-one (91) days after the Revolving Loan Commitment Expiration Date; (c) such modification, refinancing, refunding, renewal, replacement or extension has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (d) to the extent the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders (in the good faith determination of the Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (e) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, or extended is secured, the Liens securing such modification, refinancing, refunding, renewal, replacement or extension shall not apply to any Property of the Borrower or any Restricted Subsidiary other than the Property securing such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, Property becoming collateral under customary after-acquired Property clauses and proceeds of the foregoing and such Liens shall have same priority as the Liens securing such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (f) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is unsecured, such modification, refinancing, refunding, renewal, replacement or extension shall be unsecured; and (g) such modification, refinancing, refunding, renewal, replacement or extension shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom such Indebtedness being

32 modified, refinanced, refunded, renewed, replaced or extended is recourse or by whom it is guaranteed, in each case as of the time of such modification, refinancing, renewal, replacement, or extension (except that (i) one or more Loan Parties (or entities that become Loan Parties) may be added as additional guarantors and (ii) to the extent that the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was Indebtedness of a Subsidiary which was not a Guarantor, Permitted Refinancing Indebtedness incurred in respect thereof may be guaranteed by any Subsidiary which is not a Guarantor). “Person”: any individual, firm, partnership, joint venture, corporation, limited liability company, association, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity. “Platform”: as defined in Section 9.2(d) hereof. “Prepayment Event”: (a) any Asset Disposition (other than one of a Specified Investment) of any Loan Party or any Restricted Subsidiary where the Property subject thereto has a fair value immediately prior to giving effect to such Asset Disposition that equals or exceeds $7,500,000 and, when taken together with all other Asset Dispositions during the applicable fiscal year, that equals or exceeds $35,000,000; (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Loan Party or any Restricted Subsidiary with a fair value immediately prior to such event, when taken together with all other casualty or other insured damage, or any taking under power of eminent domain or by condemnation or similar proceeding during such fiscal year, equal to or greater than $35,000,000; or (c) the incurrence by any Loan Party or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.2. “Primary Deposit and Securities Accounts”: on any date of determination, the Loan Parties’ deposit and securities accounts located in the United States and Canada (other than Excluded Accounts) which hold, maintain on deposit, or otherwise have credited to them at least 50% of the aggregate amount (based on the U.S. dollar or U.S. dollar equivalent value thereof) of all of the Loan Parties’ cash, cash equivalent investments, and marketable securities. “Prime Rate”: a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes. “Properties”: as to any Person the collective reference to the real and personal property owned, leased, used, occupied or operated, under contract, license or permit, by such Person. “PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

33 “Public Lender”: as defined in Section 5.2 hereof. “Qualified ECP Guarantor”: in respect of any Swap Obligation, each Loan Party with total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified Stock”: all Capital Stock of a Person other than Disqualified Stock. “Recipient”: (a) the Administrative Agent, (b) the Collateral Agent, (c) any Lender and (d) the Issuing Bank, as applicable. “Reference Time”: the time determined by the Administrative Agent in its reasonable discretion. “Refunded Swing Line Loans”: as defined in Section 2.21(f) hereof. “Register”: as defined in Section 9.6(c) hereof. “Regulation D”: Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto. “Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto. “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Relevant Governmental Body”: the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Removal Effective Date”: as defined in Section 8.6 hereof. “Rentals”: for any period of determination, the aggregate fixed amounts payable by the Borrower and its Restricted Subsidiaries under any Operating Lease during such period. “Reportable Event”: the occurrence of any of the events set forth in Section 4043(c) of ERISA with respect to a Title IV Plan for which notice to the PBGC is required, other than those events as to which the thirty (30)-day notice period is waived under PBGC regulations.

34 “Required Delayed Draw Term Loan Lenders”: Delayed Draw Term Loan Lenders having Delayed Draw Term Loan Commitments and outstanding Delayed Draw Term Loans greater than 50% of the sum of the Aggregate Delayed Draw Term Loan Commitment and all Delayed Draw Term Loans outstanding or, if such Delayed Draw Term Loan Commitments have terminated or expired, Delayed Draw Term Loan Lenders with outstanding Delayed Draw Term Loans having an unpaid principal balance greater than 50% of the unpaid principal balance of all Delayed Draw Term Loans outstanding; provided that the Commitments and Loans of any Defaulting Lender shall be disregarded in determining Required Delayed Draw Term Loan Lenders at any time. “Required Lenders”: Lenders having Commitments greater than 50% of the Aggregate Revolving Loan Commitment and the Aggregate Delayed Draw Term Loan Commitment or, if such Commitments have terminated or expired, Lenders with (x) outstanding Delayed Draw Term Loans having an unpaid principal balance greater than 50% of the unpaid principal balance of all Delayed Draw Term Loans outstanding and (y) outstanding Revolving Loans and/or participations in Letter of Credit or Swing Line Loans under such Revolving Loan Commitments having an unpaid principal balance greater than 50% of the sum of (i) the unpaid principal balance of all Revolving Loans outstanding, (ii) the aggregate Letter of Credit Amount and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit; provided that the Commitments, Loans and participations in Letters of Credit or Swing Line Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Required Revolving Loan Lenders”: Revolving Loan Lenders having Revolving Loan Commitments greater than 50% of the Aggregate Revolving Loan Commitment or, if such Revolving Loan Commitments have terminated or expired, Revolving Loan Lenders with outstanding Revolving Loans and/or participations in Letter of Credit or Swing Line Loans under such Revolving Loan Commitments having an unpaid principal balance greater than 50% of the sum of (i) the unpaid principal balance of all Revolving Loans outstanding, (ii) the aggregate Letter of Credit Amount and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit; provided that the Commitments, Loans and participations in Letters of Credit or Swing Line Loans of any Defaulting Lender shall be disregarded in determining Required Revolving Loan Lenders at any time. “Requirement of Law”: as to any Person, its Organic Documents, and any law, treaty, rule, order, judgment or regulation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resignation Effective Date”: as defined in Section 8.6 hereof. “Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer”: with respect to any Person, the chief executive officer, president, secretary or any vice president of such Person, or, with respect to financial matters, the chief financial officer, treasurer, or controller of such Person or any other officer of such Person designated in writing by the Borrower or such Person and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent

35 shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. “Restricted Payments”: as defined in Section 6.6 hereof. “Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary. “Revolving Commitment Increase Notice”: as defined in Section 2.22(a) hereof. “Revolving Loan Commitment”: the commitment of a Lender listed on Schedule A hereof or in the Assignment and Acceptance, Incremental Facility Supplement or New Lender Joinder pursuant to which it becomes a Lender hereunder, to make Revolving Loans and participate in Letters of Credit and Swing Line Loans hereunder, as the same may be adjusted pursuant to the provisions hereof. “Revolving Loan Commitment Expiration Date”: July 10, 2028, or such earlier date as the Revolving Loan Commitments shall expire or terminate in accordance with the terms hereof (whether pursuant to Section 7.1 or otherwise); provided that if as of July 15, 2026, (x) the 2026 Notes have not been repaid in full and (y) Available Liquidity on July 15, 2026 is less than the aggregate outstanding principal amount of the 2026 Notes on such date (as determined based on the certificate delivered to the Administrative Agent pursuant to Section 5.2(b)), then the Revolving Loan Commitment Expiration Date shall be July 15, 2026. “Revolving Loan Commitment Increase”: as defined in Section 2.22(a) hereof. “Revolving Loan”: as defined in Section 2.1(a) hereof. “Revolving Loan Lender”: each Lender having (a) a Revolving Loan Commitment, (b) Revolving Loans outstanding, (c) a participation in any Letter of Credit, or (d) a participation in any Swing Line Loan. “Revolving Note”: as defined in Section 2.1(c) hereof. “Sanctioned Country”: at any time, a country, region or territory which is itself (or whose government is) the subject or target of any comprehensive Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so- called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine). “Sanctioned Persons”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC Lists), the U.S. Department of State, by the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority; (b) any Person organized under the laws of or resident in a Sanctioned Country; (c) any Person owned or controlled by any such Person

36 or Persons described in the foregoing clauses (a) or (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s); or (d) any Person otherwise a target of Sanctions. “Sanctions”: all economic or financial sanctions, sectoral sanctions or trade embargoes including those imposed, administered or enforced by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State; (b) the United Nations Security Council, the European Union, any European member state, or His Majesty’s Treasury of the United Kingdom; or (c) any other relevant sanctions authority in any jurisdiction (i) in which the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (ii) in which any of the proceeds of the Loans or Letters of Credit will be used, or (iii) from which repayment of the Loans or Letters of Credit will be derived. “Screen”: the meaning provided in the definition of Term SOFR Screen Rate. “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions. “Secured Obligations”: collectively, (a) the Obligations and (b) any and all obligations under Lender Hedging Agreements and any and all Cash Management Obligations; provided that “Secured Obligations” shall not include Excluded Swap Obligations. “Secured Parties”: collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank, each Eligible Counterparty, the holders of any Cash Management Obligations, each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent, as applicable, from time to time pursuant to Section 8.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns. “Security Documents”: the collective reference to the Collateral Agreement and each other agreement or writing pursuant to which any Loan Party pledges or grants a security interest in any Property or assets securing the Secured Obligations. “Senior Notes”: collectively, (i) the 2026 Notes and (ii) the 2028 Notes. “Significant Subsidiary”: each Restricted Subsidiary of the Borrower that is not an Immaterial Subsidiary. “SOFR”: with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

37 “Solvent”: when used with respect to any Person, that: (a) the fair value of such Person’s assets exceeds the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, in each case valued at the probable liability of such Person with respect thereto) of such Person as they become absolute and mature; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay its probable liabilities as such liabilities become absolute and matured; (c) such Person will be able to realize upon its assets and will have sufficient cash flow from operations to enable it to pay its debts, other liabilities and contingent obligations as they mature in the ordinary course of its business; (d) such Person does not have unreasonably small capital with which to engage in its anticipated businesses; and (e) such Person has not incurred any debts or liabilities under the Loan Documents, nor does such Person intend to incur, or believe that it will incur, any debts or liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified 2028 Note Payments”: any voluntary prepayment of principal in respect of the 2028 Notes, including, without limitation, any voluntary prepayment made using Net Proceeds resulting from Specified Investments; provided, that a refinancing of the 2028 Notes, in their entirety, as permitted pursuant to Section 6.2(g) shall not constitute a Specified 2028 Note Payment so long as the scheduled maturity date for such Permitted Refinancing Indebtedness occurs at least 91 days after the Revolving Loan Commitment Expiration Date. “Specified Investments”: those Investments disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date. “Specified Loan Party”: any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.12 of the Guarantee Agreement and Section 9.17). “Specified Transaction”: any Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any acquisition, sale, transfer or other Asset Disposition of any Person, assets or property, or a sale of a business unit, line of business or division or of all or substantially all of the assets of the Borrower or any Restricted Subsidiary, any incurrence, prepayment, redemption, repurchase, defeasance, acquisition, extinguishment, retirement or repayment of Indebtedness (other than Indebtedness incurred or repaid under any existing revolving credit facility or line of credit), any Restricted Payment, any commitment or extension

38 of credit obtained or made pursuant to Section 2.22, solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an offering of Capital Stock, to the Borrower, or any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires a test or covenant to be calculated on a pro forma basis or after giving pro forma effect. “Subsidiary”: as to any Person at any time of determination, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person (irrespective of whether, at such time, stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. “Swap Obligation”: with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swing Line Lender”: USB, in its capacity as the Swing Line Lender hereunder, and any successor thereto appointed pursuant to Section 8.6. “Swing Line Loan”: as defined in Section 2.21(a) hereof. “Swing Line Note”: as defined in Section 2.21(c) hereof. “Swing Line Sublimit”: as defined in Section 2.21(a) hereof. “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto. “Term SOFR”: the rate per annum reasonably determined by the Administrative Agent as the forward-looking term rate based on SOFR. “Term SOFR Administrator”: CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR). “Term SOFR Administrator’s Website”: https://www.cmegroup.com/market-data/cme- group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time. “Term SOFR Borrowing”: a Borrowing that bears interest at the applicable Term SOFR Screen Rate for the applicable Interest Period plus the Applicable Margin then in effect, other than pursuant to clause (d) of the definition of Base Rate.

39 “Term SOFR Loan”: a Loan that bears interest at the applicable Term SOFR Screen Rate for the applicable Interest Period plus the Applicable Margin then in effect, other than pursuant to clause (d) of the definition of Base Rate. “Term SOFR Screen Rate”: for the relevant Interest Period, the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be reasonably selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two (2) Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York time) on any Determination Date the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date. “Termination Event”: (a) a Reportable Event, (b) the institution of proceedings to terminate a Title IV Plan by the PBGC under Section 4042 of ERISA, (c) the appointment by the PBGC of a trustee to administer any Title IV Plan or (d) the institution of proceedings by the PBGC to appoint a trustee to administer a Title IV Plan. “Title IV Plan”: any “employee benefit plan” (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan that is subject to Title IV of ERISA and in respect of which any Loan Party or any of ERISA Affiliate thereof has, or any time during the preceding six (6) years had, any liability (contingent or otherwise). “Total Net Leverage Ratio”: on any date (the “transaction date”) with respect to the Borrower and its Restricted Subsidiaries, the ratio of: (a) (i) Indebtedness on the applicable transaction date of the Borrower and its Restricted Subsidiaries on a Consolidated basis as described in clause (a), (b), and/or (f) of such definition, minus (ii) the lesser of the Unrestricted Cash Amount and $65,000,000 as of the applicable transaction date; to (b) the aggregate amount of EBITDA of the Borrower and its Restricted Subsidiaries for the four (4) fiscal quarters ended on or immediately prior to the transaction date for which financial statements are available (the “reference period”). In making the foregoing calculation, pro forma effect will be given to: (A) the creation, designation or redesignation of Restricted Subsidiaries and Unrestricted Subsidiaries; (B) the acquisition or disposition of companies, divisions or lines of businesses by the Borrower and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, in each case, to the extent such

40 acquisition or disposition is given pro forma effect in accordance with the definition of EBITDA; and (C) the discontinuation of any discontinued operations that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four (4) full fiscal quarters for which the relevant financial information is available. “Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Base Rate. “UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Uniform Commercial Code”: unless the context otherwise requires, the Uniform Commercial Code as in effect in the State of New York. “Unrestricted Cash Amount”: as of any date of determination, the aggregate amount of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (in each case, free and clear of all Liens, other than Liens permitted pursuant to Section 6.3(a), (c), (f), (h), (i) or (aa) (with respect to Section 6.3(a)) or Liens securing Indebtedness permitted hereunder and subject to intercreditor, collateral sharing or subordination agreements, as applicable, in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent), excluding cash and Cash Equivalents that are listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date unless “restricted” in favor of the Obligations or the aforementioned permitted Indebtedness subject to a reasonably acceptable intercreditor, collateral sharing, or subordination agreements, but in each case shall exclude the proceeds of any Indebtedness incurred or made substantially concurrent with the determination of the amount of such Unrestricted Cash Amount. For the avoidance of doubt, any Escrowed Debt Proceeds and any cash collateral amount described in clause (z) of the penultimate paragraph of the definition of Indebtedness shall not be included in the Unrestricted Cash Amount.

41 “Unrestricted Subsidiary”: any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Closing Date and any Subsidiary of an Unrestricted Subsidiary. “U.S.” or “United States”: the United States of America. “U.S. Person”: any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth (1/12)) that will elapse between such date and the making of such payment; by (b) the then-outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal. “Withholding Agent”: the Borrower and the Administrative Agent. “Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Other Definitional Provisions; Interpretation. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise provided herein, all financial calculations made with respect to the Borrower for the purpose of determining compliance with the terms of this Agreement shall be made on a Consolidated basis and in accordance with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 4.1(i) or 5.1(a)(i), as applicable, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant

42 (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The phrases “knowledge of”, “the knowledge” and “have knowledge” as they relate to any Loan Party, shall be deemed to be the knowledge of the Responsible Officer of the Borrower. The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”. (d) Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement. (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (f) References to agreements, other contractual instruments and other documents include all subsequent amendments and other modifications to such agreement and documents, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document. Except as otherwise specified or limited herein, references to any Person shall include such Person’s successors and assigns. Except as otherwise specified herein, references to any law or regulation shall include references to such law or regulation as it may be amended, supplemented, modified or replaced from time to time. (g) When the payment of any Obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Term SOFR Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. (h) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall

43 negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements. (i) For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time. 1.3 Term SOFR Notification; Availability of Daily Simple SOFR. The interest rate on Term SOFR Borrowings is determined by reference to the Term SOFR Screen Rate, which is derived from Term SOFR. Section 2.9 provides a mechanism for (a) determining an alternative rate of interest if Term SOFR is no longer available or in the other circumstances set forth in Section 2.9 and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or other rates in the definition of Term SOFR Screen Rate, as applicable, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including, without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.9, will have the same value as, or be economically equivalent to, Term SOFR. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR, the Term SOFR Screen Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Screen Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Daily Simple SOFR shall not be available to the Borrower as an interest rate option for so long as Term SOFR is available to it.

44 SECTION 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS 2.1 Revolving Loans and Letters of Credit Revolving Loan Commitments. (a) Subject to the terms and conditions hereof, each Revolving Loan Lender severally agrees to (i) make loans on a revolving credit basis to the Borrower from time to time after the Closing Date to but excluding the day that is two (2) Business Days prior to the Revolving Loan Commitment Expiration Date (each, a “Revolving Loan” and collectively, the “Revolving Loans”) in accordance with the terms of this Agreement; and (ii) participate in standby letters of credit issued for the account of the Borrower or the other Loan Parties pursuant to Section 2.19 from time to time from and including the Closing Date to, but excluding, the day that is two (2) Business Days prior to the Revolving Loan Commitment Expiration Date (each, a “Letter of Credit” and collectively, the “Letters of Credit”); provided, however, that (A) the sum of (1) the aggregate principal amount of all Revolving Loans outstanding, (2) the aggregate Letter of Credit Amount of all Letters of Credit outstanding, (3) the aggregate amount of unreimbursed drawings under all Letters of Credit, and (4) the aggregate principal amount of all Swing Line Loans outstanding shall not exceed the Aggregate Revolving Loan Commitment at any time, and (B) the sum of (1) the aggregate Letter of Credit Amount of all Letters of Credit outstanding, and (2) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $10,000,000 (the “Letter of Credit Sublimit”) at any time. Within the limits of each Revolving Loan Lender’s Revolving Loan Commitment, the Borrower may borrow Revolving Loans, and within the Letter of Credit Sublimit have Letters of Credit issued for the Borrower’s or another Loan Party’s account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrower’s or another Loan Party’s account after the expiration of previously issued Letters of Credit. With respect to each Revolving Loan Lender, the principal amount of each (A) Revolving Loan to be made by such Revolving Loan Lender, and (B) participation of a Revolving Loan Lender in a Letter of Credit shall be in an amount equal to the product of (i) such Revolving Loan Lender’s Commitment Percentage (expressed as a fraction), and (ii) the total amount of the Revolving Loan(s), Swing Line Loan and/or Letter(s) of Credit requested; provided that in no event shall any Revolving Loan Lender be obligated to make a Revolving Loan or participate in a Letter of Credit or Swing Line Loan if after giving effect to such Revolving Loan or such participation the sum of such Revolving Loan Lender’s (w) Revolving Loans outstanding, (x) Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (y) Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit and Swing Line Loans outstanding would exceed its Revolving Loan Commitment or if such Revolving Loan Lender’s Commitment Percentage of the amount of such requested Revolving Loan or such requested Letter of Credit or Swing Line Loans is in excess of such Revolving Loan Lender’s Available Revolving Loan Commitment. (b) Except as otherwise provided herein, the Revolving Loans may from time to time be (i) Term SOFR Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.1(d) or 2.5.

45 (c) Each Revolving Loan Lender shall maintain in its internal records an account or accounts evidencing the Indebtedness hereunder of the Borrower to such Revolving Loan Lender, including the amounts of the Revolving Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Loan Commitment or the Borrower’s Obligations in respect of any Revolving Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. If so requested by any Revolving Loan Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender a Revolving Note substantially in the form of Exhibit A-1 (a “Revolving Note”) to evidence such Lender’s Revolving Loans. (d) The Borrower shall give the Administrative Agent irrevocable written notice, substantially in the form of a Borrowing Notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., Los Angeles time, on the Business Day that is the proposed borrowing date or, if all or any part of the Revolving Loans are requested to be made as Term SOFR Loans, at least three (3) Business Days prior to the proposed borrowing date) requesting that the Revolving Loan Lenders make Revolving Loans on the proposed borrowing date and specifying (i) the aggregate amount of Revolving Loans requested to be made; (ii) subject to Sections 2.9 and 2.11, whether the Revolving Loans are to be Term SOFR Loans, Base Rate Loans or a combination thereof; and (iii) if the Revolving Loans are to be entirely or partly Term SOFR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods therefor. Notwithstanding the foregoing, such notice may be given by telephone, provided it is promptly confirmed on the same day in writing by delivery to the Administrative Agent of a written notice, substantially in the form of a Borrowing Notice. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Loan Lender thereof on the date of receipt of such notice. On the proposed borrowing date, not later than 11:00 a.m., Los Angeles time, each Revolving Loan Lender shall make available to the Administrative Agent the amount of such Revolving Loan Lender’s pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1(a)) in immediately available funds by wiring such amount to such account as the Administrative Agent shall specify. The Administrative Agent may, in the absence of notification from any Revolving Loan Lender that such Revolving Loan Lender has not made its pro rata share available to the Administrative Agent on such date, credit the account of the Borrower on the books of the Administrative Agent (or credit such other account as the Borrower shall instruct the Administrative Agent in writing) with the aggregate amount of Revolving Loans. (e) Neither the Administrative Agent nor any Revolving Loan Lender shall be responsible for the obligations or Revolving Loan Commitment of any other Revolving Loan Lender hereunder, nor will the failure of any Revolving Loan Lender to comply with the terms of this Agreement relieve any other Revolving Loan Lender or the Borrower of its obligations under this Agreement. (f) The Revolving Loan Commitment of each Revolving Loan Lender, and the Aggregate Revolving Loan Commitment, shall terminate on the Revolving Loan Commitment Expiration Date.

46 (g) All outstanding Revolving Loans shall be due and payable on the Revolving Loan Commitment Expiration Date. 2.2 Delayed Draw Term Loans. (a) Subject to the terms and conditions hereof, each Delayed Draw Term Loan Lender severally agrees to make term loans to the Borrower from time to time after the Closing Date to but excluding the day that is two (2) Business Days prior to the Delayed Draw Term Loan Commitment Expiration Date (each, a “Delayed Draw Term Loan” and collectively, the “Delayed Draw Term Loans”) in accordance with the terms of this Agreement. The Aggregate Delayed Draw Term Loan Commitment shall be permanently reduced by the aggregate principal amount of each Delayed Draw Term Loan made hereunder. All principal payments made in respect of Delayed Draw Term Loans shall be permanent, and no such amount may be re-borrowed once paid. With respect to each Delayed Draw Term Loan Lender, the principal amount of each Delayed Draw Term Loan to be made by such Delayed Draw Term Loan Lender shall be in an amount equal to the product of (i) such Delayed Draw Term Loan Lender’s Commitment Percentage (expressed as a fraction), and (ii) the total amount of the Delayed Draw Term Loan(s) requested; provided that in no event shall any Delayed Draw Term Loan Lender be obligated to make a Delayed Draw Term Loan if the amount thereof exceeds its then-outstanding and available Delayed Draw Term Loan Commitment, and no Delayed Draw Term Loan Lender shall be required to fund more than its Commitment Percentage of the aggregate amount of Delayed Draw Term Loans requested on any date. (b) Except as otherwise provided herein, the Delayed Draw Term Loans may from time to time be (i) Term SOFR Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2(d) or 2.5. (c) Each Delayed Draw Term Loan Lender shall maintain in its internal records an account or accounts evidencing the Indebtedness hereunder of the Borrower to such Delayed Draw Term Loan Lender, including the amounts of the Delayed Draw Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided failure to make any such recordation, or any error in such recordation, shall not affect any Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment or the Borrower’s Obligations in respect of any Delayed Draw Term Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. If so requested by any Delayed Draw Term Loan Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Delayed Draw Term Loan Lender a Delayed Draw Term Loan Note substantially in the form of Exhibit A-3 (a “Delayed Draw Term Loan Note”) to evidence such Delayed Draw Term Loan Lender’s Delayed Draw Term Loans. (d) The Borrower shall give the Administrative Agent irrevocable written notice, substantially in the form of a Borrowing Notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., Los Angeles time, on the Business Day that is the proposed borrowing date or, if all or any part of the Delayed Draw Term Loans are requested to be made as Term SOFR Loans, at least three (3) Business Days prior to the proposed borrowing

47 date) requesting that the Delayed Draw Term Loan Lenders make Delayed Draw Term Loans on the proposed borrowing date and specifying (i) the aggregate amount of Delayed Draw Term Loans requested to be made, (ii) subject to Sections 2.9 and 2.11, whether the Delayed Draw Term Loans are to be Term SOFR Loans, Base Rate Loans or a combination thereof, and (iii) if the Delayed Draw Term Loans are to be entirely or partly Term SOFR Loans, the respective amounts of each such Type of Delayed Draw Term Loan and the respective lengths of the initial Interest Periods therefor. Notwithstanding the foregoing, such notice may be given by telephone, provided it is promptly confirmed on the same day in writing by delivery to the Administrative Agent of a written notice, substantially in the form of a Borrowing Notice. Upon receipt of such notice, the Administrative Agent shall promptly notify each Delayed Draw Term Loan Lender thereof on the date of receipt of such notice. On the proposed borrowing date, not later than 11:00 a.m., Los Angeles time, each Delayed Draw Term Loan Lender shall make available to the Administrative Agent the amount of such Delayed Draw Term Loan Lender’s pro rata share of the aggregate borrowing amount (as determined in accordance with Section 2.2(a)) in immediately available funds by wiring such amount to such account as the Administrative Agent shall specify. The Administrative Agent may, in the absence of notification from any Delayed Draw Term Loan Lender that such Delayed Draw Term Loan Lender has not made its pro rata share available to the Administrative Agent on such date, credit the account of the Borrower on the books of the Administrative Agent (or credit such other account as the Borrower shall instruct the Administrative Agent in writing) with the aggregate amount of Delayed Draw Term Loans. (e) Neither the Administrative Agent nor any Delayed Draw Term Loan Lender shall be responsible for the obligations or Delayed Draw Term Loan Commitment of any other Delayed Draw Term Loan Lender hereunder, nor will the failure of any Delayed Draw Term Loan Lender to comply with the terms of this Agreement relieve any other Delayed Draw Term Loan Lender or the Borrower of its obligations under this Agreement. (f) The Delayed Draw Term Loan Commitment of each Delayed Draw Term Loan Lender, and the Aggregate Delayed Draw Term Loan Commitment, shall terminate no later than the Delayed Draw Term Loan Commitment Expiration Date. (g) All then-outstanding Delayed Draw Term Loans shall be due and payable on the Delayed Draw Term Loan Maturity Date. Scheduled principal payments shall be made in respect of Delayed Draw Term Loans pursuant to Section 2.4. 2.3 Optional Prepayments; Optional Commitment Reductions. (a) The Borrower may, at any time and from time to time, subject to Section 2.14, prepay the Loans in whole or in part, without premium or penalty, upon prior written notice by the Borrower to the Administrative Agent (i) in the case of prepayment of Term SOFR Loans, not later than 10:00 a.m., Los Angeles time, three (3) Business Days before the date of prepayment, and (ii) in the case of prepayment of Base Rate Loans, not later than 10:00 a.m., Los Angeles time, one (1) Business Day before the date of prepayment, in each case specifying the date and amount of prepayment and whether the prepayment is of Revolving Loans, Swing Line Loans, Delayed Draw Term Loans, or a combination thereof and, if of a combination thereof, the amount allocable to each, and whether the prepayment is of Term SOFR Loans, Base Rate Loans or a combination

48 thereof and, if of a combination thereof, the amount allocable to each. All voluntary prepayments in respect of Delayed Draw Term Loans shall be applied as directed by the Borrower. (b) The Borrower may, at any time and from time to time, reduce the Aggregate Revolving Loan Commitment or the Aggregate Delayed Draw Term Loan Commitment, in whole or in part, or some combination thereof, as applicable, upon prior written notice by the Borrower to the Administrative Agent not later than 10:00 a.m., Los Angeles time, three (3) Business Days before the date of such reduction. (c) Upon receipt of any notice in respect of the foregoing from the Borrower, the Administrative Agent shall promptly notify each Revolving Loan Lender or Delayed Draw Term Loan Lender thereof, as applicable. If any notice of prepayment is given and any applicable conditions satisfied, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Any notice of prepayment of Loans and/or reduction or termination of Revolving Loan Commitments or Delayed Draw Term Loan Commitments (or any combination thereof) delivered by the Borrower under this Section may state that such notice is conditioned upon the effectiveness of other credit facilities, the receipt of the proceeds, the issuance of other Indebtedness or the occurrence of any other transaction, in which case such notice may be revoked by the Borrower (by delivery of further written notice to the Administrative Agent as soon as practicable on or prior to the specified effective date) if such condition is not satisfied, but subject to Section 2.14. Any prepayment of Loans, or reduction of the Aggregate Revolving Loan Commitment or Aggregate Delayed Draw Term Loan Commitment, shall be in the aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or such other amounts acceptable to the Administrative Agent in its sole discretion. 2.4 Mandatory Prepayments; Scheduled Delayed Draw Term Loan Principal Payments. (a) If at any time, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding, (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit, and (iv) the aggregate principal amount of all Swing Line Loans outstanding exceeds the Aggregate Revolving Loan Commitment, then the Borrower shall immediately, without notice or request by the Administrative Agent, prepay the Loans and/or post Cash Collateral with respect to Letters of Credit in an aggregate amount equal to such excess. (b) Promptly, and in any event within ten (10) Business Days after any Loan Party or any Restricted Subsidiary receives Net Proceeds in respect of any Prepayment Event, the Borrower shall prepay outstanding Delayed Draw Term Loans in an aggregate amount equal to 100% of such Net Proceeds; provided that, with respect to the Net Proceeds of any event described in clause (a) or (b) of the definition of “Prepayment Event”, no such prepayment shall be required if the Borrower delivers to the Administrative Agent a certificate of its chief financial officer, treasurer or controller that (i) the Loan Parties or their Restricted Subsidiaries intend to apply such Net Proceeds, within two hundred seventy (270) days after receipt thereof (as such date may be extended by an additional 90 days if the Borrower provides the Administrative Agent with written evidence, no later than such 270th day, of a binding commitment to complete the applicable

49 acquisitions, replacement or Investment), to acquire (or replace or rebuild) real property, equipment or other assets (excluding inventory) to be used in the business of the Loan Parties or such Restricted Subsidiaries, or to consummate an Investment permitted under Section 6.7, and (ii) no Event of Default under Section 7.1(a), Section 7.1(c) (solely in respect of a violation of Section 6) or Section 7.1(g) has occurred and is continuing at such time; provided, further, that at the end of such two hundred seventy (270)-day period (subject to the aforementioned ninety (90) day extension right), a prepayment shall be required in the amount of any such Net Proceeds that have not been so applied. All amounts prepaid pursuant to this Section 2.4(b) shall be applied pro rata across all remaining scheduled principal installments in respect of Delayed Draw Term Loans, based on the outstanding principal amounts due on each such installment as of the date of such prepayment. (c) Upon the extension of any Delayed Draw Term Loan hereunder, the Borrower shall make scheduled principal payments in respect thereof on the last Business Day of each March, June, September and December, beginning with the first full quarter to occur after the quarter in which the applicable Delayed Draw Term Loan is made (by way of example only, for a Delayed Draw Term Loan made in August 2025, the first scheduled principal payment in respect thereof would be made in December 2025). Each such principal payment shall equal 1.25% multiplied by the initial aggregate principal amount of such Delayed Draw Term Loan as of the date it was first made. The balance of the Delayed Draw Term Loans shall be paid on the earlier of (x) the Delayed Draw Term Loan Maturity Date and (y) the date on which the Delayed Draw Term Loans shall otherwise become due and payable in accordance with the terms of this Agreement. 2.5 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Term SOFR Loans to Base Rate Loans, by the Borrower giving the Administrative Agent at least one (1) Business Day’s prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of Term SOFR Loans may only be made on the last day of an Interest Period with respect thereto. Subject to Sections 2.9 and 2.11 and so long as no Event of Default shall have occurred and is then continuing, the Borrower may elect from time to time to convert Base Rate Loans to Term SOFR Loans by the Borrower giving the Administrative Agent at least three (3) Business Days’ prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to Term SOFR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. All or any part of outstanding Term SOFR Loans and, subject to Sections 2.9 and 2.11, Base Rate Loans (other than Swing Line Loans), may be converted as provided herein; provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.6 shall not have been contravened, and (ii) no such Loan may be converted into a Term SOFR Loan after the date that is one (1) month prior to the Revolving Loan Commitment Expiration Date or the Delayed Draw Term Loan Maturity Date, as applicable. (b) Any Term SOFR Loan may be continued as such upon the expiration of the then-current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, of the length of the next Interest Period to be applicable to such Term SOFR Loan; provided that, unless the Administrative Agent otherwise consents in writing, no Term SOFR Loan may be continued as such (i) if, after giving effect thereto, Section 2.6 would be

50 contravened, (ii) after the date that is one (1) month prior to the Revolving Loan Commitment Expiration Date or the Delayed Draw Term Loan Maturity Date, as applicable, or (iii) if an Event of Default shall have occurred and be continuing; and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Term SOFR Loans having an Interest Period of one (1) month, on the last day of such then-expiring Interest Period. 2.6 Minimum Amounts; Limitation on Number of Borrowings. Each Term SOFR Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000; provided that a Term SOFR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments. Each Base Rate Borrowing shall be in an aggregate amount equal to $500,000 or a larger multiple of $100,000; provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of five (5) Term SOFR Borrowings outstanding at any time. 2.7 Interest Rates and Payment Dates. (a) Each Loan shall (i) if a Term SOFR Loan, bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to Term SOFR for the Interest Period therefor plus the Applicable Margin, and (ii) if a Base Rate Loan, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin; provided that each Swing Line Loan shall only bear interest at a rate per annum specified in clause (ii) above. (b) Immediately upon the occurrence and during the continuance of an Event of Default under Section 7.1(a), (c) (with respect to Article 6), or (g), all overdue principal shall bear interest at the rate per annum applicable thereto as determined pursuant to Section 2.7(a)(i) or (ii), as the case may be, plus 2% per annum, and all other overdue Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to the rate determined pursuant to Section 2.7(a)(ii) plus 2% per annum, in each case from the date of the occurrence of such Event of Default until such Event of Default is no longer continuing (after as well as before judgment); provided, however, that all Obligations shall bear interest at the rate per annum determined pursuant to Section 2.7(a)(ii) plus 2% when any Event of Default is outstanding under Section 7.1(g). (c) Interest shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to paragraph (b) of this Section shall be payable on demand. (d) For purposes of determining the Applicable Margin, interest rates on the Loans and the unused commitment fee shall be calculated on the basis of the Total Net Leverage Ratio set forth in the most recent Covenant Compliance Certificate received by the Administrative Agent. A Covenant Compliance Certificate may be delivered to the Administrative Agent by the Borrower no more frequently than quarterly in accordance with Section 5.2(a). For accrued and unpaid interest and unused commitment fees only (no changes being made for interest payments or unused commitment fees previously made), changes in interest rates on the Loans or unused

51 commitment fees attributable to changes in the Applicable Margin caused by changes in the Total Net Leverage Ratio shall be calculated upon the delivery of a Covenant Compliance Certificate, and such change shall be effective with respect to Base Rate Loans, Term SOFR Loans and the unused commitment fee from the day which is three (3) Business Days after receipt by the Administrative Agent of such Covenant Compliance Certificate. If, for any reason, the Borrower shall fail to deliver a Covenant Compliance Certificate when due in accordance with Section 5.2(a), then the Leverage Level shall be deemed to be Leverage Level 4 retroactive to the date on which the Borrower should have delivered such Covenant Compliance Certificate, and shall continue until a Covenant Compliance Certificate indicating a different Leverage Level is delivered to the Administrative Agent. (e) Notwithstanding anything herein or in any other Loan Document to the contrary, in the event that any financial statement or certificate delivered pursuant to Sections 5.1 or 5.2(a) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered but only to the extent that such inaccuracy is discovered prior to one hundred eighty (180) days after the termination of this Agreement), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin (the “Correct Applicable Margin”) for any period that such financial statement or certificate, as applicable, covered, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement or certificate, as the case may be, for such period, (ii) the Applicable Margin shall be reset to the Correct Applicable Margin for such period, and (iii) the Borrower shall promptly pay to the Administrative Agent the accrued additional interest owing as a result of such Correct Applicable Margin for such period. 2.8 Computation of Interest and Fees. Interest on Base Rate Loans determined by reference to the Administrative Agent’s Dollar “Reference Rate” shall be calculated on the basis of a year of three hundred sixty-five (365) days/three hundred sixty-six (366) days, for the actual days elapsed, and interest on all other Obligations shall be calculated on the basis of a year of three hundred sixty (360) days, for the actual days elapsed. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Administrative Agent in the absence of manifest error. 2.9 Benchmark Replacement. (a) Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then- current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any

52 Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.9. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Screen Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings; and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 9.2 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this

53 Section 2.9, the Borrower may revoke any request for a Term SOFR Borrowing, or any request for the conversion or continuation of a Term SOFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period, and, failing that, the Borrower will be deemed to have converted any such request at the end of the applicable Interest Period into a request for a Base Rate Borrowing or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then- current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. 2.10 Pro Rata Treatment and Payments. Except as otherwise expressly provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective Commitment Percentages then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 11:00 a.m., Los Angeles time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at its office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. The Borrower authorizes the Administrative Agent to debit any of its bank accounts with the Administrative Agent or to make a draw of Revolving Loans or Swing Line Loans for the purpose of effecting payment of principal, interest or other costs and expenses payable by the Borrower to the Administrative Agent or any Lender under this Agreement. 2.11 Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (z) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (z) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day, and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (z) of the definition of “Base Rate”, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term

54 SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14. 2.12 Increased Costs. (a) Except with respect to Indemnified Taxes and Excluded Taxes, which shall be governed solely and exclusively by Section 2.13, if any Change in Law shall: (i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subject the Administrative Agent, the Collateral Agent, any Lender or any other Recipient to any Taxes on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, increase the cost to the Issuing Bank of issuing any Letter of Credit, or increase the cost to any such Revolving Loan Lender of purchasing or maintaining any participation in a Letter of Credit or Swing Line Loan, or the Administrative Agent or such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent or such Lender, the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered. (b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans or Letters of Credit made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction

55 suffered. The agreements in this Section shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of all Obligations. (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within five (5) days after receipt thereof. 2.13 Taxes. (a) All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes unless required by Requirements of Law. If any Requirements of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the Lender, the Administrative Agent, or any other applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Without duplication of Section 2.13(a), the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) The Loan Parties shall jointly and severally indemnify each Recipient within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. (d) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.13, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

56 (e) Any Lender that is legally entitled to an exemption from or reduction of withholding Tax with respect to any payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.13(e)(A), 2.13(e)(B)(i)-(iv) or 2.13(e)(C)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax, (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed copies of IRS Form W-8ECI (or any successor form);

57 (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or any successor form); (iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, IRS Form W-8IMY and/or any other required information (or, in each case, any successor forms) from each beneficial owner, as applicable (provided that, if such Foreign Lender is a partnership and is not a participating Lender and if one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in the form of Exhibit F-4 on behalf of each such direct or indirect partner); or (v) executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from, or a reduction in, United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine any withholding or deduction required to be made, and (C) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine whether any amount is required to be deducted and withheld from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

58 Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.13(e). Each Lender shall, whenever any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation or promptly notify the Borrower and the Administrative Agent of its legal ineligibility to do so. (f) If the Administrative Agent or a Lender determines, in its sole good faith discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.13, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the Administrative Agent or a Lender be required to pay any amount to the Borrower pursuant to this paragraph the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person. (g) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

59 (h) For purposes of this Section 2.13, the term “Lender” includes the Issuing Bank, the term “Loan” includes liabilities with respect to Letters of Credit, and the term “applicable Requirements of Law” includes FATCA. (i) Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations. 2.14 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and to pay each Lender on demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Term SOFR Loan, (b) the payment of any principal of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (d) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (e) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.17. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. This covenant shall survive the termination of this Agreement, the expiration of the Letters of Credit, the expiration of the Commitments and the payment of all Obligations under the Loan Documents. This Section 2.14 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. 2.15 Mitigation of Costs. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. 2.16 Unused Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the account of the Revolving Loan Lenders, an unused commitment fee for the period from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date, based on the aggregate amount, for each day during such period, of the Available Revolving Loan Commitments (without taking into account outstanding Swing Line Loans, except to the

60 extent any Revolving Loan Lender is deemed to or has purchased a participation in such outstanding Swing Line Loans), and computed at the per annum rate equal to the Unused Commitment Fee under the definition of Applicable Margin for such unused commitment fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Delayed Draw Term Loan Lenders, an unused commitment fee for the period from and including the Closing Date to but excluding the Delayed Draw Term Loan Commitment Expiration Date, based on the aggregate amount, for each day during such period, of the outstanding Delayed Draw Term Loan Commitments, and computed at the per annum rate equal to the Unused Commitment Fee under the definition of Applicable Margin for such unused commitment fee. Unused commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Loan Commitment Expiration Date and the Delayed Draw Term Loan Commitment Expiration Date, as applicable, commencing on September 30, 2025 (for the period beginning on the Closing Date and ending on September 30, 2025). 2.17 Substitution and Removal of Lenders. If any Lender (i) makes a claim under Section 2.12 or 2.13 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.15, (ii) becomes unable to make or maintain Term SOFR Loans pursuant to Section 2.11 or 2.23, (iii) is a Defaulting Lender, or (iv) is a Non- Approving Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.13) and obligations under this Agreement and the related Loan Documents to a Lender reasonably satisfactory to the Borrower and the Administrative Agent that shall assume such obligations (which assignee may be a new Lender or an existing Lender, if an existing Lender accepts such assignment); provided that: (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.6(c); (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (c) such assignment does not conflict with applicable Requirements of Law; (d) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and (e) in the case of any assignment resulting from a Lender becoming a Non- Approving Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

61 A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this Section 2.17 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or the Administrative Agent; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto. 2.18 Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, on a pro rata basis to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or Collateral Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder; third, to Cash Collateralize the Issuing Bank’s and the Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with this Agreement; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and, if applicable, funded participations under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction

62 obtained by any Lender, the Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Line Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit or Swing Line Loans were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of or funded participations in Letters of Credit or Swing Line Loans owed to all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans or funded participations in Letters of Credit or Swing Line Loans owed to such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Commitment and Letter of Credit Fees. No Defaulting Lender shall be entitled to receive any unused commitment fee or any letter of credit fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). With respect to any fee not required to be paid to any Defaulting Lender pursuant to this clause, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the Issuing Bank and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation, if any, in Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that such reallocation does not cause such Lender’s Commitment Percentage of the sum of the outstanding Revolving Loans, the aggregate Letter of Credit Amount of all Letters of Credit outstanding, the aggregate amount of unreimbursed drawings under all Letters of Credit and the aggregate principal amount of all Swing Line Loans outstanding to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. Subject to Section 9.18, no reallocation hereunder

63 shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.20. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and, if applicable, unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Swing Line Loans/Letters of Credit. So long as any Revolving Loan Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan, and (ii) the Issuing Bank shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. 2.19 Issuance of Letters of Credit. (a) Subject to the limitations on Letters of Credit set forth in Section 2.1(a), the Borrower shall be entitled to request the issuance of standby Letters of Credit in Dollars from time to time from and including the Closing Date to but excluding the date three (3) Business Days prior to the Revolving Loan Commitment Expiration Date, by giving the Issuing Bank (with a copy to the Administrative Agent) a Letter of Credit Request at least three (3) Business Days before the requested date of issuance of such Letter of Credit (which shall be a Business Day). Any Letter of Credit Request received by the Issuing Bank and the Administrative Agent later than 12:00 noon, Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be signed by a Responsible Officer of the Borrower and any other Loan Party that is to be the account party thereof, shall be irrevocable and shall be effective

64 upon receipt by the Issuing Bank and the Administrative Agent. Provided that a valid Letter of Credit Request has been received by the Issuing Bank and the Administrative Agent and upon fulfillment of the other applicable conditions set forth in Section 4.2, the Issuing Bank will issue the requested Letter of Credit and will provide a copy thereof to the Administrative Agent. Each Letter of Credit shall have (i) drawing language acceptable to the Administrative Agent, and (ii) an expiration date as set forth in the Letter of Credit Request; provided that no Letter of Credit shall in any event have an expiration date later than the earlier of (x) one year after the issuance thereof (or such longer period as the Administrative Agent and the Issuing Bank shall agree in their sole discretion) and (y) two Business Days prior to the Revolving Loan Commitment Expiration Date. The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any applicable Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the Closing Date and that the Issuing Bank in good faith deems material to it, (B) the conditions set forth in Section 2.1 or Section 4.2, as applicable, are not satisfied, (C) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, (D) the proceeds of which would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement, or (E) any Revolving Loan Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Bank (in its sole discretion) with the Borrower or such Revolving Loan Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letters of Credit as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. (b) Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Revolving Loan Lender’s Commitment Percentage, and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). (c) The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank as a Revolving

65 Loan Lender hereunder (in such capacity, the “Drawing Lender”) of a Base Rate Loan in the amount of such payment (but without any requirement of compliance with the conditions set forth in Sections 2.6 or 4.2). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 11:00 a.m., Los Angeles time, on the day of payment of such drawing, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall notify each other Revolving Loan Lender. Each Revolving Loan Lender shall, on the day of such notification (or if such notification is not given by 12:00 noon, Los Angeles time, on such day, then on the next succeeding Business Day), make a Base Rate Loan, which shall be used to repay the applicable portion of the Base Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Revolving Loan Lender’s participation in such drawing (but without any requirement of compliance with the conditions set forth in Sections 2.6 or 4.2) and shall deliver to the Administrative Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 12:00 noon, Los Angeles time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Base Rate Loan. In the event that any Revolving Loan Lender fails to make available to the Administrative Agent for the account of the Drawing Lender the amount of such Base Rate Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate. (d) The obligations of the Borrower with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Base Rate Loan made under Section 2.19(c) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following: (i) any lack of validity or enforceability of any Letter of Credit prior to its stated expiration date of any Letter of Credit, this Agreement or any other Loan Document; (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting) or the Administrative Agent, the Issuing Bank, any Revolving Loan Lender (other than the defense of payment to a Revolving Loan Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction; (iii) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; provided that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction;

66 (iv) any exchange, release or non-perfection of any collateral, or any release, amendment or waiver of or consent to departure from the Guarantee Agreement or any other Loan Document; and (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. (e) The Borrower shall pay to the Administrative Agent, with respect to each Letter of Credit issued hereunder, the following fees: (i) with respect to each Letter of Credit, for the account of the Revolving Loan Lenders, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a Letter of Credit fee equal to the product of (x) the Applicable Margin then applicable to Term SOFR Loans and (y) the Letter of Credit Amount of such Letter of Credit from time to time, such Letter of Credit fee to be payable in installments quarterly in arrears on the last Business Day of each March, June, September and December and on the expiration date of such Letter of Credit; (ii) with respect to each Letter of Credit issued hereunder, for the account of the Issuing Bank (so long as the Issuing Bank is not also the sole Revolving Loan Lender under this Agreement), an issuance fee in an amount specified in the Fee Letter, payable quarterly in arrears; and (iii) with respect to each Letter of Credit issued hereunder, for the account of the Issuing Bank, from time to time such additional fees and charges in accordance with the Issuing Bank’s standard internal charge guidelines (as such guidelines may change from time to time) and the related Letter of Credit Request. (f) The Borrower agrees to the provisions in the Letter of Credit Request forms; provided, however, that the terms of the Loan Documents shall take precedence if there is any inconsistency between the terms of the Loan Documents and the terms of the applicable form. (g) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. None of the Administrative Agent, the Issuing Bank or any Revolving Loan Lender, nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; or (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. 2.20 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, the Issuing Bank (with a copy to the Administrative Agent) or the Swing Line Lender (with a copy to the Administrative

67 Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Bank and/or the Swing Line Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Collateral Agent, for the benefit of the Issuing Bank and the Swing Line Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation, if any, to fund participations in respect of Letters of Credit and Swing Line Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent or the Collateral Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Collateral Agent, the Issuing Bank and the Swing Line Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (b) Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section or Section 2.18 in respect of Letters of Credit and Swing Line Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit and Swing Line Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Bank and/or the Swing Line Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Loan Lender), or (ii) the determination by the Administrative Agent, the Issuing Bank and the Swing Line Lender that there exists excess Cash Collateral; provided that, subject to Section 2.18, the Person providing Cash Collateral, the Issuing Bank and the Swing Line Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations. 2.21 Swing Line Loans. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make loans on a revolving credit basis to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a “Swing Line Loan”, and collectively, the “Swing Line Loans”) in accordance with the terms of this Agreement; provided, after giving effect to the making of any Swing Line Loan, in no event shall (i) the then existing aggregate outstanding principal amount of Swing Line Loans exceed $10,000,000 (“Swing Line Sublimit”) at any time or (ii) the sum of (A) the aggregate principal amount of all Revolving Loans outstanding (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the Issuing Bank for any amount drawn

68 under any Letter of Credit, but not yet so applied), (B) the aggregate principal amount of all Swing Line Loans outstanding, (C) the aggregate Letter of Credit Amount of all Letters of Credit outstanding, and (D) the aggregate amount of unreimbursed drawings under all Letters of Credit, exceed the Aggregate Revolving Loan Commitment at any time. Amounts borrowed pursuant to this Section 2.21 may be repaid and reborrowed during the period commencing on the Closing Date to but excluding the Revolving Loan Commitment Expiration Date. (b) All Swing Line Loans shall be Base Rate Loans. The Swing Line Lender’s obligation to make Swing Line Loans pursuant to this Section 2.21 shall expire on the Revolving Loan Commitment Expiration Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than such date. Swing Line Loans shall be made in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount, or such other amounts acceptable to the Swing Line Lender in its sole discretion. (c) The Swing Line Lender shall maintain in its internal records an account or accounts evidencing the Indebtedness hereunder of the Borrower to the Swing Line Lender, including the amounts of the Swing Line Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any Swing Line Loans; provided, further, in the event of any inconsistency between the Register and the Swing Line Lender’s records, the recordations in the Register shall govern. If so requested by the Swing Line Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender a Swing Line Note substantially in the form of Exhibit A-2 attached hereto (a “Swing Line Note”) to evidence the Swing Line Lender’s Swing Line Loans. (d) Whenever the Borrower desires that the Swing Line Lender make a Swing Line Loan, the Borrower shall give the Swing Line Lender (with a copy to the Administrative Agent) irrevocable written notice, substantially in the form of a Borrowing Notice (which notice must be received by the Administrative Agent prior to 12:00 noon, Los Angeles time, on the Business Day that is the proposed borrowing date). (e) The Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 2:00 p.m., Los Angeles time, on the Business Day that is the proposed borrowing date by wire transfer of same day funds in Dollars by wiring such amount to such account as the Administrative Agent shall specify. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the Borrower on the proposed borrowing date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by the Administrative Agent from the Swing Line Lender to be credited to the account of the Borrower with the Administrative Agent, or to such other account as may be designated in writing to the Administrative Agent by the Borrower. Notwithstanding the foregoing, the Swing Line Lender may, but shall not be obligated to, make Swing Line Loans at any time that one or more of the Lenders is a Defaulting Lender.

69 (f) With respect to any Swing Line Loans which have not been voluntarily prepaid by the Borrower pursuant to Section 2.3, the Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 11:00 a.m., Los Angeles time at least one Business Day in advance of the proposed borrowing date, a notice (which shall be deemed to be a Borrowing Notice given by the Borrower) requesting that each Revolving Loan Lender make Revolving Loans that are Base Rate Loans to the Borrower on such proposed borrowing date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests the Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by the Revolving Loan Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to the Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans, and (ii) on the day such Revolving Loans are made, the Swing Line Lender’s pro rata share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans but shall instead constitute part of the Swing Line Lender’s outstanding Revolving Loans to the Borrower. The Borrower hereby authorizes the Administrative Agent and the Swing Line Lender to charge the Borrower’s accounts with the Administrative Agent and the Swing Line Lender, as the case may be (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Revolving Loan Lenders, including the Revolving Loans deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrower from the Swing Line Lender in any proceeding under the Bankruptcy Code or any similar debtor relief law, the loss of the amount so recovered shall be ratably shared among all of the Lenders. (g) If for any reason Revolving Loans are not made pursuant to Section 2.21(f) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, each Revolving Loan Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its pro rata share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from the Swing Line Lender, each Revolving Loan Lender shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds to the account designated by the Swing Line Lender. In the event any Revolving Loan Lender fails to make available to the Swing Line Lender the amount of such Revolving Loan Lender’s participation as provided in this Section, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest thereon at the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. (h) Notwithstanding anything contained herein to the contrary, (i) each Revolving Loan Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.21(f) and each Revolving Loan Lender’s

70 obligation to purchase a participation in any unpaid Swing Line Loans pursuant to Section 2.21(g) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set off, counterclaim, recoupment, defense or other right which such Revolving Loan Lender may have against Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, such obligations of each Revolving Loan Lender are subject to the condition that Swing Line Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 4.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (ii) the Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 4.2 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (C) at a time when any Revolving Loan Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by depositing with the Collateral Agent immediately available funds in an amount acceptable to the Administrative Agent to cover such risk. 2.22 Incremental Commitments. (a) After the Closing Date, the Borrower may, by written notice to the Administrative Agent (each, a “Revolving Commitment Increase Notice”), at any time prior to the Revolving Loan Commitment Expiration Date, request increases of the Aggregate Revolving Loan Commitment (a “Revolving Loan Commitment Increase”); provided that (i) the aggregate principal amount of all Revolving Loan Commitment Increases and Incremental Term Loan Extensions during the term of this Agreement shall not exceed $50,000,000; (ii) the Borrower may exercise such increase request option, together with all Incremental Term Loan Extensions up to three times during the term of this Agreement; (iii) each exercise of the revolving increase request option shall be in a minimum principal amount of not less than $5,000,000 or such lesser amount as is equal to the unused portion of amount specified in clause (a)(i); (iv) the Borrower shall be in compliance with each financial covenant set forth in Section 6.1 on a pro forma basis after giving effect to such Revolving Loan Commitment Increase; and (v) after giving effect to such Revolving Loan Commitment Increase, no Default or Event of Default has occurred and is continuing or would be caused by the consummation of such Revolving Loan Commitment Increase. (b) After the Closing Date, the Borrower may, by written notice to the Administrative Agent (each, a “Incremental Term Loan Extension Notice”), at any time prior to the Delayed Draw Term Loan Maturity Date, request extensions of term loans (which may include delayed draw term loans and related commitments) (an “Incremental Term Loan Extension”, and the term loans made pursuant thereto, “Incremental Term Loans”); provided that (i) the aggregate principal amount of all Incremental Term Loans (including delayed draw commitments in respect thereof) and Revolving Loan Commitment Increases during the term of this Agreement shall not

71 exceed $50,000,000; (ii) the Borrower may exercise such increase request option, together with all Revolving Loan Commitment Increases up to three times during the term of this Agreement; (iii) each exercise of an Incremental Term Loan Extension shall be in a minimum principal amount of not less than $5,000,000 or such lesser amount as is equal to the unused portion of amount specified in clause (a)(i); (iv) the Borrower shall be in compliance with each financial covenant set forth in Section 6.1 on a pro forma basis after giving effect to such Incremental Term Loan Extension; and (v) after giving effect to such Incremental Term Loan Extension, no Default or Event of Default has occurred and is continuing or would be caused by the consummation of such Incremental Term Loan Extension. (c) Each such Revolving Commitment Increase Notice or Incremental term Loan Extension Notice shall specify (A) the date on which the Borrower proposes that the new Revolving Loan Commitment Increase or Incremental Term Loan Extension shall be effective, which shall be a date not less than 15 Business Days after the date the Administrative Agent receives such notice (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion), and (B) the requested amount of such increase. Notwithstanding any term of this Agreement to the contrary, neither the Administrative Agent nor any Lender shall be deemed to have committed to any Revolving Loan Commitment Increase or Incremental Term Loan Extension; for the avoidance of doubt, any Lender may accept or decline to provide a Revolving Loan Commitment Increase or an Incremental Term Loan Extension in its sole discretion. (d) Revolving Loan Commitment Increases and Incremental Term Loan Extensions may be provided by any existing Lender or by any other Persons (each, a “New Lender”); provided that the Administrative Agent, and, in connection with Revolving Loan Commitment Increases, the Issuing Bank and/or the Swing Line Lender, as applicable, shall have consented (not to be unreasonably withheld, conditioned or delayed) to such New Lender’s providing such Revolving Loan Commitment Increases or Incremental Term Loan Extensions to the extent any such consent would be required under Section 9.6(b) for an assignment of Loans or Commitments, as applicable, to such New Lender. At the time of sending the applicable Revolving Commitment Increase Notice or Incremental Term Loan Extension Notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each proposed Lender is requested to respond, which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the applicable Lenders and proposed New Lenders (or such shorter period as agreed to by the Administrative Agent). Each Lender or proposed New Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent within such time period whether it agrees, to provide a Revolving Loan Commitment Increase or Incremental Term Loan Extension and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide a Revolving Loan Commitment Increase or an Incremental Term Loan Extension. Each New Lender shall become a Lender pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent (a “New Lender Joinder”). Subject to the foregoing, final allocations with respect to any Revolving Loan Commitment Increase or Incremental Term Loan Extension shall be determined solely by the Borrower and the Administrative Agent. Any Revolving Loan Commitment Increase or Incremental Term Loan Extension shall be effected pursuant to a supplement to this Agreement executed by the Borrower, the Administrative Agent and the Lenders or New Lenders, as the case may be, participating in such Revolving Loan Commitment Increase or Incremental Term Loan Extension in form and

72 substance reasonably acceptable to the Borrower, such Lenders and the Administrative Agent (an “Incremental Facility Supplement”), which supplement shall set forth the terms and conditions relating to such Revolving Loan Commitment Increase or Incremental Term Loan Extension (including as to any upfront fee); provided that any Revolving Loan Commitment Increase shall be on terms consistent with the initial Revolving Loan Commitments, and any Incremental Term Loan Extension shall be on terms consistent with the terms pursuant to which Delayed Draw Term Loans may be extended hereunder. Each Incremental Facility Supplement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.22. From and after the effectiveness of any Revolving Loan Commitment Increase or Incremental Term Loan Extension, the Loans and Commitments established pursuant to this Section 2.22 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantee Agreement and the Security Documents. (e) All Revolving Loans, Revolving Loan Commitments, Delayed Draw Term Loans (including all undrawn commitments in respect thereof), and Incremental Term Loans (including all undrawn commitments in respect thereof) shall rank pari passu in right of payment and pari passu with respect to all Collateral; provided, that scheduled amortization payments pursuant to Section 2.4 hereof and any equivalent amortization payments in respect of Incremental Term Loans (based on percentage of initial outstanding aggregate principal amount) shall be permitted hereunder. Revolving Loans, Delayed Draw Term Loans, and Incremental Term Loans (including all undrawn commitments in respect thereof) shall be treated substantially the same as (and in any event no more favorably than) Revolving Loans and Delayed Draw Term Loans which may be extended on the Closing Date; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Delayed Draw Term Loan Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Delayed Draw Term Loan Maturity Date; (ii) the scheduled maturity date for Incremental Term Loans shall not occur prior to the Delayed Draw Term Loan Maturity Date; and (iii) Incremental Term Loans may be priced differently from the Revolving Loans, Delayed Draw Term Loans and from previously extended Incremental Term Loans; provided, that if the Applicable Margin (including, without limitation, any unused commitment fee in respect of delayed draw Incremental Term Loan Extensions) is more than 0.50% higher than the Applicable Margin applicable to Delayed Draw Term Loans or any previously extended Incremental Term Loans, then the Applicable Margin on all Delayed Draw Term Loans and previously extended Incremental Term Loans shall be increased to equal the Applicable Margin on such newly extended Incremental Term Loans minus 0.50%. 2.23 Inability to Determine Rates. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 2.9, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that: (i) for any reason in connection with any request for a Term SOFR Borrowing or a conversion or continuation thereof that the Term SOFR Screen Rate for

73 any requested Interest Period with respect to a proposed Term SOFR Borrowing does not adequately and fairly reflect the cost to such Lenders of the funding of such Loans, or (ii) the interest rate applicable to Term SOFR Borrowings for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, then the Administrative Agent shall suspend the availability of Term SOFR Borrowings and require any affected Term SOFR Borrowings to be repaid or converted to Base Rate Borrowings, in the case of Term SOFR Borrowings at the end of the applicable Interest Period, subject to the payment of any funding indemnification amounts required by Section 2.14. SECTION 3. REPRESENTATIONS AND WARRANTIES To induce the Lenders to enter into this Agreement and to make the Loans and participate in the Letters of Credit, to induce each of the Administrative Agent and the Collateral Agent to enter into this Agreement and to induce the Issuing Bank to issue the Letters of Credit, the Borrower hereby represents and warrants to each of the Administrative Agent and the Collateral Agent and the Lenders that: 3.1 Financial Condition. Each of the Financial Statements (a) was prepared in accordance with GAAP, (b) is complete and correct in all material respects and is consistent in all material respects with the books and records of the Borrower; and (c) accurately and completely, in all material respects, presents the financial condition, assets, and liabilities of the Borrower as of its respective date and the results of operations, changes in stockholders equity, and cash flows for the applicable period. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any material contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements. Since December 31, 2024, there has been no event or condition resulting in a Material Adverse Effect. 3.2 Corporate Existence; Compliance with Law, Etc. (a) The Borrower and each of its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing (or the local equivalent, to the extent such local equivalent exists) under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power, as the case may be, and authority to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, and except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the legal right, to own and operate its Properties and to lease the property it operates as lessee, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all applicable Requirements of Law, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

74 (b) Without limiting the foregoing clause (a), neither the Borrower nor any of its Subsidiaries (A) is in violation of any Anti-Terrorism Law, (B) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (C) is a Blocked Person, (D) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (E) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. (c) The Borrower and each of its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers, employees or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. 3.3 Corporate Power; Authorization; Consents; Enforceable Obligations. (a) Each Loan Party has the corporate, partnership or limited liability company power, as the case may be, and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is or will be a party, and to borrow hereunder (in the case of the Borrower). Each Loan Party has duly authorized the execution, delivery and performance of the Loan Documents to which it is or will be a party. (b) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, or the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are or will be party, or the validity or enforceability against the Loan Parties of the Loan Documents to which they are or will be party, except for (i) the filing of this Agreement with the SEC, (ii) any consent, authorization, filing or other act which has been made or obtained and is in full force and effect, (iii) any filings required in connection with the perfection of Collateral under the Loan Documents, and (iv) those consents, authorizations, filings or other acts, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. This Agreement and each of the other Loan Documents to which any Loan Party is or will be a party will be duly executed and delivered by such Loan Party. This Agreement constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of each of the Loan Parties (to the extent such Loan Party is a party thereto) enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

75 3.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law applicable to any of the Loan Parties or material Contractual Obligation of any of the Loan Parties, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or such material Contractual Obligation, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. 3.5 No Material Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues (a) that purport to affect or pertain to this Agreement or any other Loan Document or (b) as to which there is a reasonable possibility of an adverse determination that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 3.6 Ownership of Property; Liens; Condition of Properties. Each of the Loan Parties has good and marketable title to all Properties purported to be owned thereby, free and clear of any Liens, except those permitted by Section 6.3. The property and assets of Loan Parties necessary for the business of the Loan Parties are in good order and repair in all material respects (ordinary wear and tear and casualty excepted). 3.7 Environmental Matters. All real property owned, leased or occupied by the Borrower or any of its Restricted Subsidiaries, and all operations at such properties are in compliance with all applicable Environmental Laws, except for such noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no contamination at, under or about such Properties, or violation of any Environmental Law with respect to such Properties or the business conducted at such Properties which involves a matter or matters which, individually or in the aggregate, has caused or would reasonably be expected to cause a Material Adverse Effect. As of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries has received any notice from any Governmental Authority of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters with regard to any of the properties or the business conducted at such properties, nor does the Borrower have knowledge that any such notice will be received or is being threatened, other than any of such which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. 3.8 Intellectual Property. Except as would not reasonably be expected to result in material liability or material business disruption to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, (i) each of the Borrower and its Restricted Subsidiaries owns, or is licensed or otherwise has sufficient legal rights to use, all trademarks, trade names, patents and copyrights that they use to conduct their business as currently conducted (the “Intellectual Property”); (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of, or the validity or enforceability of, any Intellectual Property owned by the Borrower and its Restricted Subsidiaries or, to the knowledge of the Borrower, any other Intellectual Property; and (iii) the Borrower’s and its Restricted Subsidiaries’ conduct of their respective businesses does not infringe on the intellectual property rights of any other Person.

76 3.9 Taxes. The Borrower and its Restricted Subsidiaries have filed or caused to be filed all federal, state and other tax returns and reports which are required to be filed by it and has paid or caused to be paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes imposed on it or any of its Property by any Governmental Authority, other than any such assessment or tax (i) that is not yet delinquent, (ii) the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as applicable, or (iii) the failure to pay, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. 3.10 Federal Regulations. No Loan, no Letter of Credit and no part of the proceeds thereof will be used, directly or indirectly, for “purchasing” or “carrying” any Margin Stock within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. Following the application of the proceeds of each Loan or Letter of Credit, not more than twenty- five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Restricted Subsidiaries on a Consolidated basis) subject to the provisions of Section 6.3 or Section 6.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Material Indebtedness will be “margin stock”. 3.11 ERISA Compliance. (a) Each of the Loan Parties and each ERISA Affiliate thereof, is in compliance in all respects with all applicable provisions of ERISA and the Code, and all rules, regulations and orders implementing ERISA, except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) None of the Loan Parties nor any ERISA Affiliate thereof maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Borrower, any Restricted Subsidiary or any ERISA Affiliate thereof has potential for withdrawal liability and no Multiemployer Plan is insolvent. (c) None of the Loan Parties nor any ERISA Affiliate thereof sponsors or maintains any Title IV Plan under which there has been a failure to satisfy the applicable “minimum funding standard” (within the meaning of Section 412 of the Code), whether or not waived. (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no Title IV Plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), and (ii) no Termination Event has occurred or is reasonably expected to occur. (e) There does not exist any material unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent

77 annual report) of any Loan Party or any ERISA Affiliate thereof under any plan, program or arrangement providing post retirement, life or health benefits. (f) No Reportable Event and no “Prohibited Transaction” (as defined in Section 406 of ERISA of Section 4975 of the Code) has occurred or is occurring with respect to any plan of any Loan Party or any ERISA Affiliate thereof except for such occurrence that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (g) As of the Closing Date the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments. 3.12 Investment Company Act. None of the Loan Parties is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). 3.13 Subsidiaries. As of the Closing Date, Schedule 3.13 hereof sets forth each Subsidiary of the Borrower, its jurisdiction of formation and whether it is an Immaterial Domestic Subsidiary or Immaterial Foreign Subsidiary and whether it is a Restricted Subsidiary. 3.14 Purpose of Loans and Letters of Credit. (a) The proceeds of the Revolving Loans shall be used by the Borrower for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including, without limitation, to finance Permitted Acquisitions and Capital Expenditures. (b) Until the 2026 Notes are repaid in full, the proceeds of the Delayed Draw Term Loans shall only be used by the Borrower to repay the 2026 Notes. After the 2026 Notes are repaid in full, the proceeds of the Delayed Draw Term Loans shall be used by the Borrower for general corporate purposes of the Borrower and its Restricted Subsidiaries, including, without limitation, to repay the 2028 Notes. (c) The Letters of Credit shall be used for general corporate purposes of the Borrower and its Restricted Subsidiaries. (d) No proceeds of any Loan or Letter of Credit have been used, directly or, to the Borrower’s knowledge, indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. 3.15 Accuracy and Completeness of Information. All written information contained in any application, schedule, report, certificate, or any other document relating to any Loan Party or any property of any Loan Party given to the Administrative Agent by any Loan Party or any Affiliate thereof (or given to any consultant, appraiser, accountant or other advisor by any Loan

78 Party, which consultant, appraiser, accountant or other advisor has then delivered any report or other document to the Administrative Agent), and prepared by or on behalf of any Loan Party, in connection with the Loan Documents (other than financial projections and other information of general economic or industry-specific nature), including any updates or supplements to such financial information delivered to the Administrative Agent, is in all material respects, taken as a whole in light of the circumstances such information was provided, true and complete as of the date referred to therein, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not materially misleading. All projections given to the Administrative Agent or any Lender by or on behalf of the Loan Parties have been prepared in good faith based upon assumptions believed to be reasonable at the time prepared. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such difference may be material. 3.16 Permits, Etc. The Loan Parties have all material permits, licenses, authorizations and approvals required for each of them lawfully to own, lease, control, manage and operate its properties and businesses. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval, the suspension, revocation, impairment, forfeiture or non-renewal thereof which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. 3.17 Capital Structure and Equity Ownership. Schedule 3.17 hereto identifies each Subsidiary of the Borrower as of the Closing Date, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of shares issued and outstanding. All such shares and interests are validly existing, fully paid and non-assessable (to the extent applicable). 3.18 Insolvency. The Loan Parties are and, upon the making of any Loan on any date on which this representation and warranty is made, will be, taken as a whole, Solvent. 3.19 Labor Matters. There are no strikes or material labor disputes against any Loan Party pending, or to the Borrower’s knowledge, threatened in writing against any Loan Party which, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. 3.20 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any Loan Party were a U.S. Person, or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment

79 Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. SECTION 4. CONDITIONS PRECEDENT 4.1 Conditions to Closing Date. The effectiveness of this Agreement, and the agreement of the Lenders to make the Loans and to participate in the Letters of Credit contemplated hereby, the agreement of the Swing Line Lender to make Swing Line Loans hereunder, and the agreement of the Issuing Bank to issue Letters of Credit hereunder, in each case on the terms and conditions set forth in this Agreement, are subject to the satisfaction of the following conditions precedent, in each case in form and substance acceptable to the Administrative Agent: (a) Credit Agreement. The Administrative Agent shall have received this Agreement, duly executed and delivered by the Borrower and each Lender. (b) Other Loan Documents. The Administrative Agent shall have received the Guarantee Agreement, the Notes requested by any Lender, each of the Security Documents and each other Loan Document required to be delivered on the Closing Date, in each case dated as of the Closing Date (unless otherwise agreed to by the Administrative Agent) and duly executed and delivered by the relevant Loan Party or other party thereto, as applicable. (c) Incumbency Certificate. The Administrative Agent shall have received an incumbency certificate of each Loan Party, each dated the Closing Date, executed by an appropriate Responsible Officer thereof. (d) Organizational Proceedings, Etc. The Administrative Agent shall have received a copy of the resolutions of the board of directors, or similar governing body, of each Loan Party (i) authorizing the Loan Documents to which it is or will be a party, and (ii) in the case of the Borrower, authorizing the borrowings contemplated hereunder, in each case certified by a Responsible Officer of such Loan Party as of the Closing Date, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect. (e) Certain Agreements. The Administrative Agent shall have received copies of the Organic Documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof, and in full force and effect, by a Responsible Officer of such Loan Party (and, in the case of the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable). (f) Legal Opinion. The Administrative Agent shall have received a legal opinion of Gibson, Dunn & Crutcher LLP, counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, executed and dated as of the Closing Date. (g) Good Standing Certificates. The Administrative Agent shall have received, with respect to each Loan Party, a certificate dated a recent date, of the Secretary of State (or other relevant state authority) of the state of formation of such Loan Party, certifying as to the existence

80 and, if applicable, good standing of, and, if generally available in such jurisdiction, the payment of taxes by, such Loan Party in such state. (h) Closing Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower to the effect that (i) on the Closing Date, all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (ii) after giving effect to the transactions contemplated to occur on the Closing Date, no Default or Event of Default has occurred and is continuing; (iii) each of the Loan Parties, as applicable, has satisfied each of the conditions set forth in this Section 4.1 (in each case, assuming that any matter that is subject to discretion or satisfaction of the Administrative Agent or any Lender is approved and satisfactory to the Administrative Agent or such Lender); and (iv) on the Closing Date, the Loan Parties, taken as a whole, are Solvent. (i) Financial Statements. The Administrative Agent shall have received the Financial Statements. (j) Costs. The Administrative Agent shall have received payment or evidence of payment by the Borrower of all costs and expenses, including fees of the Administrative Agent’s counsel to the extent required to be reimbursed pursuant to Section 9.5 and invoiced prior to the Closing Date or otherwise set forth on a settlement statement or flow of funds approved by the Borrower plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and any amounts owed to any other Person in such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. (k) Fees. the Administrative Agent shall have received the fees to be paid on the Closing Date pursuant to the Fee Letter. (l) KYC Documentation. The Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information reasonably requested in writing by them in order to allow the Lenders to comply with the PATRIOT Act and other applicable “know your customer” requirements; provided, that the Lenders must request such information at least ten (10) Business Days prior to the Closing Date. (m) Beneficial Ownership. The Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations) prior to the Closing Date. (n) Personal Property Collateral.

81 (i) Filings and Recordings. Subject to the limitations and qualifications in the Security Documents, the Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Collateral Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Liens permitted under Section 6.3). (ii) Pledged Collateral. Other than with respect to any certificates to be delivered on a post-closing basis in accordance with Section 5.14, the Collateral Agent shall have received original stock certificates or other certificates evidencing the certificated Capital Stock of each of the Guarantors pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof. (iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in the Collateral of such Loan Party. (iv) Intellectual Property. The Administrative Agent shall have received security agreements duly executed by the applicable Loan Parties for all copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral and issued by, registered with or subject to a pending application before the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable, in each case in form and substance reasonably satisfactory to the Administrative Agent. (v) Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property and liability insurance covering each Loan Party, and if requested by the Administrative Agent, copies of such insurance policies. (vi) Other Collateral Documentation. The Administrative Agent or the Collateral Agent, as applicable, shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral. (o) Consents; Defaults. (i) Governmental and Third-Party Approvals. The Loan Parties shall have received all material governmental, shareholder and third-party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents, which shall be in full force and effect. (ii) No Injunction, Etc. No action, suit, proceeding or investigation shall be pending or, to the knowledge of the Borrower, threatened in any court or before any

82 arbitrator or any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby. (p) Account Designation. The Administrative Agent shall have received a written notice, in form and substance reasonably satisfactory to it, specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed. (q) Additional Proceedings. The Administrative Agent shall have received such other approvals and documents as the Administrative Agent may reasonably request and all legal matters incident to the making of such Loans or the issuance of such Letter of Credit, shall be reasonably satisfactory to the Administrative Agent. (r) Material Adverse Effect. Since December 31, 2024, no event has occurred or condition arisen, either individually or in the aggregate, that has had, or could reasonably be expected to have, a Material Adverse Effect. (s) Repayment and Termination of Existing Indebtedness. The Administrative Agent shall have received evidence reasonably satisfactory to it of the termination of (including all Liens granted thereunder or in connection therewith), and the repayment in full of all obligations owing under or in connection with, the Borrower’s Credit Agreement, dated as of March 4, 2022, as amended prior to the Closing Date, and the agreements, documents and instruments delivered in connection therewith. 4.2 Conditions to Each Loan and Letter of Credit. The agreement of each Lender to make any Loans, and to participate in any Letter of Credit, to be made or issued on the Closing Date and thereafter, the agreement of the Swing Line Lender to make any Swing Line Loans to be made on the Closing Date and thereafter, and the agreement of the Issuing Bank to issue any Letter of Credit to be issued on the Closing Date and thereafter, is subject to the satisfaction or waiver, immediately prior to or concurrently with the making of such Loan, or the issuance of such Letter of Credit, of the following conditions precedent: (a) Representations and Warranties; No Default. The following statements shall be true and the Borrower’s acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of the Borrower, on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that: (i) The representations and warranties contained in this Agreement and each other Loan Document are true and correct on and as of such date in all material respects (except for those representations and warranties that are qualified by materiality or reference to Material Adverse Effect, which shall be true and correct in all respects) as though made on and as of such date except (i) to the extent that such representations and warranties expressly relate to an earlier date (which shall be true and correct in all material respects as of such earlier date, except for those representations and warranties that are qualified by materiality or reference to Material Adverse Effect, which shall be true and

83 correct in all respects as of such earlier date), and (ii) after the Closing Date, the representations and warranties made under Section 3.1 shall be deemed to refer to the most recent financial statements of the Borrower furnished to the Administrative Agent pursuant to Section 5.1 hereof; and (ii) No Default or Event of Default has occurred and is continuing or would result from the making of the Loan or the issuance of such Letter of Credit to be made or issued on such date. (b) Legality. The making of such Loan, or the issuance of such Letter of Credit, shall not contravene, in any material respect, any law, rule or regulation applicable to any Lender, the Administrative Agent, the Borrower or any other Loan Party. (c) Borrowing Notice or Letter of Credit Request. The Administrative Agent shall have received a duly executed Borrowing Notice or a Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrower. SECTION 5. AFFIRMATIVE COVENANTS The Borrower hereby agrees that from and after the Closing Date and until Payment in Full: 5.1 Financial Statements. (a) The Borrower shall furnish to the Administrative Agent: (i) not later than one hundred and twenty (120) days after each fiscal year-end of the Borrower (commencing with the fiscal year ending December 31, 2025), (A) a copy of the audited Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related audited income statement, statement of shareholders equity and operating cash flow statement for such fiscal year, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding fiscal year, together with a report containing management’s discussion and analysis of the Borrower’s material annual operating results, and (B) a report thereon by a nationally recognized firm of independent accountants to the Borrower or other accountants to the Borrower that are acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, delayed or conditioned) stating that the financial statements fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and for the period covered thereby that is not subject to any “going concern” or similar qualification or exception (other than a qualification resulting solely from the impending maturity of any Indebtedness) or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP; and (ii) not later than forty-five (45) days after the end of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending September 30, 2025 and excluding the last fiscal quarter of each fiscal year), the unaudited Consolidated income statement, balance sheet, statement of shareholders’ equity and operating cash flow statement of the Borrower and its Subsidiaries as at the end of such quarter, and the portion

84 of the fiscal year through the end of such quarter, in each case in form substantially consistent with those delivered to the Administrative Agent prior to the Closing Date or otherwise reasonably acceptable to the Administrative Agent, including a comparison of the results of such period with the same period in the prior fiscal year, all certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes), together with a report containing management’s discussion and analysis of the Borrower’s material quarterly operating results; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein. (b) Notwithstanding anything to the contrary in this Section 5.1, if the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the annual and quarterly information required by Section 5.1(a)(i), and (ii) shall include (i) a reasonably detailed presentation of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries, and (ii) a list of all Unrestricted Subsidiaries of such date or confirmation that there has been no change in such information since the date of the last such list. 5.2 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent: (a) concurrently with the delivery of (i) the financial statements referred to in Section 5.1(a)(i), a Covenant Compliance Certificate with respect to such fiscal year and a list of each of the Immaterial Subsidiaries, and setting forth the portion of the EBITDA and Consolidated Total Assets that is attributable to each of the Immaterial Subsidiaries, and a list of any Foreign Holding Companies, as well as all of the Significant Subsidiaries, Restricted Subsidiaries, Unrestricted Subsidiaries, and Loan Parties, and (ii) the financial statements referred to in Section 5.1(a)(ii), a Covenant Compliance Certificate with respect to such fiscal quarter and a list of each of the Immaterial Subsidiaries, and setting forth the portion of the EBITDA and Consolidated Total Assets that is attributable to each of the Immaterial Subsidiaries, and a list of any Foreign Holding Companies, as well as all of the Significant Subsidiaries, Restricted Subsidiaries, Unrestricted Subsidiaries, and Loan Parties; (b) on July 15, 2026, a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the calculations necessary to determine (i) Available Liquidity on such date, (ii) the aggregate principal amount of the 2026 Notes on such date, and (iii) the Revolving Loan Commitment Expiration Date and the Delayed Draw Term Loan Maturity Date resulting from such calculations (including such supporting detail in respect of all such determinations as reasonably required by the Administrative Agent); provided, that no such certificate shall be required to be delivered to the Administrative Agent, if prior to such date, the Administrative Agent shall have received evidence reasonably satisfactory to it that the 2026 Notes were fully repaid prior to such date.

85 (c) within five (5) Business Days after the same are filed, copies of all financial statements and material reports and notices which any Loan Party may make to, or file with, the SEC or any successor or analogous Governmental Authority; (d) as soon as possible and in any event within five (5) Business Days after a Responsible Officer of Borrower has knowledge of the occurrence of a Default, an Event of Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default, Event of Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto; (e) the Borrower’s annual plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement for itself and its Restricted Subsidiaries on a Consolidated basis) no later than the earlier of (i) ten days after the delivery of financials pursuant to Section 5.1(a)(i) and (ii) April 30 of each fiscal year; (f) promptly after the commencement thereof, but in any event not later than five (5) Business Days after service of process with respect thereto, or the obtaining of knowledge by the Borrower, notice of each action, suit or proceeding before any court or Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect; and (g) promptly upon the reasonable written request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Terrorism Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested in writing by the Administrative Agent or any Lender (with any applicable Lender making its request through the Administrative Agent). Documents required to be delivered pursuant to Section 5.1(a) or Section 5.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide copies of the Covenant Compliance Certificates required by Section 5.2(a) to the Administrative Agent in accordance with the procedures set forth in Section 9.2. Except for such Covenant Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance

86 by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform, and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. 5.3 Payment of Obligations. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or such Restricted Subsidiary, as applicable, or (ii) the failure to do so, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.4 Conduct of Business and Maintenance of Existence. The Borrower shall, and shall cause each of its Restricted Subsidiaries to (a) continue to engage in business of the same general type as conducted by the Borrower and its Restricted Subsidiaries as of the Closing Date or as otherwise permitted by Section 6.12, (b) preserve, renew and keep in full force and effect its corporate or other legal existence, as applicable, except as permitted by Sections 6.4 and 6.5, (c) maintain all material rights, registrations, licenses, privileges and franchises necessary in the normal conduct of its business, and (d) comply with all Contractual Obligations and Requirements of Law except for such noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. 5.5 Maintenance of Property; Insurance. (a) The Borrower shall, and shall cause each other Loan Party to, keep all property necessary to its business in good working order and condition in all material respects (ordinary wear and tear and casualty excepted).

87 (b) The Borrower shall, and shall cause each other Loan Party to, maintain, with financially sound and reputable insurance companies or associations or through self-insurance, insurance on such of its property in at least such amounts and against such risks as are usually insured against in the same general area by companies similar in size and engaged in the same or a similar business and in compliance with the requirements of the Security Documents, and furnish to the Administrative Agent, upon request, full information as to the insurance carried. Upon request by the Administrative Agent, the Borrower shall deliver to the Administrative Agent insurance certificates certified by the Borrower’s insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. All such insurance shall, (i) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent and the Collateral Agent of written notice thereof (except as a result of non-payment of premium in which case only 10 days’ prior written notice shall be required), (ii) in the case of liability insurance, name the Collateral Agent as an additional insured party thereunder, and (iii) in the case of each property insurance policy, name the Collateral Agent as lender’s loss payee. 5.6 Inspection of Property; Books and Records; Discussions. The Borrower shall, and shall cause each Restricted Subsidiary to, keep proper books of records and account in which entries that are true and correct in all material respects and are in conformity with GAAP shall be made; and upon reasonable prior notice and at such reasonable times during usual business hours, permit representatives of the Administrative Agent and the Lenders to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers of the Borrower and its Restricted Subsidiaries and with its accountants (but not so as to materially interfere with the business of Borrower or its Subsidiaries) and in all cases subject to applicable law, Section 9.15 and the terms of applicable confidentiality agreements; provided, that neither the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (x) that constitutes non- financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (z) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that in any case where the previous proviso is applicable, (A) the Borrower shall notify the Administrative Agent in writing that information is being withheld as a result thereof and shall use commercially reasonable efforts to describe, to the extent both feasible and permitted under applicable Requirements of Law or Contractual Obligation, or without waiving such privilege, as applicable, the applicable information (including via redaction), (B) such obligation was not entered into in contemplation of this Section 5.6, and (C) such proviso shall not be construed to limit any representations and warranties or conditions in this Agreement or any other Loan Document; provided that, other than with respect to any visit at any time in which a Default or an Event of Default has occurred and is continuing, the Loan Parties shall not be required to pay the costs for more than one such visit per calendar year. 5.7 Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit as set forth in Section 3.14, and not for the purchasing or carrying of any Margin Stock. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a

88 statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U. No part of the proceeds of the Loans will be used by the Borrower or, to the knowledge of the Borrower, by any of the Borrower’s agents or employees, directly or, indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions if conducted by the Administrative Agent, a Lender or any other party hereto. 5.8 Hedging Obligations. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Hedging Obligation, except that the Borrower or any Restricted Subsidiary may enter into any Hedging Obligation that (i) is of a non-speculative nature, or (ii) is for the purpose of hedging the Borrower’s or such Restricted Subsidiary’s reasonably estimated interest rate, currency or commodity prices exposure. 5.9 Anti-Corruption Laws. The Borrower shall maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects. The Borrower shall ensure that it, any of its Subsidiaries and any of their respective directors, officers, employees or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is not and does not become a Sanctioned Person. 5.10 Environmental Laws. The Borrower shall, and shall cause each Restricted Subsidiary to: (a) comply with, and take reasonable steps to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, except for such noncompliance or failure to obtain as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws relating to real property owned, leased or occupied by the Borrower or any Restricted Subsidiary, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.11 Covenants Regarding Subsidiaries. (a) The Borrower will cause each of its wholly-owned Domestic Subsidiaries (other than any Excluded Subsidiary) that is a Significant Subsidiary hereafter formed (including by division) or acquired, or any Unrestricted Subsidiary that is redesignated as a Restricted

89 Subsidiary (to the extent it is a wholly-owned Domestic Subsidiary (other than any Excluded Subsidiary) that is a Significant Subsidiary), to execute and deliver to the Administrative Agent, no later than forty five (45) days after the formation or acquisition thereof (or such longer period as may be reasonably acceptable to the Administrative Agent), a Joinder Agreement and such other documentation as the Administrative Agent shall reasonably deem appropriate to grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary and, in connection therewith, cause to be delivered to the Administrative Agent the following, in each case in form and substance reasonably acceptable to the Administrative Agent, (A) a customary written opinion of counsel as to such matters relating thereto as the Administrative Agent may reasonably request, (B) certified copies of the Organic Documents of such Subsidiary, along with appropriate resolutions and an incumbency certificate of such Subsidiary, (C) if any Capital Stock owned or issued by such Subsidiary is certificated, deliver to the Administrative Agent such original certificated Capital Stock or other certificates and stock or other transfer powers evidencing such Capital Stock, (D) such updated Schedules to the Security Documents as requested by the Administrative Agent with respect to such Subsidiary, and (E) such other agreements, instruments, approvals or other documents as the Administrative Agent may reasonably request with respect thereto. The Borrower may, with the consent of the Administrative Agent (not to be unreasonably withheld in the case of a Domestic Subsidiary), elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor by, concurrently with such election, executing and/or delivering to the Administrative Agent each of the deliverables required in the preceding sentence, including but not limited to deliverables of the type referred to in Section 4.1(l). (b) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the foregoing provisions of this Section 5.11 shall not require the execution and delivery of any document governed by any law (other than the laws of the United States or a political subdivision thereof) or the making of any filings in any jurisdiction or office (other than a jurisdiction or office within the United States or any political subdivision thereof). (c) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the foregoing provisions of this Section 5.11 shall not require the creation or perfection of pledges of or security interests in the assets of (including pledges of Capital Stock of Foreign Subsidiaries), or the obtaining of legal opinions or other deliverables with respect to, or the provision of guarantees by any Subsidiary, if and for so long as the Administrative Agent, in consultation with the Borrower, reasonably determines that the cost of creating or perfecting such pledges or security interests or obtaining such legal opinions or other deliverables, or providing such guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. 5.12 Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay or discharge all tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings that stay the enforcement of such claim and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to pay such liabilities, individually or in the aggregate, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

90 5.13 Designation of Restricted and Unrestricted Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the financial covenants set forth in Section 6.1 on a pro forma basis, as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.1(a), and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with such ratios, and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is at such time a “Restricted Subsidiary” (or the equivalent) for purposes of any Material Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value (as determined by the Borrower in good faith) of the Borrower’s or its Restricted Subsidiaries’, as applicable, Investments therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value (as determined by the Borrower in good faith) at the date of such designation of the Borrower’s or its Subsidiaries’, as applicable, Investment in such Subsidiary. Notwithstanding the foregoing, (A) if, at any time, any Unrestricted Subsidiary shall (1) guarantee or otherwise provide credit support for, or otherwise be designated as a “Restricted Subsidiary” (or equivalent term) under, any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries or (2) hold or acquire, whether by contribution, Investment or otherwise, any Material Intellectual Property, then, in each case, such Unrestricted Subsidiary shall automatically and without further action be re-designated as a Restricted Subsidiary hereunder, and (B) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns any Material Intellectual Property. “Material Intellectual Property” means any Intellectual Property that is, in the reasonable determination of the Borrower, material to the operation of the business of the Borrower and its Subsidiaries, taken as a whole. 5.14 Certain Post-Closing Obligations. As promptly as practicable, but in any event, within the respective time periods referred to therein (as each such time period may be extended by the Administrative Agent in its reasonable discretion), the Borrower shall take the actions set forth on Schedule 5.14 hereto. 5.15 Further Assurances. The Borrower will, and will cause its Restricted Subsidiaries to, (a) execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable Requirement of Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties, (b) provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or

91 intended to be created by the Security Documents, and (c) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation. SECTION 6. NEGATIVE COVENANTS The Borrower hereby agrees that from and after the Closing Date and until Payment in Full: 6.1 Financial Condition Covenants. The Borrower shall not: (a) Total Net Leverage Ratio. Permit the Total Net Leverage Ratio as of the last day of any fiscal quarter for the four fiscal quarter period then ended, beginning with the fiscal quarter ending September 30, 2025, to be greater than (i) 4.25:1.00 for the period from the Closing Date until and including December 31, 2025, and (ii) 4.00:1.00 thereafter. (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, determined as of the last day of any fiscal quarter for the four fiscal quarter period then ended, beginning with the fiscal quarter ending September 30, 2025, to be less than 1.20:1.00. 6.2 Limitation on Indebtedness. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, issue, incur, assume or suffer to exist any Indebtedness except for: (a) Indebtedness created hereunder and under the other Loan Documents, and Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (a); (b) Indebtedness existing on the Closing Date, and other than with respect to any such Indebtedness of (i) any Loan Party to any other Loan Party, or (ii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, set forth in Schedule 6.2 and Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (b); (c) Capitalized Lease Obligations and other Indebtedness secured by any purchase money Lien incurred in connection with the acquisition by the Borrower or any Restricted Subsidiary of equipment or other fixed assets, in an aggregate principal amount outstanding not exceeding the greater of (x) $10,000,000 and (y) 1.5% of Consolidated Total Assets at the time of incurrence thereof, and Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (c); (d) Guarantees of Indebtedness of the Borrower or any other Restricted Subsidiary, which Indebtedness is otherwise permitted to be incurred under this Section 6.2, and all to the extent permitted by Section 6.7;

92 (e) Indebtedness of (i) any Loan Party to any other Loan Party, (ii) any Restricted Subsidiary that is not a Loan Party to the Borrower or any other Restricted Subsidiary to the extent permitted by Section 6.7, and (iii) any Loan Party to any Restricted Subsidiary that is not a Loan Party; provided that all such Indebtedness permitted under this subclause (iii) shall be subordinated to the Obligations; (f) Indebtedness of Foreign Subsidiaries incurred on or after the Closing Date in an aggregate principal amount not to exceed the greater of (x) $6,000,000 and (y) 1.0% of Consolidated Total Assets at the time of incurrence thereof; (g) (i) the Senior Notes and any Permitted Refinancing Indebtedness in respect thereof, and (ii) other unsecured Indebtedness of a Loan Party so long as (A) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (B) the Administrative Agent shall have received reasonably satisfactory written evidence that the Borrower shall be in compliance with the financial covenants set forth in Section 6.1 on a pro forma basis as of the last day of the most recent four fiscal quarter period of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Section 4.1(i), 5.1(a)(i) or 5.1(a)(ii), as applicable, after giving effect to the issuance of such Indebtedness and use of proceeds thereof, (C) such Indebtedness does not mature, or require any principal amortization or mandatory prepayment, put right or sinking fund obligation prior to the date that is 91 days after the then latest scheduled maturity date of the Loans and Commitments (other than reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (A) a change of control, (B) an asset sale or other fundamental change, or (C) incurrence of Indebtedness); provided that any Indebtedness consisting of a customary bridge facility shall be deemed to satisfy this requirement so long as such Indebtedness automatically converts into long-term debt which satisfies this clause (C), (D) the terms of such Indebtedness reflect market terms (taken as a whole) at the time of issuance, and (E) the terms of such Indebtedness do not include any financial maintenance covenants that are not included in this Agreement or that are more restrictive than the financial maintenance covenants set forth in Section 6.1, and any Permitted Refinancing Indebtedness in respect of Indebtedness otherwise permitted under this clause (g) (and, in each case, any guarantees thereof by the Guarantors); (h) Indebtedness of the Borrower or any Restricted Subsidiary to the seller(s) (or any representative or designated transferee thereof) of any business or assets permitted to be acquired by the Borrower or any Restricted Subsidiary under this Agreement constituting a portion of the purchase price therefor in an aggregate amount not exceeding $12,500,000 at any time outstanding; (i) any Hedging Obligation that (i) is of a non-speculative nature, and (ii) is for the purpose of hedging the Borrower’s or such Restricted Subsidiary’s interest rate, currency exposure or commodity exposure, in each case in the ordinary course of business; (j) (i) Indebtedness in respect of letters of credit (including trade letters of credit, but excluding any Letter of Credit issued under this Agreement), bank guarantees or similar instruments issued or incurred in the ordinary course of business; and (ii) Indebtedness consisting of workers compensation claims, health, disability or other employee benefits or property, casualty

93 or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; (k) Indebtedness in respect of bid, performance, surety, stay, customs, appeal or replevin bonds or performance and completion guarantees and similar obligations issued or incurred in the ordinary course of business and in each case not in connection with Indebtedness for money borrowed; (l) Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under Section 7.1(i); (m) Cash Management Obligations and other Indebtedness in respect of card obligations, netting services, overdraft protections and similar cash management arrangements, in each case in the ordinary course of business; (n) Indebtedness consisting of (x) the financing of insurance premiums with the providers of such insurance or their affiliates or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; (o) Indebtedness consisting of obligations to make payments to current or former officers, directors and employees, their respective estates, spouses or former spouses with respect to the cancellation, or to finance the purchase or redemption, of Capital Stock of the Borrower to the extent permitted by Section 6.6; (p) Indebtedness in the form of earn-outs or customary working capital adjustments in connection with Permitted Acquisitions; (q) (i) Indebtedness of a Person acquired in a Permitted Acquisition existing at the time such Person becomes a Restricted Subsidiary and not created in contemplation thereof (provided that, after giving effect to the acquisition of such Person, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing or would arise after giving effect thereto), and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (q); provided that the aggregate principal amount of Indebtedness incurred under this clause (q) shall not exceed $12,500,000; (r) Disqualified Stock of the Borrower in an aggregate amount at any time outstanding not to exceed the greater of (x) $13,500,000 and (y) 2.25% of Consolidated Total Assets at the time of incurrence thereof; (s) Indebtedness of the Borrower and its Restricted Subsidiaries outstanding not to exceed the greater of (x) $13,500,000 and (y) 2.25% of Consolidated Total Assets at the time of incurrence thereof; and (t) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (s) above.

94 6.3 Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for: (a) Liens created hereunder or under any of the other Loan Documents; (b) any Lien on any property of the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 6.3 and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien shall not apply to any other property of the Borrower or any Restricted Subsidiary other than (A) improvements and after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof, and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof; (c) rights of setoff and similar arrangements and Liens in respect of Cash Management Obligations and in favor of depository and securities intermediaries to secure obligations owed in the ordinary course of business in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and fees and similar amounts related to bank accounts or securities accounts (including Liens securing letters of credit, bank guarantees or similar instruments supporting any of the foregoing); (d) Liens on assets of a Restricted Subsidiary which is not a Loan Party securing Indebtedness of such Restricted Subsidiary permitted by Section 6.2; (e) Liens (i) on “earnest money” or similar deposits or other cash advances in connection with acquisitions permitted by Section 6.7, or (ii) consisting of an agreement to dispose of any property in an Asset Disposition permitted under Section 6.5, including customary rights and restrictions contained in such agreements; (f) Liens for Taxes, assessments, fees and other charges of any Governmental Authority that are not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or a Restricted Subsidiary, as applicable, in conformity with GAAP; (g) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, shippers’, laborers’ or other like Liens arising in the ordinary course of business which are not overdue for a period of more than forty-five (45) days and, if overdue, for which adequate reserves have been posted under GAAP; (h) pledges or deposits in connection with payroll taxes, workers’ compensation, unemployment insurance and other social security legislation or securing liability for customary reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary in the ordinary course of business;

95 (i) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (j) Liens created by or resulting from litigation or legal proceedings in the ordinary course of business or in respect of judgments, decrees, attachments or awards that, in each case, do not constitute an Event of Default under Section 7.1(i); (k) easements, rights-of-way, restrictions, zoning and other similar encumbrances on real property incurred in the ordinary course of business which, in the aggregate, are not likely to cause a Material Adverse Effect; (l) Liens securing Indebtedness permitted by Section 6.2(c); provided that no such Lien covers any property other than the property subject to such Capitalized Lease Obligation, or acquired in connection with the incurrence of such Indebtedness, as applicable, and the proceeds thereof; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender; (m) Liens arising from the filing of precautionary UCC financing statements (or other similar filings in other applicable jurisdictions) regarding operating leases or other obligations not constituting Indebtedness; (n) leases, licenses, subleases or sublicenses granted to others, including in respect of intellectual property which do not secure any Indebtedness; (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods; (p) Liens securing insurance premiums financing arrangements; provided that the amount so secured does not exceed the annual premiums in respect of such insurance premiums at any one time outstanding; (q) Liens on any property of (i) any Loan Party in favor of any other Loan Party, and (ii) any Restricted Subsidiary that is not a Loan Party in favor of the Borrower or any other Restricted Subsidiary; (r) Liens arising from any interest of a lessor under any real property lease or sublease agreement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business; (s) Liens, provided that a Lien shall be permitted to be incurred pursuant to this clause (s) only if at the time such Lien is incurred the aggregate principal amount of the obligations secured at such time (including such Lien) by Liens outstanding pursuant to this clause (s) would not exceed the greater of (x) $7,000,000 and (y) 3.5% of EBITDA determined for the most-recently ended four fiscal quarter period for which the Administrative Agent has received financial statements pursuant to Section 4.1(i) or Section 5.1, as applicable;

96 (t) Liens on Property (i) of a Person that becomes a Restricted Subsidiary existing at the time that such Person becomes a Restricted Subsidiary in connection with a Permitted Acquisition hereunder, and (ii) of the Borrower or any of its Restricted Subsidiaries existing at the time such Property is purchased or otherwise acquired by the Borrower or such Restricted Subsidiary pursuant to a transaction permitted hereunder and, in each case any modification, replacement, renewal and extension thereof; provided that with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens do not encumber any Property other than Property encumbered at the time of such acquisition or such Person becoming a Restricted Subsidiary and the proceeds and products thereof and are not all asset Liens, (C) such Liens do not attach to any other Property of the Borrower or any of its Restricted Subsidiaries, and (D) such Liens will secure only those obligations which it secures at the time such Permitted Acquisition, purchase or acquisition occurs; provided that in the case of clauses (B), (C) and (D), individual financings of equipment and related software provided by a lender otherwise permitted under this clause (t) may be cross-collateralized to other financings of equipment and related software provided by such lender to the Borrower and its Restricted Subsidiaries that are otherwise permitted hereunder at the time of such acquisition; (u) Liens on Escrowed Debt Proceeds for the benefit of the holders of the Escrowed Debt (or the underwriters, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of incurrence of any Escrowed Debt or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Escrowed Debt and are held in an escrow account or similar arrangement to be applied solely for such purpose; (v) Liens (i) on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted by this Agreement, and (ii) in favor of a trustee in an indenture to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee; (w) to the extent constituting Liens, options, put and call arrangements, rights of refusal and similar rights relating to Investments in joint ventures, partnerships and the like which are permitted under this Agreement; (x) Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Borrower and its Restricted Subsidiaries in the ordinary course of business; (y) Liens on Capital Stock of an Unrestricted Subsidiary to the extent such Liens constitute an Investment permitted by Section 6.7; (z) Liens incurred or assumed in connection with the issuance of revenue bonds that are permitted to be issued under this Agreement, the interest on which is tax exempt under the Code; and

97 (aa) extensions, renewals or replacements of any Liens referred to in clauses (a), (l) or (t) in connection with the refinancing of the obligations secured thereby; provided that such Lien does not extend to any other property and, except as contemplated by the definition of Permitted Refinancing Indebtedness, the amount secured by such Lien is not increased. 6.4 Limitation on Amendments to Organic Documents and Other Fundamental Changes. The Borrower shall not, and shall not permit any Restricted Subsidiary to, (a) make any amendment to its Organic Documents in a manner that would reasonably be expected to be materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; or (b) enter into any merger, division, consolidation or amalgamation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) except (i) any merger, consolidation or amalgamation, of a Restricted Subsidiary that is a Loan Party into the Borrower, with the Borrower being the survivor thereof, or between or among the Restricted Subsidiaries, provided that if such transaction involves a Loan Party, then a Loan Party is the survivor thereof, (ii) any merger, consolidation or amalgamation in connection with a Permitted Acquisition, so long as if such merger, consolidation or other transaction involves the Borrower, the Borrower is the survivor thereof or involves a Loan Party, other than the Borrower, a Loan Party is the survivor thereof, and (iii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; or (c) convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets to any Person other than (i) the Borrower or another Loan Party; provided that if the party conveying, selling, leasing, assigning, transferring or disposing is not a Loan Party, such disposition shall be (x) for no more than fair market value (as determined in good faith by the Borrower) or (y) treated as an Investment in such non-Loan Party and otherwise made in compliance with Section 6.7, or (ii) solely in the case of a conveyance, sale, lease, assignment, transfer or other disposition by a Restricted Subsidiary that is not a Loan Party, a Loan Party (so long as such transfer or other disposition is for no more than fair market value) or any other Restricted Subsidiary that is not a Loan Party, except for any Asset Disposition in compliance with Section 6.5. 6.5 Limitation on Sale of Assets. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) such Asset Disposition is for at least fair market value (as determined in good faith by the Borrower), (ii) no Default or Event of Default has occurred and is continuing or would result from such Asset Disposition, (iii) if the aggregate consideration received in connection with such Asset Disposition or series of related Asset Dispositions is in excess of $25,000,000, at least 75% of the consideration for such Asset Disposition consists of cash or Cash Equivalents, and (iv) after giving effect to such Asset Disposition and any Indebtedness incurred in connection therewith, the Borrower shall be in compliance with each financial covenant set forth in Section 6.1 on a pro forma basis as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Section 4.1(i), 5.1(a)(i) or 5.1(a)(ii), as applicable and, if the consideration for such Asset Disposition is in excess of $50,000,000, shall have provided a Covenant Compliance Certificate to the Administrative Agent to such effect (which Covenant Compliance Certificate shall also confirm that all of the requirements set forth in this Section 6.5 have been satisfied or will be satisfied on or prior to the consummation of such Asset Disposition). Notwithstanding anything to the contrary set forth herein, (i) any Asset Disposition of a Specified Investment shall not be subject to the foregoing restrictions or

98 limitations and (ii) no intellectual property regularly used in the Borrower’s or any Restricted Subsidiary’s core business lines (including, without limitation, electronic facsimile related intellectual property) or any other material intellectual property of the Borrower or any Restricted Subsidiary shall be sold, transferred, assigned, conveyed, transferred or otherwise disposed of to any Unrestricted Subsidiary. 6.6 Limitation on Restricted Payments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, (a) if a corporation, declare or pay any dividend on (other than dividends payable solely in Qualified Stock of the Borrower or its Restricted Subsidiaries) its Capital Stock, (b) if a partnership, limited liability company or other entity, make any distribution (other than distributions payable solely in Qualified Stock of the Borrower or its Restricted Subsidiaries) with respect to the ownership interests therein, (c) make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Restricted Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, (d) make any payments (whether of principal, interest or otherwise) on Indebtedness for borrowed money that is subordinated in right of payment to the Obligations pursuant to a written agreement to that effect or any other Indebtedness that is secured by a Lien on the assets of the Borrower or any of its Restricted Subsidiaries that is junior in priority to the Liens securing the Secured Obligations (“Junior Obligations”) or in any case set forth in the foregoing clauses (a), (b) or (c), any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary, or (e) make any Specified 2028 Note Payments (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called “Restricted Payments”); provided, however, that: (i) (A) any Restricted Subsidiary may make Restricted Payments to the Borrower or to another Loan Party, (B) any Restricted Subsidiary that is a Domestic Subsidiary but not a Loan Party may make Restricted Payments to a Loan Party or another Restricted Subsidiary that is a Domestic Subsidiary, and (C) any Restricted Subsidiary that is a Foreign Subsidiary but not a Loan Party may make Restricted Payments to a Loan Party or any other Restricted Subsidiary; (ii) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Agreement; (iii) the Borrower may make payments on Junior Obligations to the extent permitted by the subordination agreement executed in favor of the Administrative Agent with respect thereto; (iv) at any time the Total Net Leverage Ratio equals or is less than 3.75:1.00, the Borrower may make additional Restricted Payments; provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided, further, that (1) the Total Net Leverage Ratio shall be determined for

99 the most recently ended four fiscal quarter period for which the Administrative Agent has received financial statements pursuant to Section 4.1(i) or Section 5.1, as applicable, and (2) such determination shall be made on a pro forma basis as though the applicable Restricted Payment was made on the first day of such four-quarter period; (v) at any time the Total Net Leverage Ratio exceeds 3.75:1.00, the Borrower may make additional Restricted Payments in an aggregate amount not in excess of $50,000,000 plus 50% of cumulative Consolidated Net Income for the period beginning with the first full fiscal quarter ending after the Closing Date and ending on the last day of the fiscal quarter ended prior to the date on which the applicable Restricted Payment is to be made, and for which fiscal quarter the Administrative Agent has received financial statements for the Borrower pursuant to Section 4.1(i) or Section 5.1, as applicable (which amount shall not be less than $0) plus, following the repayment in full of the 2026 Notes, the Net Proceeds received by the Borrower or the applicable Restricted Subsidiary in respect of Specified Investments (including an Asset Disposition in respect of any such Specified Investment); provided, that, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) (x) the Total Net Leverage Ratio shall be determined for the most recently ended four fiscal quarter period for which the Administrative Agent has received financial statements pursuant to Section 4.1(i) or Section 5.1, as applicable, and (y) such determination shall be made on a pro forma basis as though the applicable Restricted Payment was made on the first day of such four-quarter period; and (iii) Net Proceeds in respect of any Specified Investment shall only be used under this clause (v) to make Specified 2028 Note Payments; (vi) any non-wholly owned Restricted Subsidiary may make Restricted Payments to all holders of any class of Capital Stock of such Restricted Subsidiary on a pro rata basis or more favorable basis from the perspective of the Borrower or the Restricted Subsidiary of the Borrower that is the parent of such Restricted Subsidiary; (vii) the Borrower may repay, redeem, repurchase, defease or otherwise acquire or retire for value Junior Obligations with the proceeds of Permitted Refinancing Indebtedness permitted hereunder or so long as no Default or Event of Default has occurred and is continuing or would result therefrom, exchange or convert Junior Obligations for Qualified Stock; (viii) the Borrower may effect the non-cash repurchase of Capital Stock (A) deemed to occur upon the exercise of stock options, warrants or other similar stock based awards under equity plans of the Borrower, to the extent such Capital Stock represents a portion of the exercise price of those stock options, warrants or other similar stock-based awards under equity plans of the Borrower, or (B) in connection with tax withholdings related to such Capital Stock; (ix) the Borrower or any Restricted Subsidiary may pay cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants of any such Person, or (B) the conversion or exchange of convertible debt or other Capital Stock of any such Person; and

100 (x) the Borrower may purchase, redeem or acquire fractional shares of Capital Stock of the Borrower arising out of stock dividends, splits or combinations. 6.7 Limitation on Acquisitions, Investments, Loans and Advances. The Borrower shall not, and shall not permit any Restricted Subsidiary to, consummate any Acquisition, make or hold any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make or hold any other investment in (any of the foregoing, an “Investment”), any Person, except: (a) Cash Equivalents; (b) (i) extensions of trade credit made in the ordinary course of business, and (ii) Investments in respect of prepaid expenses or lease, utility and other similar deposits in the ordinary course of business; (c) (1) Investments (i) by a Loan Party in another Loan Party, and (ii) by a Restricted Subsidiary that is not a Loan Party in another Restricted Subsidiary or the Borrower, and (2) Investments composed of guaranties of performance related obligations (not constituting the payment of Indebtedness for borrowed money) in the ordinary course of business; (d) Investments existing on the Closing Date and, other than with respect to any such Investments by (i) any Loan Party in any other Loan Party, or (ii) any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, set forth on Schedule 6.7 and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.7; (e) payroll, travel and other loans or advances to, or guarantees issued to support the obligations of, officers and employees of the Borrower or any Restricted Subsidiary, in each case in the ordinary course of business, not in excess of $250,000 outstanding at any time; (f) Investments consisting of non-exclusive licensing of intellectual property to other Persons in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the business of the Borrower and its Restricted Subsidiaries; (g) any Hedging Agreement permitted under this Agreement; (h) Investments received in connection with the bankruptcy, reorganization or liquidation of, or the settlement of delinquent accounts or disputes with, any customers, suppliers, vendors or other account debtors, in each case in the ordinary course of business of the Borrower or its Restricted Subsidiaries; (i) Investments by the Borrower or any Restricted Subsidiary thereof in the form of Permitted Acquisitions; (j) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments in any fiscal year of the Borrower in an aggregate amount that shall not exceed $100,000,000 during such fiscal year;

101 (k) [reserved]; (l) so long as no Change of Control would result therefrom, Investments the payment for which consists of Qualified Stock of the Borrower; (m) additional Investments (other than Acquisitions); provided that (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving effect to such Investment and any Indebtedness incurred in connection therewith the Borrower shall be in compliance with each of the financial covenants set forth in Section 6.1 as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Section 4.1(i), 5.1(a)(i) or 5.1(a)(ii), as applicable and, if the amount of such Investment is in excess of $50,000,000, the Borrower shall have provided a Covenant Compliance Certificate to the Administrative Agent to such effect (which Covenant Compliance Certificate shall also confirm that all of the requirements set forth in this Section 6.7(m) have been satisfied or will be satisfied on or prior to the consummation of such Investment); (n) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary (other than any Person that becomes a Restricted Subsidiary as a result of a redesignation pursuant to Section 5.13) or consolidates or merges with the Borrower or any Restricted Subsidiary (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger; and (o) Investments resulting from the receipt of noncash consideration received in connection with any Asset Disposition permitted hereunder or any other disposition not constituting an Asset Disposition that is permitted hereunder. 6.8 Transactions with Affiliates. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service or the payment of any management or consulting fees, with or to any of the Borrower’s Affiliates, except for transactions that are (taken as a whole) upon terms not materially less favorable to the Borrower or such Restricted Subsidiary, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, provided, however, that nothing in this Section 6.8 shall prohibit (a) transactions between or among the Borrower and its Restricted Subsidiaries and any entity that becomes a Restricted Subsidiary provided that such transaction does not involve any other Affiliate; (b) any employment agreement, consulting agreement, severance agreement, employee benefit plan, compensation arrangement, equity incentive agreement, officer or director indemnification agreement or any similar arrangement entered into by, or policy of, the Borrower or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto; (c) payment of reasonable fees and reasonable compensation to, provision of customary benefits to and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Borrower or any Restricted Subsidiary; (d) loans and advances to officers, directors, consultants and employees of the Borrower or any Restricted Subsidiary for travel, entertainment, moving, other relocation and similar expenses, in each case made in the ordinary course of business; (e) transactions with landlords, customers, clients, suppliers, joint venture partners or purchasers

102 or sellers of goods and services, in each case in the ordinary course of business and not otherwise prohibited by this Agreement; (f) the existence of, and the performance by any Restricted Subsidiary of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational document or security holders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which, in the case of any of the foregoing pertaining to non-wholly owned Restricted Subsidiaries, is set forth on Schedule 6.8, and similar agreements that it may enter into thereafter, provided that the existence of, or the performance by any Restricted Subsidiary of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Closing Date shall only be permitted by this Section 6.8(f) to the extent not more adverse to the interest of the Lenders in any material respect when taken as a whole (in the good faith determination of the Borrower) than any of such documents and agreements as in effect on the Closing Date; (g) ordinary course non-exclusive license agreements relating to intellectual property not interfering in any material respect with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries; (h) issuance of Qualified Stock of the Borrower; and (i) transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Loan Parties; provided, however, that for the purposes of this clause (i), (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) such transactions shall not impair any Liens granted to the Administrative Agent on any Collateral or the value of the assets (taken as a whole) securing the Secured Obligations. 6.9 Fiscal Year. The Borrower shall not, without the prior written consent of the Administrative Agent, permit the fiscal year of the Borrower or any Restricted Subsidiary to end on a day other than December 31. 6.10 Prohibitions on Certain Agreements, Modifications to Certain Agreements. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into or permit to exist any indenture, agreement, instrument or other arrangement, other than the Loan Documents and the Senior Notes as in effect on the date hereof, that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the payment of indebtedness owed to the Borrower or any Restricted Subsidiary, the granting of Liens (except with respect to Capitalized Lease Obligations and Indebtedness permitted by Section 6.2(c), and then only with respect to the property encumbered thereby), or the declaration or payment of dividends, the making of loans or advances to the Borrower or any Restricted Subsidiary or the sale, assignment, transfer or other disposition of Property to the Borrower or any Restricted Subsidiary (except with respect to Capitalized Lease Obligations and Indebtedness permitted by Section 6.2(c), and then only with respect to the property encumbered thereby); provided that the foregoing shall not apply to any arrangement which (a) exists on the date hereof and (to the extent not otherwise permitted by this Section 6.10) is listed in Schedule 6.10, (b) is binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such arrangement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and only applies to the assets or property of such Restricted Subsidiary, (c) represents or arises in connection with Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 6.2 and only applies to the assets or property of such Restricted Subsidiary and its Subsidiaries, (d) arises in connection with any Asset Disposition permitted by Section 6.5 and applicable solely with respect to the assets or property to be sold in connection with such Asset Disposition, (e) is a provision in joint venture agreements

103 and other similar agreements applicable to joint ventures permitted under Section 6.7 and applicable solely to such joint venture, (f) is a negative pledge and restriction on Liens in favor of any holder of Indebtedness permitted under Section 6.2 but solely to the extent any negative pledge relates solely to the property financed by or secured by such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Obligations) or that expressly permits Liens for the benefit of the Collateral Agent and the Secured Parties with respect to the credit facility established hereunder and the Secured Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Indebtedness be secured by such Liens on an equal and ratable, or junior, basis, (g) is a customary restriction on leases, subleases, licenses or asset sale agreements otherwise not prohibited hereby so long as such restrictions may relate to the assets subject thereto, (h) is a customary provision restricting assignment or transfer of any agreement entered into in the ordinary course of business, (i) arises in connection with cash or other deposits permitted under Section 6.3 or is a restriction on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (j) is existing under or by reason of applicable law or any applicable rule, regulation or order, and (k) is a restriction in any one or more agreements governing Indebtedness entered into after the Closing Date that contain encumbrances and other restrictions that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to the Borrower or any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Closing Date pursuant to agreements and instruments in effect on the Closing Date or, if applicable, on the date on which such Restricted Subsidiary became a Restricted Subsidiary pursuant to agreements and instruments in effect on such date and not entered into in contemplation of such Person becoming a Restricted Subsidiary. 6.11 Sale-Leaseback Transactions. The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign or otherwise transfer any of its properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property unless (1) the Borrower or the Restricted Subsidiary would be entitled to (i) incur Indebtedness in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction pursuant to Section 6.2, and (ii) create a Lien on such property or asset securing such Attributable Debt pursuant to Section 6.3, in which case, the corresponding Indebtedness and Lien will be deemed incurred pursuant to those provisions, and (2) the Borrower complies with Section 6.5 in respect of such transaction. 6.12 Line of Business. Neither the Borrower nor any of its Restricted Subsidiaries shall engage in any business other than the types of businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Closing Date, and any business reasonably related, incidental, complementary or ancillary thereto or any business that is a reasonable extension, development or expansion thereof. 6.13 Anti-Terrorism Laws. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly knowingly (a) enter into any Contractual Obligation with any Person listed on the OFAC Lists; (b) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (c) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law; or (d) engage in or conspire

104 to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti- Terrorism Law. 6.14 Certain Amendments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend, modify, waive or supplement (or permit modification, amendment, waiver or supplement of) any of the terms or provisions of (a) any unsecured Indebtedness of a Loan Party that constitutes Material Indebtedness unless immediately after giving effect to such amendment, modification, waiver or supplement the terms of such Indebtedness would satisfy the requirements of Section 6.2(g)(ii)(D) and (E) if such Indebtedness were being issued or incurred at such time and such amendment, modification, waiver or supplement would not materially and adversely affect the rights or interests of the Administrative Agent, the Collateral Agent and the Lenders hereunder, or (b) any Junior Obligations in any respect which would materially and adversely affect the rights or interests of the Administrative Agent, the Collateral Agent and the Lenders hereunder, in each case of clauses (a) and (b), without the prior written consent of the Administrative Agent. 6.15 Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if Borrower were a U.S. Person, or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. SECTION 7. EVENTS OF DEFAULT 7.1 Events of Default. If any of the following events shall occur and be continuing: (a) The Borrower shall fail to pay (i) any principal of any Loan or any reimbursement obligation on any Letter of Credit when due, (ii) any interest on any Loan or interest on reimbursement obligation with respect to any Letter of Credit within three (3) Business Days after the date when due or (iii) any other amount payable hereunder or under any Loan Document within five (5) Business Days after any such other amount becomes due; or (b) Any representation or warranty made by any Loan Party herein or in any other Loan Document, as applicable, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made (except to the extent already qualified by materiality or by reference to Material Adverse Effect, in which case, it shall prove to have been incorrect in any respect); or (c) The Borrower shall default in the observance or performance of any agreement contained in Sections 5.1 or 5.2(a) (and such default shall continue unremedied for a

105 period of five (5) Business days after the earlier of (i) written notice thereof from the Administrative Agent to the Borrower and (ii) actual knowledge thereof by such Loan Party), 5.2(b), 5.2(d), 5.4(b) (with respect to the Loan Parties only), 5.7 or 5.13 or any provision of Section 6; or (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) written notice thereof from the Administrative Agent to the Borrower, and (ii) actual knowledge thereof by such Loan Party; or (e) Any material provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any material provision of any Loan Document shall at any time be contested by any Loan Party or any other party thereto (other than the Administrative Agent) in writing, or a proceeding shall be commenced by any Loan Party or such other party, or by any Governmental Authority or other Person having jurisdiction over any Loan Party or such other party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party or any such other party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document or any Loan Document shall cease to be in full force and effect; or (f) Any Loan Party shall (A) default in any payment of principal or interest, regardless of the amount, due in respect of any Material Indebtedness, in any case without regard to any period of grace provided in the instrument or agreement under which such Indebtedness was created, whether or not such default has been waived by the holders of such Indebtedness; or (B) default in the observance or performance of any other material agreement or condition relating to any such Indebtedness referred to in clause (A) of this Section 7.1(f) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Indebtedness to be required to be defeased or purchased; or (g) (i) The Borrower or any of the Significant Subsidiaries of the Borrower shall commence any voluntary case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any involuntary case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a

106 warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall take any action in writing in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or (h) Except as could not reasonably be expected to, and does not, result in a Material Adverse Effect (i) the Borrower or any of its Subsidiaries or ERISA Affiliates shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Title IV Plan, (ii) any failure of a Title IV Plan to satisfy the applicable minimum funding standard (as defined in Section 412 of the Code), (iii) any Termination Event shall occur, (iv) any Title IV Plan shall terminate, or (v) the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate thereof could reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; or (i) One or more judgments or decrees shall be entered against one or more of the Borrower or its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or fully covered by insurance under which the insurer has been notified of the potential claim and has not denied coverage) of $45,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof or in any event five (5) days before the date of any sale pursuant to such judgment or decree; or one or more non-monetary judgments or orders shall be entered against the Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which has not been stayed pending appeal, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (j) Any Loan Party shall fail to create and maintain a valid and perfected first priority perfected Lien in its respective portion of the Collateral (except (i) as otherwise permitted under the Loan Documents, (ii) to the extent such loss of perfection or priority results from the action or inaction of the Administrative Agent, the Collateral Agent or any Lender, and (iii) in respect of unperfected Liens in a portion of the Collateral with an aggregate value not in excess of the greater of (x) $20,000,000 and (y) 10% of EBITDA of the Borrower and its Restricted Subsidiaries for the then most-recently ended four consecutive fiscal quarter period); or (k) A Change of Control shall occur; then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically each Commitment and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable and (B) if such event is any other Event of Default, with the consent of the Required Lenders the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, take any or all

107 of the following actions: (i) by written notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments and the commitment to issue Letters of Credit to be terminated forthwith, whereupon the Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by written notice to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding sentence, the Issuing Bank or the Required Revolving Loan Lenders may demand that the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent or the Collateral Agent, as applicable, an amount equal to the Minimum Collateral Amount of the aggregate then undrawn and unexpired amount of such Letter of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent or the Collateral Agent, as applicable, to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations in accordance with Section 7.2. After all such Letters of Credit shall have expired or been fully drawn upon, the reimbursement obligation of the Borrower shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with this Section 7.1 for the benefit of all the Lenders, the Issuing Bank and the other Secured Parties; provided that the foregoing shall not prohibit (a) the Administrative Agent or Collateral Agent, as applicable, from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) the Issuing Bank or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.7, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to this paragraph, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 9.7(a), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In all cases, the Administrative Agent or the Collateral Agent, as applicable, may enforce any or all of the Liens and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. 7.2 Application of Payments and Proceeds. Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the principal amount of any of the

108 Loans, all payments and proceeds in respect of any of the Obligations received by the Administrative Agent, the Collateral Agent or any Lender under any Loan Document shall be applied as follows: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to the Administrative Agent or the Collateral Agent with respect to this Agreement or the other Loan Documents; second, to all fees (other than Letter of Credit fees owing to the Lenders and unused commitment fees), costs, indemnities, liabilities, obligations and expenses, including attorney’s fees, incurred by or owing to any Lender, the Issuing Bank or the Swing Line Lender with respect to this Agreement or the other Loan Documents; third, to accrued and unpaid Letter of Credit fees owing to the Lenders, unused commitment fees and interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations, including to make Cash Collateral deposits to secure existing obligations with respect to Letters of Credit in compliance with Section 2.20 or 7.1, and to the Secured Obligations owing to any counterparty in respect of any Lender Hedging Agreement and Cash Management Obligations; fifth, to any other Secured Obligations owing to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swing Line Lender or any Lender under the Loan Documents; and sixth, to the Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (b) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in this Section. Notwithstanding the foregoing, Secured Obligations owing to any counterparty in respect of any Lender Hedging Agreement and Cash Management Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable holders thereof following such acceleration or exercise of remedies and at least three (3) Business Days prior to the application of the proceeds thereof. Each holder of Secured Obligations owing to any counterparty in respect of any Lender Hedging Agreement and Cash Management Obligations that, in either case, is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have

109 acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of this Section 7 for itself and its Affiliates as if a “Lender” party hereto. 7.3 Credit Bidding. The Administrative Agent or the Collateral Agent, as applicable, on behalf of itself and the Secured Parties, shall have the right, exercisable at the direction of the Required Lenders, to credit bid and purchase for the benefit of the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent or the Collateral Agent under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent or the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent or the Collateral Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent or the Collateral Agent, as applicable, is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Capital Stock and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent or Collateral Agent, as applicable, with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.1. Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, Uniform Commercial Code sales or other similar dispositions of Collateral. SECTION 8. THE AGENTS 8.1 Appointment and Authority. (a) Each of the Collateral Agent, the Lenders and the Issuing Bank hereby irrevocably appoints, designates and authorizes USB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

110 (b) Each of the Administrative Agent, the Lenders and the Issuing Bank hereby irrevocably appoints and authorizes USB to act on its behalf as the Collateral Agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub- agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Section 8 and Section 9 (including Section 9.5 as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto. (c) The provisions of this Section 8 are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank, and, other than in connection with the resignation or removal of the Administrative Agent or the Collateral Agent under Section 8.6, none of the Borrower nor any Subsidiary thereof shall have rights as a third- party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any Requirements of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. 8.2 Rights as a Lender. The Person serving as the Administrative Agent or the Collateral Agent, as applicable, hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent, as applicable, hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto. 8.3 Exculpatory Provisions. The Administrative Agent, the Collateral Agent and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and their respective duties hereunder and under the other Loan Documents shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, the Collateral Agent nor any of their respective Related Parties: (a) shall be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

111 (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall have any duty to disclose or be liable for the failure to disclose, to any Lender, the Issuing Bank or any other Person, any credit or other any information concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Borrower or any of its Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent or the Collateral Agent, as applicable, or their respective Affiliates in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; (d) shall be required to account to any Lender or the Issuing Bank for any sum or profit received by either the Administrative Agent or the Collateral Agent for their respective accounts; (e) shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent or the Collateral Agent, as applicable, shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1 and in the second to last paragraph of Section 7.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment; provided that the Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default (and including an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent or the Collateral Agent, as applicable, by the Borrower, a Lender or the Issuing Bank; (f) shall be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the

112 creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable. Notwithstanding anything to the contrary herein or in any other Loan Document and without limiting the generality of this Section 8.3, the Collateral Agent shall not be required to take any action with respect to any remedial provision of this Agreement or any other Loan Document unless directed to do so by the Administrative Agent. 8.4 Reliance by Administrative Agent and the Collateral Agent. The Administrative Agent and the Collateral Agent shall each be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may each rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent or the Collateral Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent or the Collateral Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance, extension or increase of such Letter of Credit. The Administrative Agent and the Collateral Agent may each consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Bank that has signed this Agreement or a signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it is to become a Lender or Issuing Bank hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Bank or that is to be acceptable or satisfactory to such Lender or Issuing Bank. 8.5 Delegation of Duties. The Administrative Agent and the Collateral Agent may each perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent or the Collateral Agent, as applicable, and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent, as applicable, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or the Collateral Agent, as applicable. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent or

113 the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents. 8.6 Resignation of Administrative Agent and the Collateral Agent. Each of the Administrative Agent and the Collateral Agent may each resign at any time upon 30 days’ notice to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld, delayed or conditioned) (provided that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as an administrative agent or collateral agent on syndicated bank facilities in the ordinary course of its business with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or the Collateral Agent gives notice of its resignation, then the retiring Administrative Agent or the Collateral Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above (the date upon which the retiring Administrative Agent or the Collateral Agent is replaced, the “Resignation Effective Date”). Whether or not a successor has been appointed, the resigning Administrative Agent’s or Collateral Agent’s, as applicable, resignation shall become effective in accordance with its notice or resignation on the Resignation Effective Date. Any such resignation by the Administrative Agent hereunder shall also constitute, to the extent applicable, its (or its Affiliates) resignation as (i) Issuing Bank, (ii) Swing Line Lender and (iii) Collateral Agent, in which case such resigning Administrative Agent (or its Affiliate) (x) shall not be required to (I) issue any further Letters of Credit or (II) make any Swing Line Loans hereunder or (III) act as Collateral Agent and (y) shall maintain all of its rights as (I) Issuing Bank with respect to any Letters of Credit issued by it and (II) Swing Line Lender with respect to any Swing Line Loans hereunder and (III) Collateral Agent, as applicable, in each case, prior to the Resignation Effective Date. If the Person serving as Administrative Agent or the Collateral Agent, as applicable, is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent or Collateral Agent, as applicable, and, with the Borrower’s consent (such consent not to be unreasonably withheld, delayed or condition and provided further that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or Removal Effective Date, as applicable, (a) the retiring or removed Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent or the Collateral Agent shall continue to hold such collateral

114 security until such time as a successor Administrative Agent or the Collateral Agent is appointed, and (b) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent or the Collateral Agent, as applicable, shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders or the retiring Administrative Agent or Collateral Agent, as applicable, appoint a successor Administrative Agent or Collateral Agent as provided for above in this Section 8.6. Upon the acceptance of a successor’s appointment as Administrative Agent or the Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent or Collateral Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or the Collateral Agent as of the Resignation Effective Date or Removal Effective Date), and the retiring or removed Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or the Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s or the Collateral Agent’s, as applicable, resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, or the Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent or the Collateral Agent was acting as Administrative Agent or the Collateral Agent, as applicable or relating to its duties as Administrative Agent or Collateral Agent, as applicable, that are carried out following its retirement or removal, including, without limitation, any actions taken with respect to acting as Collateral Agent or otherwise holding any Collateral on behalf of any of the Secured Parties or in respect of any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent or Collateral Agent. 8.7 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender and the Issuing Bank expressly acknowledges that none of the Administrative Agent, the Collateral Agent nor any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Collateral Agent or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Collateral Agent or any of their respective Related Parties to any Lender, the Issuing Bank or any other Secured Party as to any matter, including whether the Administrative Agent, the Collateral Agent or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and the Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent and the Collateral Agent that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase

115 or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as they have deemed appropriate, made their own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory applicable laws relating to the transactions contemplated by this Agreement and the other Loan Documents, and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and the Issuing Bank also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries, and (ii) it will not assert any claim in contravention of this Section 8.7. 8.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Bank hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof. 8.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any amounts in respect of a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on a Loan Party) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, amounts owing in respect of Letters of Credit and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank, the Collateral Agent and the Administrative Agent under Sections 2.7 and 9.5) allowed in such judicial proceeding; and

116 (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Collateral Agent, each Lender and the Issuing Bank to make such payments to the Administrative Agent (and, if the Administrative Agent shall consent to the making of such payments directly to the Collateral Agent, the Lenders and the Issuing Bank, then directly to the Collateral Agent, the Lenders and the Issuing Bank) to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.7 and 9.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of the Collateral Agent, any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of the Collateral Agent, any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank or in any such proceeding. 8.10 Authorization to Execute Other Loan Documents. (a) Each Lender hereby authorizes the Administrative Agent and the Collateral Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Security Documents, any intercreditor agreements, and any subordination agreements) other than this Agreement. (b) Each of the Lenders (including in its or any of its Affiliate’s capacities as a holder of Lender Hedging Agreement and Cash Management Obligations) irrevocably authorize the Administrative Agent or the Collateral Agent, at its option and in its discretion: (i) to release any Lien on any Collateral granted to or held by the Collateral Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon Payment in Full, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Loan Party permitted under the Loan Documents, as certified by the Borrower, (C) to the extent that such Collateral consists of property leased to a Loan Party, upon termination or expiration (and non-renewal) of such lease, (D) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Loan Documents in accordance with clause (iii) below, (E) upon such property becoming an Excluded Asset, or (F) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.1; provided that any release of all or substantially of the Collateral shall be subject to Section 9.1(c); (ii) to subordinate any Lien on any Collateral granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien of the types permitted pursuant to Sections 6.3(l) and 6.3(t); provided that the subordination of all or substantially all of the Collateral shall be subject to Section 9.1(c); and

117 (iii) to release any Guarantor from its obligations under any Loan Documents upon (A) Payment in Full, (B) a sale or other disposition (including by way of consolidation or merger) of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Borrower or a Restricted Subsidiary) otherwise permitted by the Loan Documents, as certified by the Borrower, or (C) the designation in accordance with this Agreement of such Guarantor as an Unrestricted Subsidiary; provided that the release of Guarantors comprising substantially all of the credit support for the Secured Obligations shall be subject to Section 9.1(d). Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee Agreement pursuant to this Section 8.10(b). In each case as specified in this Section 8.10(b), the Administrative Agent or the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee Agreement, in each case in accordance with the terms of the Loan Documents and this Section 8.10(b) as certified by the Borrower. Notwithstanding the foregoing, if any Guarantor ceases to be a wholly owned Subsidiary, such Subsidiary shall not be released from its guarantee of the Secured Obligations unless either (x) it is no longer a direct or indirect Subsidiary of the Borrower or (y)(i) such transaction is entered into for a bona fide business purpose (as determined in good faith by the Borrower) and, for the avoidance of doubt, not for the primary purpose of causing such release, (ii) the portion of equity interests that caused such Guarantor to cease to be wholly owned were not transferred to an Affiliate of the Borrower (other than for purposes of a bona fide joint venture arrangement on terms that are not less favorable than arm’s-length terms), and (iii) after giving pro forma effect to the applicable release, the Borrower is deemed to have made a new Investment in such Subsidiary on the date of such release (as if such Subsidiary were not a Guarantor) in an amount equal to the portion of the fair market value (as determined in good faith by the Borrower) of the Borrower’s retained ownership interest in such restricted subsidiary and such Investment is permitted hereunder. (c) Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. 8.11 Lender Hedging Agreements and Cash Management Obligations. No holder of any Secured Obligations under Lender Hedging Agreements and any Cash Management Obligations that obtains the benefits of this Agreement or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.

118 Notwithstanding any other provision of this Agreement or the other Loan Documents to the contrary, the Administrative Agent and the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations under Lender Hedging Agreements and any Cash Management Obligations unless the Administrative Agent and the Collateral Agent have received a notice from holders of Secured Obligations entitled to share in the guaranties and collateral interests provided herein in respect of a Lender Hedging Agreement or Cash Management Obligation, as appropriate, together with such supporting documentation as the Administrative Agent or the Collateral Agent may reasonably request with respect to such Secured Obligations under Lender Hedging Agreements and any Cash Management Obligations from the applicable holders thereto and then only to the extent the Administrative Agent is making payments under Section 7.2. In addition, the Administrative Agent and the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Lender Hedging Agreements and any Cash Management Obligations in the case of the Revolving Loan Commitment Expiration Date. 8.12 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection

119 (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Collateral Agent and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Collateral Agent under this Agreement, any Loan Document or any documents related hereto or thereto). SECTION 9. MISCELLANEOUS 9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purposes of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders, the Borrower or any other Loan Party hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall: (a) reduce the amount or extend the maturity of, or other time of payment of principal on, any Loan, or (subject to clause (z) of this paragraph) reduce the rate or extend the time of payment of interest thereon, or (subject to clause (x) of this paragraph) reduce the amount, or extend the time of payment, of any fee, indemnity or reimbursement payable to any Lender hereunder, or increase or extend any Commitment (or reinstate any Commitment terminated pursuant to Section 7.1), in each case without the written consent of each Lender directly affected thereby; provided that (i) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 2.7(b) during the continuance of an Event of Default, and (ii) only the consent of the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if

120 the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable hereunder; or (b) (i) change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (ii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents (except in connection with a transaction permitted hereby), or (iii) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(e), 2.2(e), 2.10, 7.2 or 9.7(a) in each case in a manner that would alter the pro rata sharing of payments or order of application required thereby, in each case without the written consent of all the Lenders directly affected thereby; or (c) release or subordinate all or substantially all of the Collateral or release or subordinate any Security Document (or any Lien created thereby) which would have the effect of releasing all or substantially all of the Collateral without the written consent of each Lender; or (d) release all of the Guarantors or Guarantors comprising all or substantially all of the credit support for the Secured Obligations, in any case, from the Guarantee Agreement, without the written consent of each Lender; or (e) amend, modify, terminate or waive the rights or duties of the Administrative Agent or the Collateral Agent or any provision of Section 8 without the written consent of the Administrative Agent or Collateral Agent, as applicable; or (f) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans, or the rights or duties of the Swing Line Lender, without the written consent of the Swing Line Lender; or (g) amend, modify or waive any Loan Document so as to (i) extend the stated expiration date of any Letter of Credit beyond the date set forth in the definition of the Revolving Loan Commitment Expiration Date without the written consent of the Issuing Bank and each Lender holding a Revolving Loan Commitment that is affected thereby; (ii) reduce any reimbursement obligation in respect of any Letter of Credit without the written consent of the Issuing Bank and each Lender holding a Revolving Loan Commitment; (iii) amend, modify, terminate or waive any obligation of the Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.19 without the written consent of the Administrative Agent and the Issuing Bank; or (iv) amend, modify, terminate or waive any rights or duties of the Issuing Bank without the written consent of the Issuing Bank; or (h) waive any condition specified in Section 4.2 (i) to the making of any Revolving Loan or Swing Line Loan or the issuance of, amendment to increase the face amount of, or renewal or extension of, any Letter of Credit without the consent of the Required Revolving Loan Lenders or (ii) to the making of Delayed Draw Term Loans without the consent of the Required Delayed Draw Term Loan Lenders; or

121 (i) change the definition of (i) “Required Revolving Loan Lender” without the written consent of each Revolving Loan Lender or (ii) “Required Delayed Draw Term Loan Lender” without the written consent of each Delayed Draw Term Loan Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent, and all permitted successors and assigns of the Lenders, the Administrative Agent and the Collateral Agent. Notwithstanding the foregoing (x) any amendment, restatement or other modification to the Fee Letter shall require the consent of the Administrative Agent and the Borrower only, (y) the Administrative Agent and the Borrower may, with the consent of the other but without the consent of any other Person, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical or technical error, omission, mistake, defect or inconsistency and (z) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 2.9 in accordance with the terms of Section 2.9. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) enter into amendments or modifications to this Agreement (including amendments to this Section 9.1) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.22 (including as applicable, (1) to permit the Revolving Loan Commitment Increases and Incremental Term Loan Extensions to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include a Revolving Loan Commitment Increase and Incremental Term Loans in any determination of Required Lenders or similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, any waiver or amendment in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding

122 Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the Lenders with respect to such Class that would be required to consent thereto under this Section 9.1 if such Lenders were the only Lenders hereunder at the time. 9.2 Notices. (a) All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing unless otherwise expressly provided herein (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed to the parties at their addresses as set forth on the signature pages hereof or to such other address as may be hereafter notified by the respective parties hereto; provided that any notice, request or demand to or upon the Administrative Agent pursuant to Section 2.1, 2.2, 2.3, 2.4, 2.5 or 2.19 shall not be effective until received. (b) The Administrative Agent and the Collateral Agent shall each be entitled to rely and act upon telephonic notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, (ii) such notices are found not to have been authorized by the Borrower, or (iii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower hereby agrees to indemnify each of the Administrative Agent and the Collateral Agent from all losses, costs, expenses and liabilities resulting from the reliance by the Administrative Agent or the Collateral Agent, as applicable, on any such notice, unless such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Administrative Agent or Collateral Agent, as applicable. (c) Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent, the Collateral Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. For the avoidance of doubt, notices delivered by the Borrower to the Administrative Agent pursuant to Sections 2.1(d), 2.2(d), 2.5, and 2.21(d) hereof, may be made by electronic mail and need not include an executed signature; provided that such electronic notice shall be in a form acceptable to the Administrative Agent and from an officer of the Borrower covered by an incumbency certificate previously or concurrently delivered to the Administrative Agent. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or

123 communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (d) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). (e) The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or other Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Borrower Materials or the other Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials, the other Communications or the Platform. In no event shall the Administrative Agent, the Collateral Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non- appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses) arising out of the Borrower’s, any Loan Party’s or any Agent Party’s transmission of communications through Platform. Although the Platform is secured pursuant to generally-applicable security procedures and policies implemented or modified by the Administrative Agent and its Related Parties, each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that distribution of information through an electronic means is not necessarily secure in all respects, the Agent Parties are not responsible for approving or vetting the representatives, designees or contacts of any Lender or the Issuing Bank that are provided access to the Platform and that there may be confidentiality and other risks associated with such form of distribution. Each of the Borrower, each Lender and the Issuing Bank party hereto understands and accepts such risks. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, the Collateral Agent or any Lender (including the Borrower Materials) by means of electronic communications pursuant to this Section, including through the Platform. (f) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender

124 or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No course of dealing between the Borrower, the Administrative Agent, the Collateral Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. 9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement. 9.5 Payment of Expenses; Indemnification. (a) The Borrower and any other Loan Party, jointly and severally, shall pay, without duplication, (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of a single primary counsel for the Administrative Agent and the Collateral Agent and their affiliates, taken as a whole (and, if necessary, one local counsel in each applicable material jurisdiction (as materiality shall be determined by the Administrative Agent) and one specialty counsel in each relevant specialty)), in connection with the syndication of the credit facility established hereby, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent, the Collateral Agent, any Lender or Issuing Bank, taken as a whole (and, if necessary, one local counsel in each applicable material jurisdiction (as materiality shall be determined by the Administrative Agent and the Collateral Agent, the Lenders and/or the Issuing Bank, as the case may be, in their reasonable discretion) and one specialty counsel in each relevant specialty), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such

125 reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, penalties, damages, liabilities and related expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of a single counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single specialty or local counsel for all Indemnitees taken as a whole in each relevant specialty or jurisdiction, as applicable; provided that in the case of an actual or perceived conflict of interest with respect to any of the foregoing counsel, one additional counsel in each relevant specialty or jurisdiction, as applicable, to each group of affected Indemnitees similarly situated and taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Loan Party or any Subsidiary thereof, or any environmental claim related in any way to any Loan Party or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (B) result from a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party or such Subsidiary has obtained a final and non- appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (C) resulted from any dispute solely among Indemnitees (other than any dispute involving claims against an Indemnitee in its respective role as the Administrative Agent, the Collateral Agent, an Arranger or any other similar role) and not arising out of any act or omission of the Borrower or any of its Subsidiaries or Affiliates. This Section 9.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non- Tax claim. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Issuing Bank, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the

126 Collateral Agent (or any such sub-agent), the Issuing Bank, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Commitment Percentage at such time, or if the Commitments have been reduced to zero, then based on such Lender’s Commitment Percentage immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Bank or the Swing Line Lender solely in its capacity as such, only the Revolving Loan Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Loan Lenders’ Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Commitments have been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent), the Issuing Bank or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent), the Issuing Bank or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.1(e) and 2.2(e). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, the Borrower and each other Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, unless such damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee; provided that in no event shall any Indemnitee have any liability for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section shall be payable promptly after demand therefor. (f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder. 9.6 Successors and Assigns; Participations.

127 (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.6(b), (ii) by way of participation in accordance with Section 9.6(d), or (iii) by way of pledge or assignment of a security interest subject to Section 9.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, each such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Loan Commitment or Delayed Draw Term Loan Commitment and/or the corresponding Revolving Loans or Delayed Draw Term Loans at the time owing to it, or assignments to related Approved Funds that equal at least the amount specified in Section 9.6(b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 9.6(b)(i)(A) of this Section: (x) the aggregate amount of the Revolving Loan Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Loan Commitments are not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 for the Revolving Loan Commitments, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); provided, that the Borrower shall be deemed to have given its consent ten (10)

128 Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day. (y) the aggregate amount of the Delayed Draw Term Loan Commitments and/or outstanding Delayed Draw Term Loans, as applicable or, if the applicable Delayed Draw Term Loan Commitments are not then in effect, the principal outstanding balance of the Delayed Draw Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 for the Delayed Draw Term Loan Commitments and/or Delayed Draw Term Loans, as applicable, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day; provided, further, Delayed Draw Term Loan Commitments and Delayed Draw Term Loans shall be assigned ratably at any time both are outstanding (by way of example only, if a Delayed Draw Term Loan Lender assigns 20% of its outstanding Delayed Draw Term Loans (based on outstanding principal amount), such Lender also shall concurrently assign 20% of its Delayed Draw Term Loan Commitments (to the extent then outstanding), and the assignee thereof shall be required to assume both in order to give effect to the applicable assignment. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate facilities on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.6(b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (I) an Event of Default has occurred and is continuing at the time of such assignment, or

129 (II) such assignment is to a Lender, an Affiliate of a Lender, or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (C) the consent of the Issuing Bank and the Swing Line Lender shall be required for any assignment in respect of the Revolving Loan Commitments and Revolving Loans. (iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with all forms, certificates or other evidence each assignee is required to provide pursuant to Section 2.13(e) and a processing and recordation fee of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B). (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person). (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and, if applicable, participations in Letters of Credit and Swing Line Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without

130 compliance with the provisions of this Section, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.6(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.9, 2.11, 2.12, 2.13, 2.23 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section but otherwise complies with Section 9.6(d) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.6(d) (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void). (c) Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower, shall maintain at its offices, a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, and the right, title and interest of the Lender and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof such be effective until recorded therein. This Section 9.6(c) shall be construed so that the Loans are at all times maintained in “registered form” within the meanings of Section 163(f), 871(h)(2) and 881(c)(2) of the Code. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), the Borrower, any Affiliate or Subsidiary of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other

131 parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.5(c) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.1(a), 9.1(b), 9.1(c) or 9.1(d) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.12, 2.13 and 2.23 subject to the requirements and limitations therein, including the requirements under Section 2.13(e) (it being understood that the documentation required under Section 2.13(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided such Participant agrees to be subject to the provisions of Sections 2.15 as if it were an assignee under Section 9.6(b). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender; provided that such Participant agrees to be subject to Sections 7.2 and 9.7(a) as though it were a Lender. Each Lender that sells a participation pursuant to this Section shall maintain a register on which it records the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s participation interest with respect to the Loans and the Commitments (each, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to such Loans or Commitments for all purposes under this Agreement, notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as a non-fiduciary agent of the Borrower solely for purposes of applicable U.S. federal income tax law and undertakes no duty, responsibility or obligation to the Borrower (without limitation, in no event shall such Lender be a fiduciary of the Borrower for any purpose, except that such Lender shall maintain the Participant Register); provided no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish in connection with a Tax audit that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation) unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Non- US Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the

132 Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13 as though it were a Lender. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 9.7 Adjustments; Set-Off. (a) If any Lender (a “benefitted Lender”) shall at any time receive any payment of all or part of its Loans, or its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(g) or 8.9, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender (other than pursuant to Sections 2.11, 2.12, 2.13 or 9.5), if any, in respect of such other Lender’s Loans, its participation in Letters of Credit, or interest thereon, or fees, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Loans or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans or its participation in Letters of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. (b) If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender, the Issuing Bank, the Swing Line Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Requirements of Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, the Collateral Agent, such Lender, the Issuing Bank, the Swing Line Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Administrative Agent, the Collateral Agent, such Lender, the Issuing Bank or the Swing Line Lender or any of their respective Affiliates, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Lender, the Issuing Bank, the Swing Line Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of the Administrative Agent, the Collateral Agent, such Lender, the Issuing Bank, the Swing Line Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in

133 accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swing Line Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank, the Swing Line Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent, such Lender, the Issuing Bank, the Swing Line Lender or their respective Affiliates may have. Each Lender, the Issuing Bank and the Swing Line Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. 9.8 Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronically shall be effective as delivery of a manually executed counterpart of this Agreement. (b) The words “execute”, “execution”, “signed”, “signature”, “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the

134 executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (x) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (y) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. 9.9 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders). 9.10 Integration. This Agreement, together with the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Bank, the Swing Line Lender and/or an Arranger, represents the entire agreement of the Borrower, the Lenders, the Issuing Bank, the Collateral Agent and the Administrative Agent and supersede any and all previous agreements and understandings, oral or written, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 9.11 GOVERNING LAW. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York. 9.12 Consent to Jurisdiction; Venue; etc. (a) Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, the Issuing Bank, the Swing Line Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties

135 hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Requirements of Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (a) affect any right that the Administrative Agent, the Collateral Agent, any Lender, the Issuing Bank or the Swing Line Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction, (b) waive any law providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code §§ 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (c) affect which courts have personal jurisdiction over the Issuing Bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to a Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause. (b) Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law. 9.13 Acknowledgements. The Borrower hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) none of the Administrative Agent, the Collateral Agent, the Issuing Bank, or any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and (c) no joint venture exists among the Lenders, or among the Borrower and the Lenders.

136 9.14 Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. 9.15 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties in connection with the credit facility established hereby, on a need-to- know basis, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to the Borrower or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to the extent such Person’s compliance with this Section 9.15 is under its control, it agrees to be responsible for such compliance and for whom it shall be responsible for any breach by any one of them of this Section 9.15), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent’s, the Collateral Agent’s the Issuing Bank’s or any Lender’s regulatory compliance policy if the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by applicable Requirements of Law), (c) as to the extent required by applicable Requirements of Law or regulations or in any legal, judicial, administrative proceeding or other compulsory process based on the reasonable advice of counsel (in which case, the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by applicable Requirements of Law), (d) to any other party hereto, (e) as is necessary or advisable with the exercise of any remedies under this Agreement, under any other Loan Document or under any Lender Hedging Agreement or any agreement governing Cash Management Obligations or any action or proceeding relating to this Agreement, any other Loan Document or any Lender Hedging Agreement or any agreement governing Cash Management Obligations or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement and, in each case, their respective financing sources, and (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the prior written consent of the Borrower (not to be unreasonably withheld, delayed or conditioned), (h) if consisting of deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent, the Collateral Agent and

137 the Lenders in connection with the administration of the Loan Documents, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Lender, the Issuing Bank or any of their respective Affiliates from a third party that is not, to such Person’s knowledge (after reasonable inquiry), subject to confidentiality obligations to the Borrower or any of the Borrower’s Affiliates or their Related Parties, (j) to the extent that such information is independently developed by such Person without the use of any Information and without violating this Section 9.15, (k) to the extent required by an insurance company in connection with providing insurance coverage or providing reimbursement pursuant to this Agreement, or (l) for purposes of establishing a “due diligence” defense in any legal proceedings. For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits or impedes any individual from communicating or disclosing Information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person. 9.16 PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) or any other Anti-Terrorism Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act or such Anti- Terrorism Laws. 9.17 Keepwell. At such time as the Borrower is a Qualified ECP Guarantor at the time the guarantee by any Guarantor that is not a Specified Loan Party or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, the Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s obligations and undertakings under this Section 9.17 voidable under applicable bankruptcy or insolvency laws, and not for any greater amount). The obligations and undertakings of the Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

138 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 9.19 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 9.20 Reversal of Payments. To the extent any Loan Party makes a payment or payments to the Administrative Agent or the Collateral Agent, as applicable, for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent, the Collateral Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor

139 Relief Law, other applicable law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, the Collateral Agent and each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand its (or its applicable Affiliate’s) applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent plus interest thereon at a per annum rate equal to the Federal Funds Effective Rate from the date of such demand to the date such payment is made to the Administrative Agent or the Collateral Agent. 9.21 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent, the Collateral Agent and any Persons designated by the Administrative Agent, the Collateral Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied (other than contingent indemnification obligations not then due), any of the Commitments remain in effect or the credit facility established hereby has not been terminated. 9.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

140 (b) As used in this Section 9.22, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “FDIC” means the Federal Deposit Insurance Corporation. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 9.23 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, Issuing Bank or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.23(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

141 (b) Without limiting Section 9.23(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part): (i) (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and (ii) such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.23(b). (c) Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 9.23(a) or under the indemnification provisions of this Agreement. (d) An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making a payment on an Obligation, provided that in no event shall the Borrower or any other Loan Party, in connection with any claim made by any Person with respect to an Erroneous Payment, be required to (i) make any additional payment or (ii) make any payment with an accelerated due date, in each case with respect to any Obligation which has been or is to be paid by the Borrower or any other Loan Party. (e) To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment. (f) Each party’s agreements under this Section 9.23 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.

142 (g) Notwithstanding anything to the contrary herein or in any other Loan Document, it is agreed and understood that none of the Borrower or any of its Subsidiaries has acquired or incurred (or will acquire or incur) any obligations under this Section 9.23. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. CONSENSUS CLOUD SOLUTIONS, INC., a Delaware corporation By: Name: Vithya Aubee Title: Secretary Address for Notices: Consensus Cloud Solutions, Inc. 700 S. Flower Street, 15th Floor Los Angeles, California 90017 Attention: Vithya Aubee Fax: 13239271615 Email: vithya.aubee@consensus.com Signature page to Credit Agreement

Signature page to Credit Agreement U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title: U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent By: Name: Title: U.S. BANK NATIONAL ASSOCIATION, as Lender, Issuing Bank and Swing Line Lender By: Name: Title: Address for Notice: U.S. Bank National Association U.S. Bank Tower Los Angeles, 30th Floor 633 W 5th St Los Angeles, California 90071 mark h davis SVP mark h davis SVP mark h davis SVP

By: FLAGSTAR BANK, N.A., as Lender Name: RISTOPHER T. KORDES Title: Senior Vice President Address for Notice: Flagstar Bank, N.A. 1400 Broadway New York, NY 10018 Signature page to Credit Agreement

CITIZENS BANK, N.A., as Lender By: Name: Arianna Demarco Title: Vice President Address for Notice: Citizens Bank, N.A. Commercial Loan Operations Four Gateway Center 444 Liberty Avenue, Mailstop PAG120 Pittsburgh, PA 15222 Phone: (412) 867-3907 Attn: Catherine Manning Signature page to Credit Agreement

EXHIBIT A-1 to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF REVOLVING NOTE

Form of Revolving Note REVOLVING NOTE ____________, 20___ FOR VALUE RECEIVED, the undersigned, CONSENSUS CLOUD SOLUTIONS, INC., a Delaware corporation (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Revolving Loans of the Lender from time to time pursuant to that certain Credit Agreement, dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. The unpaid principal amount of this Revolving Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 2.7 of the Credit Agreement. All payments of principal and interest on this Revolving Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement. This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement and is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Note and on which such Obligations may be declared to be immediately due and payable. THIS REVOLVING NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Note. [Remainder of page intentionally left blank; signature page follows]

Form of Revolving Note IN WITNESS WHEREOF, the undersigned has executed this Revolving Note under seal as of the day and year first above written. CONSENSUS CLOUD SOLUTIONS, INC. By: ____________________________________________ Name: Title:

EXHIBIT A-2 to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF SWING LINE NOTE

Form of Swing Line Note SWING LINE NOTE ____________, 20___ FOR VALUE RECEIVED, the undersigned, CONSENSUS CLOUD SOLUTIONS, INC., a Delaware corporation (the “Borrower”), promises to pay to U.S. BANK NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Swing Line Loans of the Lender from time to time pursuant to that certain Credit Agreement, dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. The unpaid principal amount of this Swing Line Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 2.7 of the Credit Agreement. Swing Line Loans refunded as Revolving Loans in accordance with Section 2.21(f) of the Credit Agreement shall be payable by the Borrower as Revolving Loans pursuant to the Revolving Notes, and shall not be payable under this Swing Line Note as Swing Line Loans. All payments of principal and interest on this Swing Line Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement. This Swing Line Note is one of the Swing Line Notes referred to in the Credit Agreement and is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swing Line Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swing Line Note and on which such Obligations may be declared to be immediately due and payable. THIS SWING LINE NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swing Line Note. [Remainder of page intentionally left blank; signature page follows]

Form of Swing Line Note IN WITNESS WHEREOF, the undersigned has executed this Swing Line Note under seal as of the day and year first above written. CONSENSUS CLOUD SOLUTIONS, INC. By: ____________________________________________ Name: Title:

EXHIBIT A-3 to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF DELAYED DRAW TERM LOAN NOTE

Form of Delayed Draw Term Loan Note DELAYED DRAW TERM LOAN NOTE ____________, 20___ FOR VALUE RECEIVED, the undersigned, CONSENSUS CLOUD SOLUTIONS, INC., a Delaware corporation (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Delayed Draw Term Loans of the Lender from time to time pursuant to that certain Credit Agreement, dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. The unpaid principal amount of this Delayed Draw Term Loan Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 2.7 of the Credit Agreement. All payments of principal and interest on this Delayed Draw Term Loan Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement. This Delayed Draw Term Loan Note is one of the Delayed Draw Term Loan Notes referred to in the Credit Agreement and is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Delayed Draw Term Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Delayed Draw Term Loan Note and on which such Obligations may be declared to be immediately due and payable. THIS DELAYED DRAW TERM LOAN NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Delayed Draw Term Loan Note. [Remainder of page intentionally left blank; signature page follows]

Form of Delayed Draw Term Loan Note IN WITNESS WHEREOF, the undersigned has executed this Delayed Draw Term Loan Note under seal as of the day and year first above written. CONSENSUS CLOUD SOLUTIONS, INC. By: ____________________________________________ Name: Title:

EXHIBIT B to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF CONTINUATION NOTICE

Form of Continuation Notice CONTINUATION NOTICE Dated as of: U.S. Bank National Association, as Administrative Agent U.S. Bank Tower Los Angeles, 30th Floor 633 W 5th St Los Angeles, California 90071 Ladies and Gentlemen: This irrevocable Continuation Notice (this “Notice”) is delivered to you pursuant to Section 2.5 of the Credit Agreement dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Consensus Cloud Solutions, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. 1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)  Converting all or a portion of a Base Rate Loan into a Term SOFR Loan1 Outstanding principal balance: $_______________ Principal amount to be converted: $_______________ Requested effective date of conversion: Requested new Interest Period:  Converting all or a portion of a Term SOFR Loan into a Base Rate Loan2 Outstanding principal balance: $_______________ Principal amount to be converted: $_______________ Last day of the current Interest Period: Requested effective date of conversion: 1 Must be provided three Business Days prior to conversion date. 2 Must be provided one Business Day prior to conversion date.

Form of Continuation Notice  Continuing all or a portion of a Term SOFR Loan as a Term SOFR Loan3 Outstanding principal balance: $_______________ Principal amount to be continued: $_______________ Last day of the current Interest Period: Requested effective date of continuation: Requested new Interest Period: 2. The aggregate principal amount of all Loans and the aggregate Letter of Credit Amount of all Letters of Credit outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement. [Remainder of page intentionally left blank; signature page follows] 3 Must be provided three Business Days prior to continuation date.

Form of Continuation Notice IN WITNESS WHEREOF, the undersigned has executed this Continuation Notice as of the day and year first written above. CONSENSUS CLOUD SOLUTIONS, INC. By: ____________________________________________ Name: Title:

EXHIBIT C to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF BORROWING NOTICE

Form of Borrowing Notice BORROWING NOTICE Dated as of:1 U.S. Bank National Association, as Administrative Agent U.S. Bank Tower Los Angeles, 30th Floor 633 W 5th St Los Angeles, California 90071 Ladies and Gentlemen: This irrevocable Borrowing Notice is delivered to you pursuant to Section [2.1(d)] [2.2(d)] [2.21(d)] of the Credit Agreement dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Consensus Cloud Solutions, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. 1. The Borrower hereby requests that the Lenders make [a Revolving Loan] [a Delayed Draw Term Loan] [a Swing Line Loan] to the Borrower in the aggregate principal amount of $___________. 2. The Borrower hereby requests that such Loan(s) be made on the following Business Day: ___________________. (Complete with a Business Day in accordance with the Credit Agreement for Revolving Loans, Delayed Draw Term Loans or Swing Line Loans). 3. The Borrower hereby requests that such Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below: Component of Loan2 Interest Rate Interest Period (Term SOFR only) [Base Rate or Term SOFR]3 4. The aggregate principal amount of all Loans and the aggregate Letter of Credit Amount of all Letters of Credit outstanding as of the date hereof (including the Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement. 5. All of the conditions applicable to the Loan(s) requested herein as set forth in the Credit Agreement shall be satisfied as of the date of such Loan. 1 Must be received by the Administrative Agent: (a) in the case of a Term SOFR Loan, three Business Days prior to the proposed borrowing date or (b) in the case of a Base Rate Loan, on the proposed borrowing date. 2 Complete with the Dollar amount of that portion of the overall Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate, $8,000,000 may be requested at Term SOFR with an interest period of three months and $7,000,000 may be requested at Term SOFR with an interest period of one month). 3 Complete with (i) the Base Rate or Term SOFR for Revolving Loans or Delayed Draw Term Loans or (ii) the Base Rate for Swing Line Loans.

Form of Borrowing Notice [Remainder of page intentionally left blank; signature page follows]

Form of Borrowing Notice IN WITNESS WHEREOF, the undersigned has executed this Borrowing Notice as of the day and year first written above. CONSENSUS CLOUD SOLUTIONS, INC. By: ____________________________________________ Name: Title:

EXHIBIT D to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF COVENANT COMPLIANCE CERTIFICATE

Form of Covenant Compliance Certificate COVENANT COMPLIANCE CERTIFICATE Dated as of: The undersigned Responsible Officer, on behalf of Consensus Cloud Solutions, Inc., a Delaware corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows: 1. This certificate is delivered to you pursuant to Section 5.2 of the Credit Agreement dated as of July 9, 2025 the (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. 2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the __________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated. 3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto]. 4. As of the date of this certificate, the Applicable Margin and calculations determining such figures are set forth on the attached Schedule 1, the Borrower is in compliance with the financial covenants contained in Section 6.1 of the Credit Agreement as shown on such Schedule 1 and the Borrower and its Restricted Subsidiaries or Subsidiaries, as applicable, are in compliance with the other covenants contained in the Credit Agreement. 5. Set forth on the attached Schedule 2 is a list of each of the Immaterial Subsidiaries and the portion of the EBITDA and Consolidated Total Assets that is attributable to each of the Immaterial Subsidiaries. 6. Set forth on the attached Schedule 3 is a list of all Foreign Holding Companies, if any. 7. Set forth on the attached Schedule 4 is a list of all the Significant Subsidiaries, Restricted Subsidiaries, Unrestricted Subsidiaries and Loan Parties.

Form of Covenant Compliance Certificate [8. All of the requirements set forth in the definition of “Permitted Acquisition” in the Credit Agreement have been satisfied or will be satisfied on or prior to the consummation of the Permitted Acquisition.]1 [9. All of the requirements set forth in Section 6.5 of the Credit Agreement have been satisfied or will be satisfied on or prior to the consummation of the Asset Disposition.]2 [10. All of the requirements set forth in Section 6.7(m) of the Credit Agreement have been satisfied or will be satisfied on or prior to the consummation of the Investment.]3 [Remainder of page intentionally left blank; signature page follows] 1 Include, if applicable. 2 Include, if applicable. 3 Include, if applicable.

Form of Covenant Compliance Certificate IN WITNESS WHEREOF, the undersigned has executed this Covenant Compliance Certificate as of the day and year first written above. CONSENSUS CLOUD SOLUTIONS, INC. By: ____________________________________________ Name: Title:

Form of Covenant Compliance Certificate Schedule 1 to Covenant Compliance Certificate For the Quarter/Year ended (the “Statement Date”) 1. Total Net Leverage Ratio and Applicable Margin4 (a) Indebtedness on the applicable transaction date of the Borrower and its Restricted Subsidiaries on a Consolidated basis as described in clause (a), (b), and/or (f) of such definition in the Credit Agreement, minus $ (b) The lesser of the Unrestricted Cash Amount and $65,000,000 as of the applicable transaction date, to - $ (c) Aggregate amount of EBITDA (from Item 3 below) of the Borrower and its Restricted Subsidiaries for the four (4) fiscal quarters ended on or immediately prior to the transaction date for which financial statements are available $ Total Net Leverage Ratio ((1(a) minus 1(b)) divided by 1(c)) ___ to 1.00 Maximum permitted Total Net Leverage Ratio as set forth in Section 6.1(a) of the Credit Agreement []5 to 1.00 In Compliance? Yes/No Applicable Margin Leverage Level __ 2. Fixed Charge Coverage Ratio6 (a) EBITDA (from Item 3 below) plus Rentals paid in cash, minus $__________________ (b) Maintenance Capital Expenditures, minus - $________________ 4 In calculating Total Net Leverage Ratio, pro forma effect will be given to: (A) the creation, designation or redesignation of Restricted Subsidiaries and Unrestricted Subsidiaries; (B) the acquisition or disposition of companies, divisions or lines of businesses by the Borrower and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, in each case, to the extent such acquisition or disposition is given pro forma effect in accordance with the definition of EBITDA; and (C) the discontinuation of any discontinued operations that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four (4) full fiscal quarters for which the relevant financial information is available. 5 Beginning with the fiscal quarter ending September 30, 2025, (i) 4.25:1.00 for the period from the Closing Date until and including December 31, 2025, and (ii) 4.00:1.00 thereafter. 6 To be calculated for the Borrower and its Restricted Subsidiaries on a Consolidated basis.

Form of Covenant Compliance Certificate (c) Taxes in respect of income paid in cash (other than income in respect of Specified Investments and any proceeds thereof), minus - $_______________ (d) Restricted Payments paid in cash (excluding all principal payments in respect of the 2028 Notes made with proceeds (i) resulting from the sale of any Specified Investment and (ii) of any refinancing of the 2028 Notes in their entirety as permitted under Section 6.2(g) of the Credit Agreement so long as such refinancing Indebtedness has a scheduled maturity date at least 91 days after the Revolving Loan Commitment Expiration Date), to $_________________ (e) Fixed Charges7 $__________________ Fixed Charge Coverage Ratio ((2(a) minus 2(b) minus 2(c) minus 2(d)) divided by 2(e)) ___ to 1.00 Minimum permitted Fixed Charge Coverage Ratio as set forth in Section 6.1(b) of the Credit Agreement 1.20 to 1.00 In Compliance? Yes/No 3. EBITDA89 (a) Consolidated Net Income, $__________________ To the extent deducted in calculating Consolidated Net Income, the items set forth in the following clauses (i) through (vii), plus (i) Interest Expense, plus + $________________ (ii) any loss (or minus any net gain) included in the consolidated financial statements of such Person due to the application of Accounting Standards Codification Topic No. 810, plus + $________________ (iii) provision for taxes based on income, profits or capital (including state franchise taxes and similar taxes in the nature of income tax), and Depreciation and Amortization Expense and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), plus + $________________ 7 The sum of (i) cash Interest Expense; plus (ii) Rentals paid in cash; plus (iii) the amount of scheduled principal payments paid in cash in respect of (A) the Delayed Draw Term Loans and (B) any other Indebtedness described in clause (a), (b) or (f) of the definition thereof in the Credit Agreement that is scheduled to mature in more than one (1) year, or otherwise does not constitute a current liability, all calculated for the Borrower and its Restricted Subsidiaries on a Consolidated basis. 8 The sum of the following determined on a Consolidated basis, without duplication, and (except where otherwise expressly set forth in the Credit Agreement) for the Borrower and its Restricted Subsidiaries for the reference period ending on the Statement Date. 9 provided that, with respect to any Restricted Subsidiary, any addbacks listed below will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.

Form of Covenant Compliance Certificate (iv) non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards, plus + $________________ (v) all other non-cash charges (provided, in each case, that if any non- cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charges in the current period and (B) to the extent the Borrower elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus + $________________ (vi) any costs or expenses incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or equity option or phantom equity plan or any other management or employee benefit plan or agreement, plus + $________________ (vii) expenses consisting of internal software development costs that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP, plus + $________________ (b) Sum of (3(a)(i) through 3(a)(vii)) $_________________ (c) other add backs and adjustments reflected in a quality of earnings report provided by a “big four” accounting firm or a nationally recognized accounting firm (or any other accounting firm reasonably acceptable to the Administrative Agent) with respect to any Permitted Acquisition or other Investment permitted under Section 6.7 of the Credit Agreement, plus + $________________ (d) the amount of “run rate” cost savings, operating expense reductions, and synergies excluding, in all cases, revenue synergies or expense reductions related to any Specified Transaction or any restructuring, cost saving initiative, new contract or other initiative projected by the Borrower in good faith to be realized as a result of actions taken or with respect to which substantial steps have been taken or are expected to be taken within twelve (12) months after the relevant test period (which cost savings, operating expense reductions and synergies shall be calculated on a pro forma basis as though such Run Rate Benefits had been realized on the first day of the period for which EBITDA is being determined), as such Run Rate Benefits shall be set forth in reasonable detail in a certificate of the chief financial officer, treasurer or controller of the Borrower delivered to the Administrative Agent prior to the inclusion thereof in any determination of EBITDA, and, in each case, net of the amount of cost savings, operating expense reductions and synergies actually realized as a result thereof during the applicable period, and excluding any amount to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or EBITDA, whether through a pro forma adjustment, addback, exclusion or otherwise, for applicable period; provided, that the amount added back pursuant to this clause in any reference period shall not exceed, together with amounts excluded pursuant to clauses (3)(i)-(ii) of the definition of Consolidated Net Income, 25% of EBITDA + $_______________

Form of Covenant Compliance Certificate (calculated before giving effect to such exclusions and addbacks, as applicable), minus (e) to the extent included in any determination of Consolidated Net Income, all non-cash items increasing Consolidated Net Income (not including non-cash items in a period which reflect cash received or expected to be received in another period), minus - $________________ (f) to the extent included in any determination of Consolidated Net Income, interest income increasing Consolidated Net Income - $________________ EBITDA (3(a) plus 3(b) plus 3(c) plus 3(d) minus 3(e) minus 3(f)) $__________________

Form of Covenant Compliance Certificate Schedule 2 to Covenant Compliance Certificate Immaterial Subsidiaries

Form of Covenant Compliance Certificate Schedule 3 to Covenant Compliance Certificate Foreign Holding Companies

Form of Covenant Compliance Certificate Schedule 4 to Covenant Compliance Certificate Significant Subsidiaries Restricted Subsidiaries Unrestricted Subsidiaries Loan Parties

EXHIBIT E to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF ASSIGNMENT AND ACCEPTANCE

Form of Assignment and Acceptance ASSIGNMENT AND ACCEPTANCE This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the][each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee][respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swing line loans included in such facilities); provided that, Delayed Draw Term Loan Commitments and Delayed Draw Term Loans shall be assigned ratably at any time both are outstanding, and [the][each] Assignee shall be required to assume both in order to give effect to the applicable assignment, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor. 1. Assignor: [INSERT NAME OF ASSIGNOR] 2. Assignee(s): See Schedules attached hereto 1 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. 2 Select as appropriate. 3 Include bracketed language if there are multiple Assignees.

Form of Assignment and Acceptance 3. Borrower: Consensus Cloud Solutions, Inc., a Delaware corporation 4. Administrative Agent: U.S. Bank National Association, as the administrative agent under the Credit Agreement 5. Credit Agreement: The Credit Agreement dated as of July 9, 2025 among Consensus Cloud Solutions, Inc., as Borrower, the Lenders party thereto, and U.S. Bank National Association, as Administrative Agent and Collateral Agent (as amended, restated, supplemented or otherwise modified) 6. Assigned Interest: See Schedules attached hereto [7. Trade Date: ________________________]4 [Remainder of page intentionally left blank; signature page follows] 4 To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Acceptance Effective Date: _____________________, ___20_____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR] The terms set forth in this Assignment and Acceptance are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Name: Title: ASSIGNEES See Schedules attached hereto

Form of Assignment and Acceptance [Consented to and]5 Accepted: U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent[, Issuing Bank and Swing Line Lender] By: Name: Title: [Consented to:]6 CONSENSUS CLOUD SOLUTIONS, INC., as Borrower By: Name: Title: [Consented to:]7 [ISSUING BANK] By: Name: Title: [Consented to:]8 [SWING LINE LENDER] By: Name: Title: 5 To be added only if the consent of the Administrative Agent and/or the Swing Line Lender and Issuing Bank is required by the terms of the Credit Agreement. 6 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. 7 To be added only if the consent of the Issuing Bank(s) is required by the terms of the Credit Agreement. 8 To be added only if the consent of the Swing Line Lender(s) is required by the terms of the Credit Agreement.

Form of Assignment and Acceptance SCHEDULE 1 To Assignment and Acceptance By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Acceptance. Assigned Interests: Facility Assigned9 Aggregate Amount of Commitment/ Loans for all Lenders10 Amount of Commitment/ Loans Assigned11 Percentage Assigned of Commitment/ Loans12 CUSIP Number $ $ % $ $ % $ $ % [NAME OF ASSIGNEE]13 [and is an Affiliate/Approved Fund of [identify Lender]14] By: Name: Title: 9 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Revolving Loan Commitment,” etc.) 10 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 11 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 12 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 13 Add additional signature blocks, as needed. 14 Select as appropriate.

Form of Assignment and Acceptance ANNEX 1 to Assignment and Acceptance STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of [its][their respective] Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of [its][their respective] Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an eligible assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Acceptance 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopier or electronically shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F-1 to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF U.S. TAX COMPLIANCE CERTIFICATE (NON-PARTNERSHIP FOREIGN LENDERS)

Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Consensus Cloud Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. [NAME OF LENDER] By: Name: Title: Date: ___________ __, 20__

EXHIBIT F-2 to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF U.S. TAX COMPLIANCE CERTIFICATE (NON-PARTNERSHIP FOREIGN PARTICIPANTS)

Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Consensus Cloud Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party a thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. [NAME OF PARTICIPANT] By: Name: Title: Date: ___________ __, 20__

EXHIBIT F-3 to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN PARTICIPANT PARTNERSHIPS)

Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Consensus Cloud Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. [NAME OF PARTICIPANT] By: Name: Title: Date: ___________ __, 20__

EXHIBIT F-4 to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN LENDER PARTNERSHIPS)

Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Consensus Cloud Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. [NAME OF LENDER] By: Name: Title: Date: ___________ __, 20__

EXHIBIT G to Credit Agreement dated as of July 9, 2025 by and among Consensus Cloud Solutions, Inc., as Borrower, the several banks and other lenders party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent and Collateral Agent FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT THIS JOINDER AGREEMENT dated as of [______] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) to the Guarantee Agreement and the Collateral Agreement referred to below is entered into by and between [NAME OF NEW SUBSIDIARY], a [______] (the “New Subsidiary”), and U.S. BANK NATIONAL ASSOCIATION as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”) for the Lenders under the Credit Agreement referred to below. Statement of Purpose Reference is made to that certain Credit Agreement, dated as of July 9, 2025 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Consensus Cloud Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto (the “Lenders”) and U.S. Bank National Association, as Administrative Agent and Collateral Agent. In connection with the Credit Agreement, the Borrower and certain Subsidiaries of the Borrower have entered into the Guarantee Agreement and the Collateral Agreement referred to therein. Pursuant to Section 5.11 of the Credit Agreement, the New Subsidiary is required to become a party to the Guarantee Agreement as a guarantor thereunder and to the Collateral Agreement as a grantor thereunder. The New Subsidiary will obtain benefits as a result of the continued extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lenders to continue to extend credit to the Borrower under the Credit Agreement, the New Subsidiary hereby agrees as follows: 1. Supplement to Guarantee Agreement and Collateral Agreement. (a) The New Subsidiary hereby agrees that it is a Guarantor and a Subsidiary Guarantor under the Guarantee Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Guarantee Agreement. Each reference to “Subsidiary Guarantor”, “Guarantor”, “Subsidiary Guarantors” or the “Guarantors” in the Credit Agreement, the Guarantee Agreement and the other Loan Documents shall include the New Subsidiary, and each reference to the “Guarantee Agreement” or “Guaranty” as used therein shall mean the Guarantee Agreement as supplemented hereby. (b) The New Subsidiary hereby agrees that it is a Grantor under the Collateral Agreement as if a signatory thereof as a Grantor on the Closing Date, and the New Subsidiary shall comply with, and be subject to, and have the benefit of, all of the terms, covenants, conditions, agreements and obligations set forth in the Collateral Agreement. In furtherance (and without limitation) of the foregoing, pursuant to Section 2.1 of the Collateral Agreement, and as security for all of the Secured Obligations, the New Subsidiary hereby pledges, assigns and delivers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its right, title and interest in and to the Collateral as set forth in Section 2.1 of the Collateral Agreement, all on the terms and subject to the conditions set forth in the Collateral Agreement. Each reference to a “Grantor”, the “Grantors”, an “Issuer” or the “Issuers” in the Collateral Agreement and the other Loan Documents shall include each New Subsidiary and each reference “Collateral Agreement” or “Agreement” as used therein shall mean the Collateral Agreement as supplemented hereby. 2. Schedules; Representations and Warranties. The New Subsidiary hereby represents and warrants that (a) Schedule 1 hereto sets forth all information required to be listed on the Schedules to the Collateral Agreement in order to make each representation and warranty contained in Article III of the Collateral Agreement true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) with respect to the New Subsidiary as of the date hereof (and, with respect to this Agreement and the New Subsidiary, all references to the Closing Date in Article III shall mean the date hereof) and after giving effect to this Agreement and (b) after giving effect to this Agreement and to the incorporation into such Schedules, as applicable, of the information set forth in Schedule 1, each representation and warranty contained in Article III of the Collateral Agreement is true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) with respect to the New Subsidiary as of the date hereof (with all references to the Closing Date in Article III of the Collateral Agreement meaning the date hereof with respect to such New Subsidiary), as if such representations and warranties were fully set forth herein. 3. Acknowledgement and Consent. The New Subsidiary hereby acknowledges receipt of a copy of the Collateral Agreement, the Guarantee Agreement and the other Loan Documents to which it is a party and agrees for the benefit of the Administrative Agent, the Collateral Agent and the Secured Parties to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. 4. Miscellaneous. (a) This Agreement shall be a Loan Document (within the meaning of such term under the Credit Agreement), shall be binding upon and enforceable against the New Subsidiary and its successors and assigns, and shall inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. (b) The Borrower and each other Loan Party, jointly and severally, shall pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel, to the extent required pursuant to Section 9.5 of the Credit Agreement. (c) This Agreement may be executed in any number of counterparts and by different parties hereto in different counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which when taken together shall constitute one and the same agreement.

(d) All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to therein. (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. (f) A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy, pdf or other reproduction hereof. [Signature Page to Follow]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be executed under seal by its duly authorized officer as of the date first above written. [NAME OF NEW SUBSIDIARY] By: Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title: U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent By: Name: Title:

Schedule 1 to Joinder Agreement Schedules to the Collateral Agreement

SCHEDULE A to Credit Agreement Commitments Lender Revolving Loan Commitment Delayed Draw Term Loan Commitment Applicable Percentage of Revolving Loan Commitment and Delayed Draw Term Loan Commitment U.S. Bank National Association $25,000,000 $50,000,000 33.333333333334% Flagstar Bank, N.A. $25,000,000 $50,000,000 33.333333333333% Citizens Bank, N.A. $25,000,000 $50,000,000 33.333333333333% Total: $75,000,000 $150,000,000 100%

<u>SCHEDULE 3.13</u>
to
Credit Agreement

Subsidiaries

Entity	Jurisdiction of Formation	Immaterial Domestic Subsidiary?	Immaterial Foreign Subsidiary?	Restricted Subsidiary?
Catch Curve, Inc.	DE	Y	N/A	Y
Consensus Cloud Solutions Canada ULC	Canada	N/A	N	Y
Consensus Cloud Solutions International Ltd	Ireland	N/A	N	Y
Consensus Cloud Solutions, LLC	DE	N	N/A	Y
J2 Global Japan Y.K.	Japan	N/A	Y	Y
DotCom Limited	Hong Kong	N/A	Y	Y
MetroFax, Inc.	WA	Y	N/A	Y
J2 Global ANZ Limited	Ireland	N/A	Y	Y
J2 Global Netherlands B.V.	Netherlands	N/A	Y	Y

<u>SCHEDULE 3.17</u>
to
Credit Agreement

Capital Structure and Equity Ownership

Entity	Ownership (% of Interest owned by the Borrower or its Subsidiaries)	Description of Classes of Shares Issued and Outstanding (For Non-Wholly Owned Entities)
Catch Curve, Inc.	100% owned by Consensus Cloud Solutions, LLC	N/A
Consensus Cloud Solutions Canada ULC	100% owned by Consensus Cloud Solutions International Ltd	N/A
Consensus Cloud Solutions International Ltd	100% owned by Consensus Cloud Solutions, LLC	N/A
Consensus Cloud Solutions, LLC	100% owned by Consensus Cloud Solutions, Inc.	N/A
J2 Global Japan Y.K.	100% owned by Consensus Cloud Solutions, LLC	N/A
DotCom Limited	100% owned by Consensus Cloud Solutions, LLC	N/A
MetroFax, Inc.	100% owned by Consensus Cloud Solutions, LLC	N/A
J2 Global ANZ Limited	100% owned by Consensus Cloud Solutions International Ltd	N/A
J2 Global Netherlands B.V.	100% owned by Consensus Cloud Solutions International Ltd	N/A

SCHEDULE 5.14 to Credit Agreement Post-Closing Obligations 1. Within one-hundred and twenty (120) days after the Closing Date (as such date may be extended by the Administrative Agent in its reasonable discretion), the Loan Parties shall cause their Primary Deposit and Securities Accounts to be subject to “springing” account control agreements in favor of the Collateral Agent in order to grant and/or perfect the Collateral Agent’s Lien upon such accounts and all amounts and other items on deposit therein or credited thereto. 2. Within sixty (60) days after the Closing Date (as such period of time may be extended at the Collateral Agent’s discretion), deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, appropriate endorsements naming the Collateral Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance, and if requested by the Collateral Agent, copies of such insurance policies. 3. Within sixty (60) days after the Closing Date (as such period of time may be extended at the Collateral Agent’s discretion), deliver to the Collateral Agent original stock certificates or other certificates evidencing 100% of the certificated Capital Stock of MetroFax, Inc. and Catch Curve, Inc., together with undated stock powers for such certificates duly executed in blank by the registered owner thereof.

SCHEDULE 6.2 to Credit Agreement Existing Indebtedness None.

SCHEDULE 6.3 to Credit Agreement Existing Liens None.

SCHEDULE 6.7 to Credit Agreement Existing Investments 1. Equity investments (including SAFEs and warrants) in Lazarus Enterprises Inc.

SCHEDULE 6.8 to Credit Agreement Existing Contracts with Non-Wholly Owned Restricted Subsidiaries None.

SCHEDULE 6.10 to Credit Agreement Certain Agreements None.